FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-05

September 14, 2016	JPMCC 2016-JP3

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2016-JP3
$1,217,494,697 (Approximate Mortgage Pool Balance)

$1,077,483,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

Commercial Mortgage Pass-Through Certificates Series 2016-JP3

JPMorgan Chase Bank, National Association Benefit Street Partners CRE Finance LLC Starwood Mortgage Funding VI LLC Mortgage Loan Sellers
J.P. Morgan Lead Manager and Sole Bookrunner

Drexel Hamilton Co-Manager	Academy Securities Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

September 14, 2016	JPMCC 2016-JP3

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Drexel Hamilton, LLC (“Drexel”), or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-206361) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$45,932,000	30.000%	2.85	10/16 – 9/21	39.3%	15.3%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$97,274,000	30.000%	4.96	9/21 – 9/21	39.3%	15.3%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$16,726,000	30.000%	6.29	1/23 – 1/23	39.3%	15.3%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$300,000,000	30.000%	9.74	12/25 – 7/26	39.3%	15.3%
A-5	Aaa(sf) / AAAsf / AAA(sf)	$342,359,000	30.000%	9.86	7/26 – 8/26	39.3%	15.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$49,955,000	30.000%	7.18	9/21 – 12/25	39.3%	15.3%
X-A(6)	Aa1(sf) / AAAsf / AAA(sf)	$970,952,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	A2(sf) / AA-sf / AAA(sf)	$56,309,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa2(sf) / AAAsf / AAA(sf)	$118,706,000	20.250%	9.93	8/26 – 9/26	44.8%	13.4%
B	A2(sf) / AA-sf / AA-(sf)	$56,309,000	15.625%	9.96	9/26 – 9/26	47.4%	12.7%
C	NR / A-sf / A-(sf)	$50,222,000	11.500%	9.96	9/26 – 9/26	49.7%	12.1%

Privately Offered Certificates(7)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C(6)	NR / BBB-sf / BBB-(sf)	$105,009,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB-(sf)	$54,787,000	7.000%	9.96	9/26 – 9/26	52.3%	11.5%
E	NR / BBsf / BB(sf)	$22,828,000	5.125%	9.96	9/26 – 9/26	53.3%	11.3%
F	NR / B-sf / B(sf)	$15,219,000	3.875%	9.96	9/26 – 9/26	54.0%	11.1%
NR	NR / NR / NR	$47,177,696	0.000%	9.96	9/26 – 9/26	56.2%	10.7%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a September 30, 2016 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated September 14, 2016 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Preliminary Prospectus.

(7)	The Class X-C, Class D, Class E, Class F and Class NR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Summary of Transaction Terms

Securities Offered:	$1,077,483,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Lead Manager and Sole Bookrunner:	J.P. Morgan Securities LLC.
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (65.7%), Benefit Street Partners CRE Finance LLC (“BSP”) (18.2%) and Starwood Mortgage Funding VI LLC (“SMF VI”) (16.1%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Torchlight Loan Services, LLC (“Torchlight”).
Directing Certificateholder:	Torchlight Investors, LLC (or its affiliate).
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).
Pricing Date:	On or about September 20, 2016.
Closing Date:	On or about September 30, 2016.
Cut-off Date:	With respect to each mortgage loan, the related due date in September 2016, or with respect to any mortgage loan that has its first due date in October 2016, the date that would otherwise have been the related due date in September 2016.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in October 2016.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in October 2016.
Assumed Final Distribution Date:	The Distribution Date in September 2026 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in August 2049.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-C, Class D, Class E, Class F, Class NR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1%, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,217,494,697
Number of Mortgage Loans:	52
Number of Mortgaged Properties:	62
Average Cut-off Date Balance per Mortgage Loan:	$23,413,360
Weighted Average Current Mortgage Rate:	4.24772%
10 Largest Mortgage Loans as % of IPB:	49.8%
Weighted Average Remaining Term to Maturity:	113 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.12x
Weighted Average UW NOI Debt Yield(1)(3):	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3)(4):	56.2%
Weighted Average Maturity Date LTV(1)(3)(4):	50.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	22.4%
% of Mortgaged Properties with Single Tenants:	12.3%

Amortization
Weighted Average Original Amortization Term(5):	343 months
Weighted Average Remaining Amortization Term(5):	342 months
% of Mortgage Loans with Interest-Only:	44.7%
% of Mortgage Loans with Amortizing Balloon:	29.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	25.5%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	64.9%
% of Mortgage Loans with In-Place, Hard Lockboxes:	18.2%
% of Mortgage Loans with Springing Lockboxes:	16.9%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	73.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	34.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	70.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	32.8%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 12, 16, 22, 28 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	In the case of Loan No. 36, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex F of the Preliminary Prospectus.
(3)	In the case of Loan No. 28, the UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV calculations include a deduction for a holdback reserve in the amount of $3.4 million, with $1.7 million to be released to the borrower (at the borrower’s request) upon the net cash flow (as calculated in the loan documents) at the mortgaged property achieving a minimum of $4.5 million based on the trailing 12-month period and the full or remaining balance to be released to the borrower upon the net cash flow at the mortgaged property achieving a minimum of $4.7 million based on the trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in November 2016. The net cash flow for the trailing 12-month period ending May 2016, as calculated per the loan documents including a deduction of 4.0% of gross revenues for FF&E reserves, was approximately $4.2 million. Based on the total Cut-off Date Balance of the mortgage loan, excluding a deduction for the full $3.4 million holdback reserve amount, UW NOI Debt Yield, Cut-off Date LTV Ratio and the Maturity Date LTV are 10.3%, 67.7% and 56.7%, respectively.
(4)	In the case of Loan Nos. 6, 10, 11, 16, 20, 29, 36 and 50, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes 13 mortgage loans that are interest-only for the entire term.
(6)	For a more detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by mixed use, retail, industrial and office properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)(2)	23	24	$800,011,378	65.7%
BSP	16	19	222,049,043	18.2
SMF VI(3)(4)	13	19	195,434,275	16.1
Total:	52	62	$1,217,494,697	100.0%

(1)	In the case of Loan No. 3, the whole loan was co-originated by JPMCB and Citigroup Global Markets Realty Corp.
(2)	In the case of Loan No. 4, the whole loan was co-originated by JPMCB and Deutsche Bank AG, New York Branch.
(3)	In the case of Loan No. 8, the whole loan was co-originated by Citigroup Global Markets Realty Corp. and Starwood Mortgage Capital LLC.
(4)	In the case of Loan Nos. 22, 35, 40 and 52, the mortgage loans were originated by The Bank of New York Mellon and subsequently purchased and reunderwritten by SMF VI in accordance with the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—SMF VI’s Underwriting Guidelines and Processes” in the Preliminary Prospectus.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	9 West 57th Street	JPMCB	1	$100,000,000	8.2%	1,680,218	Office	3.64x	10.6%	29.8%	29.8%
2	693 Fifth Avenue	JPMCB	1	$80,000,000	6.6%	96,514	Mixed Use	1.00x	6.4%	47.6%	37.4%
3	Opry Mills	JPMCB	1	$80,000,000	6.6%	1,169,633	Retail	2.33x	10.1%	50.8%	50.8%
4	Westfield San Francisco Centre	JPMCB	1	$60,000,000	4.9%	794,521	Mixed Use	3.68x	13.1%	35.5%	35.5%
5	1 Kaiser Plaza	JPMCB	1	$60,000,000	4.9%	528,158	Office	2.15x	10.7%	45.8%	45.8%
6	Salesforce Tower	JPMCB	1	$60,000,000	4.9%	1,105,117	Office	2.47x	12.7%	59.6%	59.6%
7	Amazon Buckeye Logistics Center	BSP	1	$48,587,500	4.0%	1,009,351	Industrial	1.83x	9.2%	64.4%	64.4%
8	Crocker Park Phase One & Two	SMF VI	1	$40,000,000	3.3%	615,062	Mixed Use	1.34x	9.3%	65.3%	60.1%
9	1333 Broadway	JPMCB	1	$39,500,000	3.2%	240,051	Office	2.03x	10.2%	44.8%	44.8%
10	Laguna Design Center	JPMCB	1	$38,150,000	3.1%	236,727	Mixed Use	1.42x	9.3%	70.2%	64.0%

Top 3 Total/Weighted Average	3	$260,000,000	21.4%	2.42x	9.2%	41.7%	38.6%
Top 5 Total/Weighted Average	5	$380,000,000	31.2%	2.58x	10.0%	41.4%	39.2%
Top 10 Total/Weighted Average	10	$606,237,500	49.8%	2.32x	10.1%	48.7%	46.6%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include any related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 2, UW NCF DSCR of 1.00x is calculated based on a 25-year amortization schedule. The current UW NCF DSCR based on the interest-only period for the first two years of the loan term is 1.56x. Valentino has a contractual rent increase in August 2018, which increases its annual rent payment from $16.5 million to approximately $19.0 million. Including the Valentino contractual rent increase in August 2018, the implied UW NCF would result in an UW NCF DSCR of approximately 1.15x based on a 25-year amortization schedule.
(2)	In the case of Loan Nos. 6 and 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan(s) Cut- off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	9 West 57th Street	$100,000,000	$913,724,000	$1,013,724,000	JPMCC 2016-NINE	Wells Fargo	Wells Fargo	JPMCC 2016-NINE
2	693 Fifth Avenue	$80,000,000	$170,000,000	$250,000,000	DBJPM 2016-C3	Midland	Midland	DBJPM 2016-C3
3	Opry Mills	$80,000,000	$295,000,000	$375,000,000	JPMCC 2016-JP2	Wells Fargo	LNR	JPMCC 2016-JP2
4	Westfield San Francisco Centre	$60,000,000	$373,077,000	$433,077,000	DBJPM 2016-SFC	Wells Fargo	Pacific Life	DBJPM 2016-SFC
5	1 Kaiser Plaza	$60,000,000	$37,100,000	$97,100,000	JPMCC 2016-JP3	Midland	Torchlight	JPMCC 2016-JP3
6	Salesforce Tower	$60,000,000	$48,000,000	$108,000,000	JPMCC 2016-JP3	Midland	Torchlight	JPMCC 2016-JP3
8	Crocker Park Phase One & Two	$40,000,000	$100,000,000	$140,000,000	CGCMT 2016-C2	Midland	C-III	CGCMT 2016-C2
12	National Business Park	$33,000,000	$22,000,000	$55,000,000	JPMCC 2016-JP3	Midland	Torchlight	JPMCC 2016-JP3
16	100 East Wisconsin Avenue	$25,000,000	$28,800,000	$53,800,000	JPMCC 2016-JP3(2)	Midland(2)	Torchlight(2)	(2)
22	Hillside Industrial	$20,000,000	$19,000,000	$39,000,000	JPMCC 2016-JP3	Midland	Torchlight	JPMCC 2016-JP3
28	Embassy Suites Lake Buena Vista	$16,932,574	$24,900,844	$41,833,418	JPMCC 2016-JP3	Midland	Torchlight	JPMCC 2016-JP3
35	West LA Office - 1950 Sawtelle Boulevard	$10,000,000	$26,500,000	$36,500,000	MSBAM 2016-C30	Wells Fargo	LNR	MSBAM 2016-C30

(1)	In the case of Loan Nos.1 and 4, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s).
(2)	In the case of Loan No. 16, the whole loan will be serviced under the JPMCC 2016-JP3 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is JPMCB, or an affiliate, as holder of the related controlling pari passu companion loan.

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(2)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	9 West 57th Street	$100,000,000	$186,276,000	$1,200,000,000	3.64x	3.08x	29.8%	35.3%	10.6%	9.0%
4	Westfield San Francisco Centre	$60,000,000	$124,923,000	$558,000,000	3.68x	2.85x	35.5%	45.7%	13.1%	10.1%
6	Salesforce Tower	$60,000,000	$24,500,000	$132,500,000	2.47x	1.41x	59.6%	73.2%	12.7%	10.3%
16	100 East Wisconsin Avenue	$25,000,000	$10,000,000	$63,800,000	1.77x	1.30x	65.4%	77.5%	11.5%	9.7%
27	415 West 13th Street	$18,000,000	$7,000,000	$25,000,000	2.67x	1.39x	36.1%	50.1%	10.8%	7.8%
36	Arkansas Hotel Portfolio	$9,986,603	$1,098,526	$11,085,130	1.93x	1.54x	65.7%	72.9%	12.9%	11.6%

(1)	In the case of Loan Nos. 1 and 4, subordinate debt represents one or more Subordinate Companion Loans. In the case of Loan Nos. 6 and 16, subordinate debt represents a mezzanine loan. In the case of Loan No. 27, subordinate debt represents unsecured subordinate debt. In the case of Loan No. 36, subordinate debt represents a B-Note.
(2)	In the case of Loan Nos. 1, 4 and 36, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans, but exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan No. 36, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex F of the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(4)(5)
Office	CBD	5	$284,500,000	23.4%	80.9%	2.69x	11.1%	44.7%	43.5%
	Suburban	10	71,259,884	5.9	89.7%	1.41x	9.7%	65.5%	54.0%
	Data Center	3	60,000,000	4.9	100.0%	3.99x	15.0%	36.9%	36.9%
	Subtotal:	18	$415,759,884	34.1%	85.2%	2.66x	11.4%	47.1%	44.3%

Hotel	Full Service	6	$139,734,009	11.5%	79.5%	1.86x	11.9%	68.2%	58.2%
	Limited Service	8	58,922,844	4.8	75.2%	1.75x	12.0%	66.2%	54.7%
	Extended Stay	2	33,272,391	2.7	80.5%	1.94x	13.2%	62.6%	54.4%
	Subtotal:	16	$231,929,244	19.0%	78.5%	1.84x	12.1%	66.9%	56.8%

Mixed Use	Retail/Office	3	$123,693,385	10.2%	69.5%	1.17x	7.5%	55.6%	46.5%
	Super Regional Mall/Office	1	60,000,000	4.9	95.6%	3.68x	13.1%	35.5%	35.5%
	Office/Retail	1	40,000,000	3.3	98.5%	1.34x	9.3%	65.3%	60.1%
	Student/Retail	1	8,013,158	0.7	96.8%	1.50x	9.7%	69.1%	60.5%
	Subtotal:	6	$231,706,543	19.0%	82.2%	1.86x	9.4%	52.5%	46.5%

Retail	Super Regional Mall	1	$80,000,000	6.6%	98.6%	2.33x	10.1%	50.8%	50.8%
	Anchored	3	34,873,405	2.9	94.5%	1.47x	9.8%	72.2%	56.0%
	Single Tenant	1	18,000,000	1.5	100.0%	2.67x	10.8%	36.1%	36.1%
	Unanchored	2	7,515,000	0.6	100.0%	1.74x	10.2%	66.6%	59.1%
	Shadow Anchored	1	5,786,759	0.5	100.0%	1.44x	9.7%	70.6%	57.6%
	Freestanding	1	1,210,000	0.1	100.0%	2.13x	9.7%	55.6%	55.6%
	Subtotal:	9	$147,385,164	12.1%	97.9%	2.10x	10.1%	55.7%	51.0%

Industrial	Warehouse/Distribution	3	$92,061,638	7.6%	99.4%	1.59x	9.2%	64.9%	59.9%
	Flex	1	13,584,151	1.1	89.9%	1.45x	9.4%	73.8%	60.0%
	Subtotal:	4	$105,645,789	8.7%	98.2%	1.57x	9.3%	66.0%	59.9%

Multifamily	Garden	6	$78,121,164	6.4%	94.1%	1.70x	10.4%	69.9%	64.7%
	Student	1	2,486,842	0.2	90.9%	1.50x	9.7%	69.1%	60.5%
	Subtotal:	7	$80,608,006	6.6%	94.0%	1.69x	10.4%	69.8%	64.6%

Self Storage	Self Storage	2	$4,460,067	0.4%	92.7%	1.41x	9.5%	73.7%	62.9%

	Total / Weighted	62	$1,217,494,697	100.0%	86.6%	2.12x	10.7%	56.2%	50.7%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 12, 16, 22, 28 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 36, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex F of the Preliminary Prospectus.

(4)	In the case of Loan No. 28, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include a deduction for a holdback reserve in the amount of $3.4 million, with $1.7 million to be released to the borrower (at the borrower’s request) upon the net cash flow (as calculated in the loan documents) at the mortgaged property achieving a minimum of $4.5 million based on the trailing 12-month period and the full or remaining balance to be released to the borrower upon the net cash flow at the mortgaged property achieving a minimum of $4.7 million based on the trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in November 2016. The net cash flow for the trailing 12-month period ending May 2016, as calculated per the loan documents including a deduction of 4.0% of gross revenues for FF&E reserves, was approximately $4.2 million. Based on the total Cut-off Date Balance of the mortgage loan, excluding a deduction for the full $3.4 million holdback reserve amount, UW NOI Debt Yield, Cut-off Date LTV and the Maturity Date LTV are 10.3%, 67.7% and 56.7%, respectively.

(5)	In the case of Loan Nos. 6, 10, 11, 16, 20, 29, 36 and 50, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(4)(5)
New York	6	$228,963,472	18.8%	68.6%	2.35x	9.0%	42.0%	36.3%
California	6	227,640,000	18.7	93.8%	2.32x	10.9%	49.8%	47.8%
Tennessee	2	104,190,000	8.6	95.4%	2.26x	11.0%	52.9%	51.3%
New Jersey	8	94,594,138	7.8	90.5%	1.38x	9.7%	66.0%	55.5%
Arizona	3	73,801,279	6.1	100.0%	1.73x	9.3%	66.2%	62.1%
Indiana	4	66,286,104	5.4	85.5%	2.42x	12.8%	58.1%	57.4%
Virginia	3	60,000,000	4.9	100.0%	3.99x	15.0%	36.9%	36.9%
Florida	5	58,657,574	4.8	83.1%	1.89x	12.0%	68.4%	59.1%
Georgia	4	45,687,923	3.8	94.4%	1.82x	10.5%	66.3%	60.2%
Utah	2	44,082,391	3.6	79.5%	1.75x	11.6%	69.7%	58.0%
Ohio	1	40,000,000	3.3	98.5%	1.34x	9.3%	65.3%	60.1%
Texas	3	39,080,000	3.2	93.8%	1.51x	10.1%	74.2%	69.2%
West Virginia	1	29,580,000	2.4	71.1%	2.03x	11.9%	68.8%	59.8%
Wisconsin	1	25,000,000	2.1	82.0%	1.77x	11.5%	65.4%	51.7%
North Carolina	3	22,390,228	1.8	80.6%	1.75x	11.9%	66.8%	54.9%
Nevada	1	13,584,151	1.1	89.9%	1.45x	9.4%	73.8%	60.0%
South Carolina	2	10,336,687	0.8	75.1%	1.58x	11.0%	68.3%	53.6%
Arkansas	2	9,986,603	0.8	71.0%	1.93x	12.9%	65.7%	50.5%
Louisiana	2	9,410,000	0.8	89.4%	1.43x	9.8%	72.5%	59.1%
Illinois	1	5,543,385	0.5	84.6%	1.81x	12.1%	71.1%	57.5%
Washington	1	4,686,540	0.4	78.2%	1.88x	13.8%	61.3%	46.7%
Mississippi	1	3,994,221	0.3	57.3%	1.80x	13.1%	57.9%	43.9%
Total / Weighted Average:	62	$1,217,494,697	100.0%	86.6%	2.12x	10.7%	56.2%	50.7%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 12, 16, 22, 28 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(3)	In the case of Loan No. 36, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex F of the Preliminary Prospectus.

(4)	In the case of Loan No. 28, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include a deduction for a holdback reserve in the amount of $3.4 million, with $1.7 million to be released to the borrower (at the borrower’s request) upon the net cash flow (as calculated in the loan documents) at the mortgaged property achieving a minimum of $4.5 million based on the trailing 12-month period and the full or remaining balance to be released to the borrower upon the net cash flow at the mortgaged property achieving a minimum of $4.7 million based on the trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in November 2016. The net cash flow for the trailing 12-month period ending May 2016, as calculated per the loan documents including a deduction of 4.0% of gross revenues for FF&E reserves, was approximately $4.2 million. Based on the total Cut-off Date Balance of the mortgage loan, excluding a deduction for the full $3.4 million holdback reserve amount, UW NOI Debt Yield, Cut-off Date LTV and the Maturity Date LTV are 10.3%, 67.7% and 56.7%, respectively.

(5)	In the case of Loan Nos. Nos. 6, 10, 11, 16, 20, 29, 36 and 50, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date				UW	UW	Cut-off	Maturity
Range of Cut-off Date			Number of	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Principal Balances			Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
$2,375,000	-	$9,999,999	17	$104,051,483	8.5%	4.87725%	113	1.71x	11.5%	66.8%	55.2%
$10,000,000	-	$19,999,999	13	196,934,325	16.2	4.48512%	98	2.10x	11.2%	59.7%	53.9%
$20,000,000	-	$24,999,999	6	132,151,389	10.9	4.69575%	98	1.53x	10.4%	68.0%	57.2%
$25,000,000	-	$49,999,999	10	344,357,500	28.3	4.40131%	119	1.92x	10.8%	62.2%	56.1%
$50,000,000	-	$100,000,000	6	440,000,000	36.1	3.73783%	119	2.56x	10.4%	43.9%	42.0%
Total / Weighted Average:			52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date				UW	UW	Cut-off	Maturity
Range of			Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
2.85950%	-	3.99999%	8	$343,000,000	28.2%	3.42633%	119	2.91x	10.9%	39.1%	35.7%
4.00000%	-	4.49999%	11	380,768,472	31.3	4.19294%	119	2.10x	10.8%	57.6%	54.4%
4.50000%	-	4.99999%	22	370,860,271	30.5	4.72330%	100	1.58x	10.3%	67.5%	59.4%
5.00000%	-	5.48000%	11	122,865,953	10.1	5.27504%	117	1.62x	11.3%	65.6%	54.7%
Total / Weighted Average:			52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

Original Term to Maturity in Months

				Weighted Average
		Cut-off Date				UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Maturity in Months	of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
60	6	$107,350,000	8.8%	4.78525%	60	1.68x	11.4%	68.7%	62.4%
84	1	18,816,164	1.5	4.75000%	76	1.77x	11.8%	66.1%	58.8%
120	45	1,091,328,533	89.6	4.18619%	119	2.17x	10.7%	54.8%	49.4%
Total / Weighted Average:	52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

Remaining Term to Maturity in Months

						Weighted Average
				Cut-off Date				UW	UW	Cut-off	Maturity
Range of Remaining Term to			Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Maturity in Months			of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
60	-	60	6	$107,350,000	8.8%	4.78525%	60	1.68x	11.4%	68.7%	62.4%
76	-	76	1	18,816,164	1.5	4.75000%	76	1.77x	11.8%	66.1%	58.8%
111	-	120	45	1,091,328,533	89.6	4.18619%	119	2.17x	10.7%	54.8%	49.4%
Total / Weighted Average:			52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 12, 16, 22, 28 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan No. 36, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex F of the Preliminary Prospectus.

(3)	In the case of Loan No. 28, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include a deduction for a holdback reserve in the amount of $3.4 million, with $1.7 million to be released to the borrower (at the borrower’s request) upon the net cash flow (as calculated in the loan documents) at the mortgaged property achieving a minimum of $4.5 million based on the trailing 12-month period and the full or remaining balance to be released to the borrower upon the net cash flow at the mortgaged property achieving a minimum of $4.7 million based on the trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in November 2016. The net cash flow for the trailing 12-month period ending May 2016, as calculated per the loan documents including a deduction of 4.0% of gross revenues for FF&E reserves, was approximately $4.2 million. Based on the total Cut-off Date Balance of the mortgage loan, excluding a deduction for the full $3.4 million holdback reserve amount, UW NOI Debt Yield, Cut-off Date LTV and the Maturity Date LTV are 10.3%, 67.7% and 56.7%, respectively.

(4)	In the case of Loan Nos. 6, 10, 11, 16, 20, 29, 36 and 50, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original		Cut-off Date				UW	UW	Cut-off	Maturity
Amortization	Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
Interest Only	13	$544,537,500	44.7%	3.77600%	119	2.84x	11.3%	44.7%	44.7%
300	10	194,866,316	16.0	4.42155%	100	1.43x	9.7%	58.3%	47.1%
360	29	478,090,881	39.3	4.71415%	112	1.58x	10.5%	68.4%	58.9%
Total / Weighted Average:	52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date				UW	UW	Cut-off	Maturity
Range of Remaining			Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Amortization Term in Months			of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
Interest Only			13	$544,537,500	44.7%	3.77600%	119	2.84x	11.3%	44.7%	44.7%
297	-	300	10	194,866,316	16.0	4.42155%	100	1.43x	9.7%	58.3%	47.1%
352	-	360	29	478,090,881	39.3	4.71415%	112	1.58x	10.5%	68.4%	58.9%
Total / Weighted Average:			52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

Amortization Types

				Weighted Average
		Cut-off Date				UW	UW	Cut-off	Maturity
	Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
Interest Only	13	$544,537,500	44.7%	3.77600%	119	2.84x	11.3%	44.7%	44.7%
Balloon	25	362,422,197	29.8	4.79131%	105	1.63x	11.1%	67.0%	55.2%
IO-Balloon	14	310,535,000	25.5	4.44050%	112	1.44x	9.3%	63.7%	55.8%
Total / Weighted Average:	52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net				Cut-off Date				UW	UW	Cut-off	Maturity
Cash Flow Debt Service			Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Coverage Ratios			of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
1.00x	-	1.24x	2	$90,000,000	7.4%	4.08867%	117	1.02x	6.6%	49.8%	40.0%
1.25x	-	1.74x	22	364,738,951	30.0	4.74173%	107	1.45x	9.9%	69.0%	59.2%
1.75x	-	2.24x	20	384,755,746	31.6	4.47983%	112	1.96x	11.3%	60.2%	54.3%
2.25x	-	2.74x	3	158,000,000	13.0	4.15743%	119	2.42x	11.2%	52.5%	52.5%
2.75x	-	4.02x	5	220,000,000	18.1	3.15268%	119	3.75x	12.5%	33.3%	33.3%
Total / Weighted Average:			52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 12, 16, 22, 28 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan No. 36, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex F of the Preliminary Prospectus.

(3)	In the case of Loan No. 28, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include a deduction for a holdback reserve in the amount of $3.4 million, with $1.7 million to be released to the borrower (at the borrower’s request) upon the net cash flow (as calculated in the loan documents) at the mortgaged property achieving a minimum of $4.5 million based on the trailing 12-month period and the full or remaining balance to be released to the borrower upon the net cash flow at the mortgaged property achieving a minimum of $4.7 million based on the trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in November 2016. The net cash flow for the trailing 12-month period ending May 2016, as calculated per the loan documents including a deduction of 4.0% of gross revenues for FF&E reserves, was approximately $4.2 million. Based on the total Cut-off Date Balance of the mortgage loan, excluding a deduction for the full $3.4 million holdback reserve amount, UW NOI Debt Yield, Cut-off Date LTV and the Maturity Date LTV are 10.3%, 67.7% and 56.7%, respectively.

(4)	In the case of Loan Nos. 6, 10, 11, 16, 20, 29, 36 and 50, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
				Cut-off Date				UW	UW	Cut-off	Maturity
Range of			Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Cut-off Date LTVs			of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
29.8%	-	49.9%	10	$423,786,104	34.8%	3.58857%	119	2.77x	10.8%	39.1%	37.1%
50.0%	-	59.9%	5	172,634,221	14.2	4.30721%	111	2.32x	11.6%	55.4%	54.1%
60.0%	-	64.9%	9	156,101,841	12.8	4.79369%	118	1.67x	10.2%	63.2%	56.6%
65.0%	-	69.9%	14	266,210,982	21.9	4.76531%	106	1.63x	10.8%	67.7%	58.1%
70.0%	-	75.0%	14	198,761,547	16.3	4.47942%	108	1.57x	10.2%	72.4%	62.1%
Total / Weighted Average:			52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
				Cut-off Date				UW	UW	Cut-off	Maturity
Range of			Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Maturity Date LTVs			of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
29.8%	-	44.9%	10	$367,780,326	30.2%	3.51774%	119	2.86x	10.9%	38.2%	35.7%
45.0%	-	49.9%	4	78,122,019	6.4	4.36447%	118	2.06x	11.2%	49.9%	46.3%
50.0%	-	54.9%	10	242,994,084	20.0	4.49686%	112	1.86x	10.9%	59.8%	51.8%
55.0%	-	59.9%	12	243,106,616	20.0	4.66269%	111	1.87x	11.3%	66.7%	58.7%
60.0%	-	64.9%	12	239,681,651	19.7	4.56157%	112	1.65x	9.9%	67.9%	62.3%
65.0%	-	70.3%	4	45,810,000	3.8	4.74338%	72	1.49x	9.8%	74.9%	69.3%
Total / Weighted Average:			52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

Prepayment Protection

				Weighted Average
		Cut-off Date				UW	UW	Cut-off	Maturity
	Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
Defeasance(5)	32	$720,163,891	59.2%	4.20395%	119	2.32x	11.1%	53.5%	49.1%
Yield Maintenance	18	397,330,806	32.6	4.38829%	101	1.61x	10.0%	63.2%	55.0%
Defeasance or Yield Maintenance	2	100,000,000	8.2	4.00440%	119	2.74x	11.6%	47.4%	45.3%
Total / Weighted Average:	52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

Loan Purpose

				Weighted Average
		Cut-off Date				UW	UW	Cut-off	Maturity
	Number	Principal	% of	Mortgage	Remaining	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Loan Term	DSCR(1)(2)	DY(1)(3)	LTV(1)(3)(4)	LTV(1)(3)(4)
Refinance	29	$662,598,472	54.4%	4.24127%	109	2.22x	10.9%	56.0%	50.1%
Acquisition	19	429,495,061	35.3	4.25894%	119	2.00x	10.5%	58.3%	52.2%
Recapitalization	4	125,401,164	10.3	4.24339%	112	2.02x	10.7%	50.2%	48.5%
Total / Weighted Average:	52	$1,217,494,697	100.0%	4.24772%	113	2.12x	10.7%	56.2%	50.7%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 8, 12, 16, 22, 28 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan No. 36, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex F of the Preliminary Prospectus.

(3)	In the case of Loan No. 28, the UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include a deduction for a holdback reserve in the amount of $3.4 million, with $1.7 million to be released to the borrower (at the borrower’s request) upon the net cash flow (as calculated in the loan documents) at the mortgaged property achieving a minimum of $4.5 million based on the trailing 12-month period and the full or remaining balance to be released to the borrower upon the net cash flow at the mortgaged property achieving a minimum of $4.7 million based on the trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in November 2016. The net cash flow for the trailing 12-month period ending May 2016, as calculated per the loan documents including a deduction of 4.0% of gross revenues for FF&E reserves, was approximately $4.2 million. Based on the total Cut-off Date Balance of the mortgage loan, excluding a deduction for the full $3.4 million holdback reserve amount, UW NOI Debt Yield, Cut-off Date LTV and the Maturity Date LTV are 10.3%, 67.7% and 56.7%, respectively.

(4)	In the case of Loan Nos. 6, 10, 11, 16, 20, 29, 36 and 50, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 3, 4, 5, 6, 8 and 16, in each case, the loan documents permit the borrower to prepay the related loan with yield maintenance premium in the event the defeasance lockout period has not expired after certain dates. See the individual write-ups in this term sheet and “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans - Defeasance; Collateral Substitution” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	9 West 57th Street	New York, NY	Office	COMM 2012-9W57
4	Westfield San Francisco Centre	San Francisco, CA	Mixed Use	LBUBS 2007-C1
8	Crocker Park Phase One & Two	Westlake, OH	Mixed Use	BSCMS 2005-PW10
13	Embassy Suites Charleston	Charleston, WV	Hotel	MLCFC 2006-3
15	Embassy Suites Busch Gardens Hotel	Tampa, FL	Hotel	MLCFC 2006-3
17	Homewood Suites Nashville Downtown	Nashville, TN	Hotel	JPMCC 2011-C5
18	2500 83rd Street	North Bergen, NJ	Industrial	RAITF 2014-FL2
21	Cicero Marketplace	Cicero, NY	Retail	WBCMT 2006-C27
22	Hillside Industrial	Hillside, NJ	Industrial	JPMCC 2006-CB16
23	Embassy Suites Palmdale	Palmdale, CA	Hotel	JPMCC 2011-C5
26	Hilton Garden Inn Ridgefield Park	Ridgefield Park, NJ	Hotel	JPMCC 2011-C5
29	Shadow Creek Apartments	Houston, TX	Multifamily	CLNY 2015-FL3
31	Decatur Crossing II	Las Vegas, NV	Industrial	GSMS 2006-GG8
33	Doubletree Fayetteville	Fayetteville, NC	Hotel	DBUBS 2011-LC2
37.01	Sunshine Heights Shopping Center	West Monroe, LA	Retail	BACM 2006-5
39	Hampton Inn Suites Orlando South Lake Buena Vista	Kissimmee, FL	Hotel	JPMCC 2011-C5
43	Fern Forest Apartments	Gastonia, NC	Multifamily	JPMCC 2007-CB18
46	Comfort Suites Raleigh-Durham Airport	Durham, NC	Hotel	MSC 2006-IQ12
47	Best Western Ellensburg	Ellensburg, WA	Hotel	GECMC 2007-C1
49	Summerfield Shoppes	Riverview, FL	Retail	CSMC 2006-C5

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(3)	Maturity Date LTV(3)
17	Homewood Suites Nashville Downtown	Nashville, TN	$24,190,000	2.0%	$21,410,379	22.0%	60	60	2.04x	13.9%	59.9%	53.0%
19	Fountains at the Bayou	Houston, TX	22,050,000	1.8%	20,668,077	21.2%	60	60	1.51x	10.0%	75.0%	70.3%
23	Embassy Suites Palmdale	Palmdale, CA	19,990,000	1.6%	17,692,992	18.2%	60	60	1.66x	11.3%	66.9%	59.2%
26	Hilton Garden Inn Ridgefield Park	Ridgefield Park, NJ	18,120,000	1.5%	16,093,209	16.5%	60	60	1.57x	10.9%	69.7%	61.9%
29	Shadow Creek Apartments	Houston, TX	14,300,000	1.2%	13,398,874	13.8%	60	60	1.45x	9.7%	74.9%	70.2%
39	Hampton Inn Suites Orlando South Lake Buena Vista	Kissimmee, FL	8,700,000	0.7%	8,010,985	8.2%	60	60	1.81x	11.5%	69.0%	63.6%
Total / Weighted Average:			$107,350,000	8.8%	$97,274,515	100.0%	60	60	1.68x	11.4%	68.7%	62.4%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

(3)	In the case of Loan No. 29, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
25	The Villas of East Cobb	Marietta, GA	$18,816,164	1.5%	$16,726,924	100.0%	84	76	1.77x	11.8%	66.1%	58.8%
Total / Weighted Average:			$18,816,164	1.5%	$16,726,924	100.0%	84	76	1.77x	11.8%	66.1%	58.8%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class B Certificates for the related Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class C and Class D Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Structural Overview

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B Certificates and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class C and Class D Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:	For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata among four groups (based on the aggregate amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A Certificates (“YM Group A”), (b) the Class B and Class X-B Certificates (“YM Group B”), (c) the Class C, Class D and Class X-C Certificates (“YM Group C”), and (d) the Class E, Class F and Class NR certificates (the “YM Group D”). As among the Classes of Certificates in each YM Group, other than the YM Group D, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		Principal Paid to Class		(Pass-Through Rate on Class – Discount Rate)
YM	X		X
Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

As among the Classes of Certificates in the YM Group D, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus.

Principal Paid to Class
YM	X
Charge		Total Principal Paid

No Yield Maintenance Charges will be distributed to the Class R Certificates.

■ Realized Losses:

Losses on the mortgage loans will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-C Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective principal balances. With respect to the 9 West 57th Street Whole Loan, the Westfield San Francisco Centre Whole Loan and the Arkansas Hotel Portfolio Whole Loan, losses will be allocated first to each related subordinate companion loan until reduced to zero and then to the related mortgage loan and any related pari passu companion loans, pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or serviced whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount is notionally allocated, pro rata, between the related mortgage loan and the related serviced pari passu companion loan(s), based upon their respective principal balances. With respect to 9 West 57th Street Whole Loan, the Westfield San Francisco Centre Whole Loan and the Arkansas Hotel Portfolio Whole Loan, all appraisal reductions will first be allocated to the subordinate companion loans until reduced to zero and then to the related mortgage loan and any related pari passu companion loans, pro rata, based on their respective principal balances.

■ Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction Amounts to such mortgage loan.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■ Whole Loans:	13 mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “9 West 57th Street Whole Loan”, the ”693 Fifth Avenue Whole Loan”, the “Opry Mills Whole Loan”, the “Westfield San Francisco Centre Whole Loan”, the “1 Kaiser Plaza Whole Loan”, the “Salesforce Tower Whole Loan”, the “Crocker Park Phase One & Two Whole Loan”, the “National Business Park Whole Loan”, the “100 East Wisconsin Avenue Whole Loan”, the “Hillside Industrial Whole Loan”, the “Embassy Suites Lake Buena Vista Whole Loan” and the “West LA Office - 1950 Sawtelle Boulevard Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of each of the 9 West 57th Street Whole Loan and the Westfield San Francisco Centre Whole Loan, in addition to the related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans, together with the Arkansas Hotel Portfolio Subordinate Companion Loan are also referred to as the “Subordinate Companion Loans”).

The 1 Kaiser Plaza Pari Passu Companion Loan, the Salesforce Tower Pari Passu Companion Loan, the National Business Park Pari Passu Companion Loan, the 100 East Wisconsin Avenue Pari Passu Companion Loan (prior to the securitization of the related controlling pari passu companion loan), the Hillside Industrial Pari Passu Companion Loan, the Embassy Suites Lake Buena Vista Pari Passu Companion Loan and the Arkansas Hotel Portfolio Subordinate Companion Loan are referred to as “Serviced Companion Loans”.

The 1 Kaiser Plaza Whole Loan, the Salesforce Tower Whole Loan, the National Business Park Whole Loan, the 100 East Wisconsin Avenue Whole Loan (prior to the securitization of the related controlling pari passu companion loan), the Hillside Industrial Whole Loan, the Embassy Suites Lake Buena Vista Whole Loan and the Arkansas Hotel Portfolio Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the JPMCC 2016-JP3 transaction (the “Pooling and Servicing Agreement”).

The 100 East Wisconsin Avenue Whole Loan (a “Servicing Shift Whole Loan”, and the related mortgage loan, a “Servicing Shift Mortgage Loan”) will be initially serviced pursuant to the Pooling and Servicing Agreement. After the securitization of the related controlling pari passu companion loan, the Servicing Shift Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement relating to the securitization of such controlling pari passu companion loan as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Whole Loans—100 East Wisconsin Avenue Whole Loan” in the Preliminary Prospectus.

The Whole Loan referred to as the “Arkansas Hotel Portfolio Whole Loan” is comprised of the related mortgage loan and one subordinate Companion Loan (the “Arkansas Hotel Portfolio Subordinate Companion Loan”).

The 9 West 57th Street Whole Loan is expected to be serviced pursuant to a trust and servicing agreement relating to a private securitization as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—9 West 57th Street Whole Loan” in the Preliminary Prospectus.

The 693 Fifth Avenue Whole Loan is being serviced pursuant to the DBJPM 2016-C3 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—693 Fifth Avenue Whole Loan” in the Preliminary Prospectus.

The Opry Mills Whole Loan is being serviced pursuant to the JPMCC 2016-JP2 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Opry Mills Whole Loan” in the Preliminary Prospectus.

The Westfield San Francisco Centre Whole Loan is being serviced pursuant to a trust and servicing agreement relating to a private securitization as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Westfield San Francisco Centre Whole Loan” in the Preliminary Prospectus.

The Crocker Park Phase One & Two Whole Loan is being serviced pursuant to the CGCMT 2016-C2 pooling and servicing agreement as described under “Description of the Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Pool—The Whole Loans—The Non-Serviced Whole Loans—Crocker Park Phase One & Two Whole Loan” in the Preliminary Prospectus.

The West LA Office - 1950 Sawtelle Boulevard Whole Loan is expected to be serviced pursuant to the MSBAM 2016-C30 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The West LA Office - 1950 Sawtelle Boulevard Whole Loan” in the Preliminary Prospectus.

The 9 West 57th Street Whole Loan, the 693 Fifth Avenue Whole Loan, the Opry Mills Whole Loan, the Westfield San Francisco Centre Whole Loan, the Crocker Park Phase One & Two Whole Loan, the 100 East Wisconsin Avenue Whole Loan (on and after the securitization of the controlling pari passu companion loan) and the West LA Office - 1950 Sawtelle Boulevard Whole Loan are each a “Non-Serviced Whole Loan” and collectively the “Non-Serviced Whole Loans”.

■ Highlighted Servicing Provisions:

The servicing provisions for this transaction include certain modifications to the provisions used in prior transactions. These modifications include, but are not limited to, the following:

■    A Mortgage Loan may become a specially serviced loan as a result of an imminent or reasonably foreseeable default only if the Master Servicer determines such default is not likely to be cured by the related borrower within 60 days.  However, if the Special Servicer believes an imminent default exists and the Master Servicer does not transfer the mortgage loan to special servicing, it is entitled to request the Master Servicer deliver an explanation in the form of an officer’s certificate to the Depositor and the Special Servicer setting forth its determination and the related reasoning.

■     A Mortgage Loan will not become a specially serviced loan for up to 120 days in circumstances where the related borrower does not make its balloon payment at maturity upon satisfaction of certain conditions, including that the borrower has, prior to such maturity date, provided documentation from an acceptable lender, including, without limitation, an executed term sheet or refinancing commitment or an executed purchase and sale agreement, in each case, that is consistent with CMBS market practices and is reasonably satisfactory in form and substance to the Master Servicer evidencing an expected refinancing of the Mortgage Loan or sale of the related Mortgaged Property.

■     Certain revisions to the rights of the Directing Certificateholder to approve “major decisions” have been incorporated in the Prospectus, including limiting the involvement of the Directing Certificateholder in (1) the replacement of the related property management company, (2) the approval of releases of certain performance escrows and earnouts, and (3) the consent to modifications of any mezzanine intercreditor agreement in circumstances when the Directing Certificateholder is affiliated with the mezzanine lender.

■     The Certificate Administrator will be required to identify the then-current Directing Certificateholder as part of its monthly distribution date statement.

See “Description of the Certificates” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such Mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such Mortgage loan is an AB Modified Loan. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class R Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates, in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu nature of any Companion Loans), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with respect to any mortgage loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan. In addition, with respect to the Arkansas Hotel Portfolio Whole Loan, the holder of the Subordinate Companion Loan may have an option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer, with respect to a defaulted whole loan, the depositor, master servicer, special Servicer (or independent contractor engaged by such special servicer) or the trustee for the securitization of a companion loan, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loans) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. With respect to the Arkansas Hotel Portfolio Whole Loan, the special servicer will be permitted to sell the related Subordinate Companion Loan along with the related Mortgage Loan if it determines that a sale of the Arkansas Hotel Portfolio Whole Loan would maximize recoveries on the Whole Loan in accordance with the Servicing Standard. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the JPMCC 2016-JP3 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes E, F and NR.

■ Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the “controlling holder” or any analogous concept under the related intercreditor agreement, which prior to the securitization of the related controlling pari passu companion loan will be the holder of such companion loan, and (ii) with respect to each Mortgage Loan (other than non-serviced mortgage loans and the Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan, Servicing Shift Mortgage Loan, the Arkansas Hotel Portfolio Mortgage Loan prior to the occurrence and continuance of a control appraisal period or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan, Servicing Shift Mortgage Loan, the Arkansas Hotel Portfolio Mortgage Loan prior to the occurrence and continuance of a control appraisal period or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to the Arkansas Hotel Portfolio mortgage loan, prior to the occurrence and continuance of a control appraisal period, direction and consent rights with respect to the related Whole Loan will be exercised by the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement as described in the Preliminary Prospectus. In addition, the holder of the related Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, a holder of the related Subordinate Companion Loan will have the right to purchase the related defaulted mortgage loan. A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or with respect to a borrower, a mortgagor, a manager of a mortgaged property, or an Accelerated Mezzanine Loan Lender, any other Person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan (other than the 9 West 57th Street Whole Loan), direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

With respect to any Servicing Shift Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the applicable directing holder pursuant to the applicable pooling and servicing agreement and related intercreditor agreement.

■ Directing Certificateholder:	Torchlight Investors, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all Serviced Mortgage Loans (other than the Servicing Shift Mortgage Loan and the Excluded Loans).

■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reduction Amounts.

■ Control Termination Event:	A “Control Termination Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that prior to the applicable securitization of the controlling pari passu Companion Loan with respect to the Servicing Shift Whole Loan, no Control Termination Event may occur with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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respect to the directing holder related to the Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to such directing holder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to the Arkansas Hotel Portfolio Whole Loan, pursuant to the related intercreditor agreement, the holder of the related Subordinate Companion Loan will lose its right to direct certain actions upon the occurrence and continuance of a control appraisal event with respect to the related Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of the initial principal balance of the Arkansas Hotel Portfolio Subordinate Companion Loan less payments of principal.

■ Consultation Termination Event:	A “Consultation Termination Event” will occur when (i) without regard to the application of any Cumulative Appraisal Reduction Amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that prior to the applicable securitization of the related controlling pari passu companion loan with respect to a Servicing Shift Whole Loan, no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Consultation Termination Event may occur with respect to the directing certificateholder related to the related Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the directing holder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Master Servicer will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to (i) the Non-Serviced Whole Loans or any related REO Property, (ii) the Servicing Shift Whole Loan or any related REO Property and (iii) the Arkansas Hotel Portfolio Mortgage Loan, prior to the occurrence and continuance of a control appraisal period.

However, Pentalpha Surveillance LLC is currently the operating advisor under the JPMCC 2016-JP2 pooling and servicing agreement and the CGCMT 2016-C2 pooling and servicing agreement and, in each such capacity, has certain obligations and consultation rights with respect to the Opry Mills Whole Loan and the Crocker Park Phase One & Two Whole Loan, respectively, that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan, the Arkansas Hotel Portfolio Mortgage Loan (prior to the occurrence and continuance of a control appraisal period with respect to the related Subordinate Companion Loan) and the Servicing Shift Mortgage Loan), the Operating Advisor will be responsible for:

■     after the occurrence and during the continuance of a Control Termination Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■     after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration to (and as limited by) the Operating Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Operating Advisor by the Special Servicer with respect to the specially serviced loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Operating Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Operating Advisor’s review of each asset status report prepared by the Special Servicer.

■      prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■     after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least 5 years of experience in collateral analysis and loss projections and (y) has at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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no further votes will occur until an additional Mortgage Loan becomes a Delinquent Loan, an additional Asset Review Trigger occurs, and Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The  Directing  Certificateholder  will  appoint  the initial  Special Servicer as of the Closing Date.  Prior to the  occurrence and  continuance of a  Control  Termination Event, the  Special Servicer may generally be replaced for cause at any time, by the Directing Certificateholder; provided, however, that with respect to the Arkansas Hotel Portfolio Whole Loan, the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a control appraisal period with respect to such Subordinate Companion Loan) will have the right to replace the Special Servicer with respect to that Whole Loan.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the controlling class representative on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the JPMCC 2016-JP3 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a Mortgage Loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Master Servicer or the Special Servicer, as applicable, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications

The Certificate Administrator is required include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – JPMCC 2016-JP3

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 18 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 18 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices

■    summaries of any final asset status reports

■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered

■    an “Investor Q&A Forum”

■    a voluntary investor registry

■    SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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9 West 57th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(Moody’s / Fitch / KBRA) (1):	Aaa / AAA / AAA	Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$100,000,000	Net Rentable Area (SF):	1,680,218
Cut-off Date Principal Balance(2):	$100,000,000	Location:	New York, NY
% of Pool by IPB:	8.2%	Year Built / Renovated:	1972 / N/A
Loan Purpose:	Refinance	Occupancy:	63.5%
Borrowers:	Solow Building Company II, L.L.C.	Occupancy Date:	6/1/2016
	and Solovieff Realty Co. II, L.L.C.	Number of Tenants:	26
Sponsor:	Sheldon H. Solow	2013 NOI(4):	$60,972,979
Interest Rate:	2.85950%	2014 NOI(4):	$67,687,210
Note Date:	8/30/2016	2015 NOI(4):	$85,164,572
Maturity Date:	9/1/2026	TTM NOI (as of 6/2016)(4):	$97,014,333
Interest-only Period:	120 months	UW Economic Occupancy:	66.9%
Original Term:	120 months	UW Revenues:	$166,714,099
Original Amortization:	None	UW Expenses:	$58,877,243
Amortization Type:	Interest Only	UW NOI(4):	$107,836,855
Call Protection(3):	L(24),Def(89),O(7)	UW NCF:	$107,098,067
Lockbox:	CMA	Appraised Value / Per SF:	$3,400,000,000 / $2,024
Additional Debt:	Yes	Appraisal Date:	7/28/2016
Additional Debt Balance:	$913,724,000 / $186,276,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$9,417,640	$3,139,213	N/A	Cut-off Date Loan / SF:	$603	$714
Insurance:	$264,333	$88,111	N/A	Maturity Date Loan / SF:	$603	$714
Replacement Reserves:	$0	$61,615	$2,500,000	Cut-off Date LTV:	29.8%	35.3%
TI/LC:	$25,000,000	Springing	$25,000,000	Maturity Date LTV:	29.8%	35.3%
Other:	$29,811,518	$0	N/A	UW NCF DSCR:	3.64x	3.08x
				UW NOI Debt Yield:	10.6%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$1,200,000,000	100.0%	Payoff Existing Debt	$630,769,032	52.6%
			Return of Equity	484,972,507	40.4
			Upfront Reserves	64,493,490	5.4
			Closing Costs	19,764,970	11.6
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

(1)	Moody’s, Fitch and KBRA have confirmed that the 9 West 57th Street loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The 9 West 57th Street loan is part of a whole loan evidenced by five pari passu notes and one subordinate note with an aggregate original principal balance as of the Cut-off Date of $1.2 billion. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.2 billion 9 West 57th Street Whole Loan, as defined in “The Loan” below.

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted at any time after the earlier to occur of (A) two years after the closing date of the final REMIC that holds any note evidencing the 9 West 57th Street Whole Loan or (B) the third anniversary of the origination date.

(4)	The increase in NOI from 2013 to 2014 is primarily due to an increase in occupancy from 50.9% to 63.5%. The increase in NOI from 2014 to 2015 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot. The increase in NOI from 2015 to TTM is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot. The increase in NOI from TTM to UW is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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9 West 57th Street

The Loan. The 9 West 57th Street loan is secured by a first mortgage lien on the borrowers’ fee and leasehold interests in a 50-story, 1,680,218 square foot office building located on West 57th Street in Manhattan between 5th and 6th Avenues. The building is near the 5th Avenue retail corridor and across the street from the Plaza Hotel within the Plaza District submarket. The whole loan has an outstanding principal balance as of the Cut-off Date of $1.2 billion (the “9 West 57th Street Whole Loan”), and is comprised of (i) one senior note with an outstanding principal balance as of the Cut-off Date of $100.0 million, (ii) four pari passu senior companion notes (also pari passu with respect to the 9 West 57th Street loan) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $913.7 million (the “9 West 57th Street Pari Passu Companion Loans”) and (iii) one subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $186.3 million (the “9 West 57th Street Subordinate Companion Loan”), each as described below. The 9 West 57th Street loan and each of the 9 West 57th Street Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the 9 West 57th Street Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 9 West 57th Street Whole Loan” in the Preliminary Prospectus. The senior note A-1 and the 9 West 57th Street Subordinate Companion Loan are expected to be contributed to the JPMCC 2016-NINE securitization trust, a private CMBS securitization pursuant to which the 9 West 57th Street loan is expected to be serviced and administered. The 9 West 57th Street Whole Loan has a 10-year term and is interest-only for the entire term. The previously existing debt was securitized in the COMM 2012-9W57 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$670,724,000	$670,724,000	JPMCC 2016-NINE	No
A-2	100,000,000	100,000,000	JPMCC 2016-JP3	No
A-3	100,000,000	100,000,000	JPMCB	No
A-4	80,000,000	80,000,000	JPMCB	No
A-5	63,000,000	63,000,000	JPMCB	No
B-1	186,276,000	186,276,000	JPMCC 2016-NINE	No
Total	$1,200,000,000	$1,200,000,000

The Borrowers. The borrowing entities for the 9 West 57th Street Whole Loan are Solow Building Company II, L.L.C. and Solovieff Realty Co. II, L.L.C., each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor of the borrowers is Sheldon H. Solow who has been an owner and developer of commercial and residential properties in New York since 1950 and has owned the property since developing it in 1972. Sheldon H. Solow has a real estate portfolio consisting of approximately 18 commercial and residential properties in New York City, including 265 East 66th Street, One East River Place and 419 East 60th Street. Solow has shown his commitment to the property by periodically upgrading and improving it for more than 40 years in order to attract top tier tenants.

The Property. 9 West 57th Street consists of 50 stories with 47 office levels and three subterranean levels that contain a mix of retail, storage and service areas as well as a 285-space parking garage. The full-service restaurant, Brasserie 8 ½, is located on the first subterranean level. According to the appraisal, the property is an iconic trophy office property and is widely perceived as being one of the top three office buildings in New York City due to its excellent Plaza District location, quality tenancy and unobstructed Central Park views from the 27th floor and above. As of June 1, 2016, the property was leased to 26 tenants, including a number of institutional quality tenants. 9 West 57th Street serves as headquarters’ locations for Kohlberg, Kravis, Roberts & Co. L.P. (“KKR”), Chanel Inc. (“Chanel”), Apollo Management Holdings, L.P. (“Apollo”), Och Ziff Management LP, Tiger Global Management LLC and Ruane, Cunniff & Goldfarb Inc. The property commands some of the highest per square foot office rents in Manhattan with certain higher floor in-place rents exceeding $200 per square foot. The property was 63.5% occupied as of June 1, 2016, considerably below the Plaza District market occupancy of 89.9%, which presents the opportunity for improvement in debt yield and DSCR if the property’s occupancy increases during the loan term. The sponsor is marketing the approximately 600,000 square feet of vacant space at the property.

The property’s largest tenant is KKR, a global investment firm headquartered at the property, which leases 11.7% of the net rentable area through December 2020 across seven floors. KKR has over $131.0 billion of assets under management with over 800 employees. The second largest tenant, Chanel, leases 11.0% of the net rentable area through May 2031. Chanel is a French designer of women’s luxury fashion items and is headquartered at the property. The Chanel brand had over $5.2 billion in revenues in 2016 and over 12,760 employees. The third largest tenant, Apollo, leases 6.6% of the net rentable area through April 2020. Apollo is a global alternative asset manager with a value-oriented investment strategy in private equity, credit and real estate. As of 2016, Apollo had $173 billion of assets under management and is also headquartered at the property.

The property is located in the Plaza District in Midtown Manhattan and in close proximity to the Plaza Hotel, 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle and Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as The Blackstone Group, Bloomberg L.P., Estée Lauder, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Four Seasons, The Peninsula,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Plaza and The St. Regis. The property is located along “Billionaire’s Row” which includes several luxury supertall residential condominium developments such as One57, 432 Park, 220 Central Park South and 111 West 57th Street. Certain residential condominium units along “Billionaire’s Row” have sold for more than $9,000 per square foot.

As of the second quarter of 2016, the Plaza District submarket reported an overall vacancy rate of 10.1% and overall average asking rents of $128.36 per square foot. The appraisal identified four comparable Class A trophy office buildings including the Seagram Building (375 Park Avenue), 667 Madison Avenue, the GM Building (767 5th Avenue) and Lever House (390 Park Avenue) with current asking rents ranging from $125 per square foot to $220 per square foot which is in-line with the property.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015(2)	Current(3)
50.9%	63.5%	67.3%	63.5%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in 2014 occupancy from 2013 is primarily driven by leases signed with SHL Investment Group (USA), Inc. and Benefit Street Partners. The increase in 2015 occupancy from 2014 is primarily driven by leases signed with Tiger Global Management LLC, Qatar Investment Authority Advisory USA Inc. and Veritas Capital Fund Management, LLC.

(3)	Current Occupancy is as of June 1, 2016.

Tenant Summary(1)
Tenant	Retail / Office Component	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Kohlberg, Kravis, Roberts & Co.(3)	Office	NA / A / A	196,124	11.7%	$121.48	16.1%	12/31/2020
Chanel Inc. (4)	Office	NA / NA / NA	185,120	11.0%	$119.07	14.9%	5/31/2031
Apollo Management Holdings, L.P. (5)	Office	NA / A / A-	111,194	6.6%	$167.17	12.6%	4/30/2020
Och Ziff Management LP	Office	NA / NA / NA	95,200	5.7%	$180.18	11.6%	12/31/2029
Providence Equity LLC (6)	Office	NA / NA / NA	51,145	3.0%	$204.62	7.1%	Various
Tiger Global Management LLC	Office	NA / NA / NA	43,490	2.6%	$171.20	5.0%	7/31/2024
Silver Lake Management Co., LLC	Office	NA / NA / NA	31,800	1.9%	$195.00	4.2%	2/9/2019
Coatue Management LLC	Office	NA / NA / NA	31,000	1.8%	$125.00	2.6%	5/31/2023
40 North Industries LLC	Office	NA / NA / NA	28,620	1.7%	$167.32	3.2%	1/31/2022
Ruane, Cunniff & Goldfarb Inc.	Office	NA / NA / NA	26,920	1.6%	$191.00	3.5%	5/31/2025

(1)	Based on the underwritten rent roll dated June 1, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Kohlberg, Kravis, Roberts & Co., has acquired an approximately 343,000 square foot condominium at Hudson Yards, an office development in West Midtown, Manhattan. There can be no assurance that KKR will not vacate the property upon lease expiration in December 2020. Excluding KKR from the in-place underwritten base rent, the UW NCF DSCR based on UW NCF is equal to 2.30x.

(4)	Chanel Inc.’s storage lease for 7,800 square feet expires March 31, 2031.

(5)	13,600 square feet of Apollo Management Holdings, L.P.’s office lease expires April 15, 2020. Apollo Management Holdings L.P.’s 2,294 square foot storage lease also expires April 15, 2020.

(6)	The 51,145 square foot space also includes space leased to Benefit Street Partners, an affiliate of Providence Equity LLC. Providence Equity LLC’s lease for 32,800 square feet expires March 15, 2019. Benefit Street Partners’ lease for 18,345 square feet expires September 30, 2025. Benefit Street Partners has the right to terminate its lease as of September 1, 2022, with at least 12 months' notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to four months of base rent and (ii) any unamortized brokerage commissions paid by the landlord on account of the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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9 West 57th Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	613,310	36.5%	NAP	NAP	613,310	36.5%	NAP	NAP
2016	0	0	0.0	$0	0.0%	613,310	36.5%	$0	0.0%
2017	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2018	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2019	2	64,600	3.8	13,089,000	8.8	677,910	40.3%	$13,089,000	8.8%
2020	3	308,618	18.4	42,632,981	28.8	986,528	58.7%	$55,721,981	37.7%
2021	2	31,500	1.9	5,109,900	3.5	1,018,028	60.6%	$60,831,881	41.1%
2022	2	30,020	1.8	5,204,730	3.5	1,048,048	62.4%	$66,036,611	44.6%
2023	2	64,730	3.9	6,827,514	4.6	1,112,778	66.2%	$72,864,125	49.2%
2024	3	65,140	3.9	10,046,735	6.8	1,177,918	70.1%	$82,910,860	56.0%
2025	4	77,395	4.6	14,301,223	9.7	1,255,313	74.7%	$97,212,083	65.7%
2026 & Beyond	8	424,905	25.3	50,783,105	34.3	1,680,218	100.0%	$147,995,188	100.0%
Total	26	1,680,218	100.0%	$147,995,188	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2016 and includes rent steps through September 2017.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$147,995,188	$88.08	59.4%
Vacant Income	0	0	0	0	82,518,645	49.11	33.1
Gross Potential Rent	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$230,513,833	$137.19	92.5%
Total Reimbursements	18,367,753	20,686,585	18,213,824	17,863,714	16,775,136	9.98	6.7
Percentage Rent Income - Garage	1,960,765	2,011,104	1,649,779	1,754,505	1,943,774	1.16	0.8
Net Rental Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$249,232,744	$148.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(82,518,645)	(49.11)	(33.1)
Other Income	0	0	0	0	0	0	0.0
Effective Gross Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$166,714,099	$99.22	66.9%
Total Expenses	$55,775,327	$59,405,953	$63,564,960	$64,471,574	$58,877,243	$35.04	35.3%
Net Operating Income(3)(4)(5)(6)	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,836,855	$64.18	64.7%
Total TI/LC, Capex/RR	0	0	0	0	738,788	0.44	0.4
Net Cash Flow	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,098,067	$63.74	64.2%

(1)	TTM Column represents the trailing 12-month period ending June 30, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Net Operating Income from 2013 to 2014 is primarily due to an increase in occupancy from 50.9% to 63.5%.

(4)	The increase in Net Operating Income from 2014 to 2015 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot.

(5)	The increase in Net Operating Income from 2015 to TTM is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot.

(6)	The increase in Net Operating Income from TTM to Underwritten is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).

Property Management. The property is managed by Solow Management Corp., an affiliate of the borrowers, under a management agreement that is renewed annually.

Escrows and Reserves. At origination, the borrowers deposited $25,000,000 for future tenant improvements and leasing commissions, $16,462,228 for outstanding free rent related to seven tenants at the property, $13,061,790 for outstanding tenant improvements and leasing commissions related to 10 tenants at the property, $9,417,640 for real estate taxes, $287,500 for required repairs and $264,333 for insurance reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

9 West 57th Street

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of annual estimated tax payments, which currently equates to $3,139,213.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance premiums, which currently equates to $88,111.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $61,615 ($0.44 per square foot annually) for ongoing replacement reserves. The replacement reserve is subject to a cap of $2,500,000.

TI/LC Reserves - If the amount on deposit in the TI/LC reserve falls below the initial deposit of $25,000,000, on a monthly basis, the borrowers are required to escrow $420,054.50 for tenant improvements and leasing commissions, unless, (A) the DSCR is equal to or greater than 2.50x, (B) the balance of the reserve account is equal to or greater than $15,000,000, and (C) the property is occupied by tenants under leases demising no less than 65.0% of the rentable square footage. The TI/LC reserve is subject to a cap of $25,000,000.

Lockbox / Cash Management. The 9 West 57th Street Whole Loan is structured with a CMA lockbox. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account will be swept daily into the borrowers’ operating account at the clearing bank, unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into the a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (a) an event of default, (b) the bankruptcy or insolvency of the borrowers, (c) the bankruptcy or insolvency of the property manager or (d) the debt service coverage ratio based on net cash flow (as calculated in the loan documents) falling below 2.50x based on a trailing three-month basis.

The borrowers will have the right two times (in the aggregate) in any 12-month period to cure a Trigger Period as follows: (A) if a Trigger Period exists solely by reason of an event of default, the curing and acceptance of such cure by the lender of the applicable event of default (in its sole and absolute discretion), (B) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager pursuant to a management agreement acceptable to the lender within 60 days, (C) if a Trigger Period exists solely by reason of a the debt service coverage ratio falling below 2.50x for a trailing three-month period, the achievement of the debt service coverage ratio for two consecutive quarters of at least 2.50x on a trailing three-month basis as determined by the lender. In no event will the borrowers have the right to cure a Trigger Period occurring by reason of a borrowers’ bankruptcy.

Permitted Mezzanine Debt. The sole members of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the related borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents, (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 35.3%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and based on the 12 months immediately preceding the origination date of the mezzanine loan) is not less than 3.08x, and (iv) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000			Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000			Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	6.6%			Net Rentable Area (SF)(2):	96,514
Loan Purpose:	Acquisition			Location:	New York, NY
Borrower:	693 Fifth Owner LLC			Year Built / Renovated:	1993 / 2015
Sponsor:	Marc de Lacharrière			Occupancy:	57.1%
Interest Rate:	3.96600%			Occupancy Date:	4/1/2016
Note Date:	6/10/2016			Number of Tenants:	7
Maturity Date:	7/1/2026			2013 NOI:	N/A
Interest-only Period:	24 months			2014 NOI(3):	$4,902,318
Original Term:	120 months			2015 NOI(3):	$14,208,201
Original Amortization:	300 months			TTM NOI (as of 3/2016):	$14,590,731
Amortization Type:	IO-Balloon			UW Economic Occupancy:	86.9%
Call Protection:	L(25),Grtr1%orYM(91),O(4)			UW Revenues:	$20,153,750
Lockbox:	Hard			UW Expenses:	$4,235,787
Additional Debt:	Yes			UW NOI:	$15,917,963
Additional Debt Balance:	$170,000,000			UW NCF:	$15,711,152
Additional Debt Type:	Pari Passu			Appraised Value / Per SF:	$525,000,000 / $5,440
				Appraisal Date:	5/24/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$2,590
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$2,032
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.6%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	37.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR(5):	1.00x
Other:	$3,327,853	$0	N/A	UW NOI Debt Yield:	6.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Sponsor Equity	$284,819,681	53.3%	Purchase Price	$525,000,000	98.2%
Mortgage Loan(1)	250,000,000	46.7	Closing Costs	6,491,828	1.2
			Upfront Reserves	3,327,853	0.6
Total Sources	$534,819,681	100.0%	Total Uses	$534,819,681	100.0%
(1)	The 693 Fifth Avenue loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $250.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $250.0 million 693 Fifth Avenue Whole Loan, as defined in “The Loan” below.
(2)	Net Rentable Area (SF) consists of 82,089 square feet (85.1% of net rentable area) of office space and 14,425 square feet (14.9% of net rentable area) of retail space.
(3)	The increase in 2015 NOI from 2014 NOI is primarily due to the rent commencement under Valentino’s lease.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	UW NCF DSCR of 1.00x is calculated based on a 25-year amortization schedule. The current UW NCF DSCR based on the interest-only period for the first two years of the loan term is 1.56x. Valentino has a contractual rent increase in August 2018, which increases its annual rent payment from $16.5 million to approximately $19.0 million. Including the Valentino contractual rent increase in August 2018, the implied UW NCF would result in an UW NCF DSCR of approximately 1.15x based on a 25- year amortization schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

The Loan. The 693 Fifth Avenue loan is secured by a first mortgage lien on the borrower’s fee interest in a 20-story, 96,514 square foot, Class A office building with four levels of retail along Fifth Avenue between East 54th and East 55th Streets in Midtown Manhattan. The whole loan has an outstanding principal balance as of the Cut-off Date of $250.0 million (the “693 Fifth Avenue Whole Loan”), and is comprised of four pari passu notes, each as described below. Note A-2 was securitized in the DBJPM 2016-C3 trust and serves as the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMCC 2016-JP3 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 693 Fifth Avenue Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 25-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCC 2016-JP2	No
A-2	62,500,000	62,500,000	DBJPM 2016-C3	Yes
A-3	80,000,000	80,000,000	JPMCC 2016-JP3	No
A-4	42,500,000	42,500,000	JPMCB	No
Total	$250,000,000	$250,000,000

The Borrower. The borrowing entity for the 693 Fifth Avenue loan is 693 Fifth Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Marc de Lacharrière. Mr. Lacharrière, a French investor with a reported net worth of approximately $2.8 billion, is Chairman and CEO of Fimalac, a Paris-based holding company with investments in financial services, hotels, entertainment and real estate. As of December 31, 2015, Fimalac’s financial services investments include an approximately 20.0% non-controlling equity interest in the Fitch Group, which is the parent company of Fitch Ratings. There is no separate nonrecourse carve-out guarantor for the 693 Fifth Avenue Whole Loan. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity.

The Property. The 693 Fifth Avenue property is a 20-story, 96,514 square foot, Class A boutique office building with a four-level retail component located along Fifth Avenue between East 54th and East 55th Streets in Midtown Manhattan. The office and retail components of the property consist of 82,089 square feet (85.1% of net rentable area) and 14,425 square feet (14.9% of net rentable area), respectively. The 693 Fifth Avenue property was built in 1993 and was renovated in 2015 to include a new eight-story glass and steel façade and new lobby. The floors range from approximately 4,978 to 5,671 square feet on floors two through eight and are 4,975 square feet on floors nine to 18. The top two floors range between 2,090 and 2,566 square feet. The retail ceiling heights range from 14 to 17.5 feet. Typical office floor ceiling heights range from 13 to 15 feet and the penthouse extends just over 35 feet.

As of April 1, 2016, the property was 57.1% occupied by seven tenants. The retail component of the property is 100.0% occupied by Valentino U.S.A., Inc. (“Valentino”) and the office component of the property is approximately 49.6% occupied by six tenants. The prior owner was primarily focused on leasing the retail component of the property, which accounts for approximately 82.7% of the in-place base rent. The current loan sponsor plans to focus on leasing the office space up to market level.

The property’s largest tenant is Valentino, a luxury fashion company based in Milan, Italy, which leases 14.9% of the net rentable area through July 2029 across four floors and has occupied the space since August 2013. The property serves as Valentino’s flagship U.S. location. According to the loan sponsor, prior to taking occupancy, Valentino invested $40.0 million ($2,773 per square foot) into its space in addition to approximately $10.0 million ($693 per square foot) invested by the previous owner, Thor Equities. Valentino’s annual base rent is currently $16.5 million ($1,144 per square foot), increasing contractually by 15.0% to approximately $19.0 million ($1,315 per square foot) in August 2018 and by an additional 15.0% to approximately $21.8 million ($1,513 per square foot) in August 2023. Valentino currently accounts for approximately 83.7% of the total underwritten base rent at the property. Valentino has no renewal or termination options. The second largest tenant, JDS Development Group (“JDS”), leases 12.1% of the net rentable area through April 2020 and has occupied the space since February 2015. JDS is a Manhattan-based real estate development company, which purchases and develops luxury real estate in New York and Miami, including developments at 626 First Avenue and 111 West 57th Street in New York. JDS accounts for approximately 4.3% of the total underwritten base rent at the property. The third largest tenant, Pierson Capital (“Pierson”), leases 10.0% of the net rentable area through August 2020 and has occupied the space since September 2015. Pierson is an international construction firm focused on the development of social housing programs, highways, railways, pipelines, power stations and other government projects. Pierson accounts for approximately 3.9% of the total underwritten base rent at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

The property is surrounded by a number of New York’s landmarks, restaurants, hotels, retail shops and tourist attractions and is made accessible by several major transportation hubs. The property is located in the Upper Fifth Avenue retail submarket. According to the appraisal, this portion of Fifth Avenue is the single most expensive area in Manhattan and the second most expensive retail corridor in the world. As of the first quarter of 2016, the Upper Fifth Avenue retail submarket reported an overall vacancy rate of 13.0% and overall average asking rents of $2,906 per square foot (ranging between $2,700 and $4,450 per square foot). The appraisal identified 11 comparable ground floor retail leases on Fifth Avenue ranging from $3,175 to $5,337 per square foot, including Bulgari ($5,337 per square foot; August 2015), Harry Winston ($4,146; April 2015) and Ermeneglido Zegna ($3,800; February 2016).

The property is located within the Madison/Fifth Avenue office submarket, which consists of approximately 21.1 million square feet of Class A office space. According to the appraisal, as of the first quarter of 2016, the Madison/Fifth Avenue office submarket reported an overall vacancy rate of 13.3% and overall average asking rents of $99.98 per square foot. The appraisal identified six directly comparable office properties built between 1926 and 1987 and ranging in size from approximately 52,500 to 142,023 square feet. The comparable office properties reported average asking rents ranging from $70.00 to $85.00 per square foot with a weighted average of $79.80 per square foot. The appraisal identified six comparable office projects currently under construction in Midtown Manhattan as well as seven proposed developments.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015	Current(3)
36.7%	62.0%	62.0%	57.1%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) The increase in 2014 occupancy from 2013 occupancy is primarily driven by the lease up associated with Valentino.
(3) Current Occupancy is as of April 1, 2016.

		Tenant Summary(1)
			Net	% of
	Retail / Office	Ratings	Rentable	Total	Base	% of Total	Lease
Tenant	Component	Moody’s/S&P/Fitch	Area (SF)	NRA	Rent PSF	Base Rent	Expiration Date
Valentino(2)	Retail	NA / NA / NA	14,425	14.9%	$1,143.85	83.7%	7/31/2029
JDS Development Group	Office	NA / NA / NA	11,635	12.1%	$72.15	4.3%	4/30/2020
Pierson Capital	Office	NA / NA / NA	9,629	10.0%	$80.30	3.9%	8/31/2020
Carpenters Workshop Gallery	Office	NA / NA / NA	5,075	5.3%	$95.38	2.5%	2/28/2031
Louis Licari	Office	NA / NA / NA	4,847	5.0%	$84.40	2.1%	5/31/2025
New York Smile Institute	Office	NA / NA / NA	4,838	5.0%	$73.96	1.8%	10/31/2031
Hays Worldwide Research	Office	NA / NA / NA	4,665	4.8%	$76.16	1.8%	6/30/2020

(1) Based on the underwritten rent roll.
(2) Valentino’s current annual in-place base rent is $16.5 million ($1,144 per square foot), increasing contractually by 15.0% to approximately $19.0 million ($1,315 per square foot) in August 2018 and by an additional 15.0% to approximately $21.8 million ($1,513 per square foot) in August 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

Lease Rollover Schedule(1)
		Net			% of	Cumulative			Cumulative
	Number	Rentable	% of		Base	Net Rentable	Cumulative	Cumulative	% of Base
	of Leases	Area	NRA	Base Rent	Rent	Area	% of NRA	Base Rent	Rent
Year	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring
Vacant	NAP	41,400	42.9%	NAP	NAP	41,400	42.9%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	41,400	42.9%	$0	0.0%
2017	0	0	0.0	0	0.0	41,400	42.9%	$0	0.0%
2018	0	0	0.0	0	0.0	41,400	42.9%	$0	0.0%
2019	0	0	0.0	0	0.0	41,400	42.9%	$0	0.0%
2020	3	25,929	26.9	1,967,960	10.0	67,329	69.8%	$1,967,960	10.0%
2021	0	0	0.0	0	0.0	67,329	69.8%	$1,967,960	10.0%
2022	0	0	0.0	0	0.0	67,329	69.8%	$1,967,960	10.0%
2023	0	0	0.0	0	0.0	67,329	69.8%	$1,967,960	10.0%
2024	0	0	0.0	0	0.0	67,329	69.8%	$1,967,960	10.0%
2025	1	4,847	5.0	409,087	2.1	72,176	74.8%	$2,377,047	12.1%
2026	0	0	0.0	0	0.0	72,176	74.8%	$2,377,047	12.1%
2027 & Beyond	3	24,338	25.2	17,341,872	87.9	96,514	100.0%	$19,718,919	100.0%
Total	7	96,514	100.0%	$19,718,919	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,976,634	$18,395,122	$18,934,587	$19,718,919	$204.31	85.1%
Vacant Income	0	0	0	3,025,669	31.35	13.1
Gross Potential Rent	$7,976,634	$18,395,122	$18,934,587	$22,744,589	$235.66	98.1%
Total Reimbursements	724,651	341,761	368,637	434,831	4.51	1.9
Net Rental Income	$8,701,285	$18,736,883	$19,303,224	$23,179,420	$240.17	100.0%
(Vacancy/Credit Loss)	0	0	0	(3,025,669)	(31.35)	(13.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$8,701,285	$18,736,883	$19,303,224	$20,153,750	$208.82	86.9%
Total Expenses	$3,798,967	$4,528,682	$4,712,493	$4,235,787	$43.89	21.0%
Net Operating Income	$4,902,318	$14,208,201	$14,590,731	$15,917,963	$164.93	79.0%
Total TI/LC, Capex/RR	0	0	0	206,811	2.14	1.0
Net Cash Flow	$4,902,318	$14,208,201	$14,590,731	$15,711,152	$162.79	78.0%

(1)				TTM Column represents the trailing 12-month period ending March 31, 2016.
(2)				% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)				The increase in Rents in Place from 2014 to 2015 is primarily due to the rent commencement under Valentino’s lease.

Property Management. The 693 Fifth Avenue property is managed by Savitt Partners LLC, a New York limited liability company.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $3,022,060 for outstanding tenant improvements and leasing commissions related to two tenants and $305,793 for free rent related to one tenant.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default and (ii) the lender receives evidence reasonably satisfactory that the taxes are paid by the borrower no later than the date on which taxes are due.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the property is insured under a stand-alone insurance policy in accordance with the loan documents and (iii) the lender receives evidence reasonably satisfactory to the lender that such premiums have been paid on or prior to their due date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

693 Fifth Avenue

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed on each payment date of the term of the loan in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of debt service, required reserves and operating expenses on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrower or the property manager, unless the property manager that files bankruptcy is not an affiliate of the borrower and is replaced in accordance with the loan agreement within 30 days, (iii) a DSCR Trigger Event (as defined below) has occurred and is ongoing or (iv) a Specified Tenant Trigger Event (as defined below) has occurred and is ongoing. The borrower may prevent or cure a Cash Sweep Event arising from a DSCR Trigger Event if the borrower delivers cash or a letter of credit that, if used to reduce the outstanding principal balance of the 693 Fifth Avenue Whole Loan, would otherwise be sufficient to prevent or cure the applicable DSCR Trigger Event (a “DSCR Trigger Cure Deposit”).

A Cash Sweep Event may be cured by the following: if the Cash Sweep Event is caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default, (b) clause (ii) above only with respect to the property manager, the lender replacing such property manager or if such bankruptcy action is dismissed without any material adverse modifications to the terms of the loan documents, (c) clause (ii) above only with respect to the borrower, if such bankruptcy is caused by a party filing an involuntary petition against the borrower and neither the borrower nor its affiliates has colluded with such party or has solicited creditors for any involuntary petition against the borrower, and such bankruptcy action is dismissed without any material adverse modifications to the terms of the loan documents, (d) clause (iii) above, either (1) the applicable debt service coverage ratio for two consecutive three month periods is not less than (A) from the origination date through and including July 31, 2018, 1.05x, and (B) thereafter, 1.10x, or (2) the borrower delivers a DSCR Trigger Cure Deposit or (e) clause (iv) above, if (1) Valentino is in possession of its space and open to the public for business during customary hours, (2) Valentino has revoked all termination or cancellation notices with respect to its lease and has re-affirmed the lease as being in full force and effect, (3) with respect to any bankruptcy or insolvency proceedings involving Valentino, Valentino is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (4) Valentino is paying full, unabated rent under its lease (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) the borrower may cure a Cash Sweep Event caused by an event of default no more than a total of two times in the aggregate during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a voluntary or collusive involuntary bankruptcy action of the borrower.

A “DSCR Trigger Event” means the trailing three-month debt service coverage ratio as calculated in accordance with the loan documents is less than (i) 1.00x from the origination date through and including July 31, 2018 and (ii) 1.10x thereafter.

A “Specified Tenant Trigger Event” means (i) Valentino “going dark”, (ii) the occurrence of a bankruptcy action with respect to Valentino, (iii) Valentino giving notice that it is terminating its lease for all or any material portion of its lease and such notice is not fully rescinded within 10 business days or (iv) any termination or cancellation of Valentino’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding).

Right of First Offer. The largest tenant, Valentino, has a right of first offer in the event the borrower intends to sell the space currently occupied by Valentino or the entire 693 Fifth Avenue property. The option is not applicable to any foreclosure or deed-in-lieu of foreclosure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	JPMCB			Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$80,000,000			Title:	Fee
Cut-off Date Principal Balance(2):	$80,000,000			Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	6.6%			Net Rentable Area (SF):	1,169,633
Loan Purpose:	Refinance			Location:	Nashville, TN
Borrower:	Opry Mills Mall Limited Partnership			Year Built / Renovated:	2000 / 2012
Sponsor:	Simon Property Group, L.P.			Occupancy(4):	98.6%
Interest Rate:	4.09200%			Occupancy Date:	3/14/2016
Note Date:	6/2/2016			Number of Tenants:	168
Maturity Date:	7/1/2026			2013 NOI(5):	$34,502,158
Interest-only Period:	120 months			2014 NOI:	$34,987,235
Original Term:	120 months			2015 NOI(5):	$36,707,859
Original Amortization:	None			TTM NOI (as of 3/2016)(6):	$36,895,150
Amortization Type:	Interest Only			UW Economic Occupancy:	95.0%
Call Protection(3):	L(26),Def(87),O(7)			UW Revenues:	$52,975,528
Lockbox:	CMA			UW Expenses:	$15,212,634
Additional Debt:	Yes			UW NOI(6):	$37,762,894
Additional Debt Balance:	$295,000,000			UW NCF:	$36,274,285
Additional Debt Type:	Pari Passu			Appraised Value / Per SF:	$738,000,000 / $631
				Appraisal Date:	5/10/2016

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$321
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$321
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.8%
Replacement Reserves:	$0	Springing	$701,780	Maturity Date LTV:	50.8%
TI/LC:	$0	Springing	$5,789,683	UW NCF DSCR:	2.33x
Other:	$3,943,000	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$375,000,000	100.0%	Payoff Existing Debt	$346,592,719	92.4%
			Return of Equity	26,280,526	7.0
			Closing Costs	2,126,755	0.6
Total Sources	$375,000,000	100.0%	Total Uses	$375,000,000	100.0%

(1)	The Opry Mills Whole Loan was co-originated by JPMCB and Citigroup Global Markets Realty Corp. (“CGMRC”).
(2)	The Opry Mills loan is part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance of $375.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of $375.0 million of the Opry Mills Whole Loan, as defined in “The Loan” below.
(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of the full $375.0 million Opry Mills Whole Loan is permitted after the earlier to occur of (i) August 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by August 1, 2019, the borrower is permitted to prepay the Opry Mills Whole Loan in whole, but not in part, with the payment of a yield maintenance premium (except that any portion of the Opry Mills Whole Loan that has been securitized for at least two years must be defeased).
(4)	Occupancy includes four tenants, Madame Tussauds (25,854 square feet), Hofbrauhaus Beer Garden (14,658 square feet), Abercrombie & Fitch Outlet (6,500 square feet) and Swarovski (1,231 square feet), all of which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent in May 2017. Hofbrauhaus Beer Garden is expected to take occupancy and begin paying rent in April 2017. Abercrombie & Fitch Outlet and Swarovski are expected to take occupancy and begin paying rent in October 2016. Occupancy excluding tenants that have signed leases but have not yet taken occupancy is 94.5%.
(5)	The increase in 2015 NOI from 2013 NOI is primarily associated with contractual rent increases.
(6)	UW NOI is higher than TTM NOI primarily due to (i) the inclusion of four tenants, Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski, all of which have signed leases but have not yet taken occupancy, accounting for $743,170 in underwritten base rent and $253,025 in reimbursements and (ii) contractual rent increases through June 2017 in the amount of $799,000.
(7)	Initial Other Escrows and Reserves represents a guaranty from the loan sponsor for outstanding tenant improvements, tenant allowances and leasing commissions. For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan. The Opry Mills loan is secured by a first mortgage lien on the borrower’s fee interest in a 1,169,633 square foot super regional mall located within Opryland in Nashville, Tennessee. The whole loan has an outstanding principal balance as of the Cut-off Date of $375.0 million (the “Opry Mills Whole Loan”) and is comprised of six pari passu notes, each as described below. Note A-1 was securitized in the JPMCC 2016-JP2 trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMCC 2016-JP3 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Opry Mills Whole Loan has a 10-year term and is interest-only for the term of the loan. The prior debt secured by the property was originated by and held by Heleba Bank and Nord/LB.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	JPMCC 2016-JP2	Yes
A-2	$65,000,000	$65,000,000	DBJPM 2016-C3	No
A-3	$80,000,000	$80,000,000	JPMCC 2016-JP3	No
A-4	$70,000,000	$70,000,000	CGCMT 2016-P4	No
A-5-A	$60,000,000	$60,000,000	CGCMT 2016-C2	No
A-5-B	$20,000,000	$20,000,000	CGMRC	No
Total	$375,000,000	$375,000,000

The Borrower. The borrowing entity for the Opry Mills Whole Loan is Opry Mills Mall Limited Partnership, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising approximately 191 million square feet.

SPG purchased Opry Mills in connection with its acquisition of Mills Corporation in 2007 through a joint venture with Farallon Capital Management (“Farallon”). In 2012, SPG purchased Farallon’s equity stake in Opry Mills and now has a 100% ownership interest. SPG’s liability under the nonrecourse carve-out provisions in the loan documents is capped at $75.0 million plus reasonable collection costs.

The Property. Opry Mills is a 1,169,633 square foot, super regional mall located adjacent to the Opryland Resort & Convention Center in Nashville, Tennessee. Opry Mills serves as a shopping, dining and entertainment destination in Tennessee and is the only mall in Nashville that features designer factory outlet shopping. The property is located in Opryland (which includes the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry), which has over 3.0 million visitors each year. Major retailers and department stores at the mall include Bass Pro Shops, Forever 21, Bed Bath & Beyond, Off Broadway Shoes, Saks Fifth Avenue Off 5th, a Regal Cinema movie theater with IMAX and H&M, among others. Additionally, the property features a range of restaurants and food court tenants, including Rainforest Café, T.G.I. Fridays, Johnny Rockets, Chili’s, Moe’s Southwest Grill, Subway and Charley’s Grilled Subs. The property provides approximately 8,073 parking spaces, resulting in a parking ratio of approximately 6.9 spaces per 1,000 square feet of net rentable area.

As of March 14, 2016, the property was approximately 98.6% leased by 168 tenants. The property’s in-line tenants generally consist of national tenants, such as Polo Ralph Lauren, Nike Factory Store, Gap Outlet, Victoria’s Secret, Tommy Hilfiger, Banana Republic Factory Store and Old Navy Outlet. Gross mall sales for all tenants that had reported as of the trailing 12-month period ending December 31, 2015 were approximately $401.2 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $447, $468 and $485 in 2013, 2014 and 2015, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 11.8%, 11.8% and 11.8% respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The mall originally opened in 2000 on the former site of the Opryland USA theme park but was closed from May 2010 to March 2012 as a result of flooding from the Cumberland River. The damage to the property was caused by the confluence of torrential rainfall (over 13.5 inches of rain within a 36 hour period) and the sudden release of water from the Old Hickory Dam, which was authorized by the Army Corps. of Engineers (“USACE”). The property was redeveloped during that period and a portion of the redevelopment included improvements to structural features in order to limit potential future flood damage. Additionally, improvements to the Cumberland River levee and pumping system were made and a post-flood technical report was prepared by USACE outlining how it contributed to the flood damage and its intent to use this information in order to limit the consequences of any potential future flooding. Immediately following the flooding, Opry Mills was rebuilt, and re-opened in March 2012 after the loan sponsor spent over $130.0 million to redevelop the property. Operating performance improved following the redevelopment as the re-tenanting of the center resulted in a higher proportion of national and credit tenants.

Opryland is a country music themed tourist attraction that encompasses approximately 124 acres and includes Opry Mills, the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry. The 2,881 room Gaylord Opryland Resort & Convention Center (the largest hotel outside of Las Vegas), together with the Grand Ole Opry, draw a substantial number of visitors per year, including 1.5 million hotel guests and 2.6 million banquet facility guests, which support the foot traffic at the property. The Grand Ole Opry, Tennessee’s largest tourist attraction and often called the “home of American music”, is a country music venue that showcases a variety of renowned country music artists and receives several hundreds of thousands of visitors each year. Additionally, the General Jackson Showboat, a 1,200 passenger paddlewheel boat featuring a variety of daily country music lunch and dinner cruises, docks at Opryland.

According to the Urban Land Institute, Nashville is an “18-Hour City” and the “#7 U.S. Market to Watch for 2016.” Factors contributing to Nashville’s emergence in the top 10 markets in the Urban Land Institute’s report include a re-emergent downtown, consistent in-migration, high quality of life, and low costs of doing business. Regional access to the area is provided by Interstate-40, Interstate-65 and Interstate-24. Nashville International Airport is located approximately 5.0 miles south of Opry Mills along Interstate-40 and is served by 14 carriers with an average of more than 375 flights arriving and departing the airport on a daily basis. According to the appraisal, the trade area within a 30-mile radius contains approximately 1.5 million people, with an average household income of $79,950 as of 2015. The appraisal concluded that market rents were generally in-line with the rents in-place at the property.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occ.	Proximity (Miles)	Major / Anchor Tenants
Opry Mills(2)(3)	2000 / 2012	1,169,633	$485	98.6%	NAP	Bass Pro Shops, Forever 21, Regal Cinema, Dave & Buster’s, Bed Bath & Beyond, Off Broadway Shoes, Saks Fifth Avenue Off 5th
Rivergate Mall	1971 / 2011	1,138,169	$280 - $300	94%	9.5	Dillard’s, JCPenney, Macy’s, Sears
The Mall at Green Hills	1955 / 2011	869,000	$650 - $670	98%	13.8	Dillard’s, Macy’s, Nordstrom
Providence Marketplace	2006 / NA	835,000	NAV	98%	14.0	Target, Belk, JCPenney, Kroger, Dick’s Sporting Goods,
						TJ Maxx, Homegoods
Cool Springs Galleria	1991 / 2006	1,381,800	NAV	99%	22.0	Dillard’s, JCPenney, Macy’s, Belk
Lebanon Premium Outlets(4)	1988 / NA	227,262	NAV	100%	29.0	Gap Factory Store, Nike, AnnTaylor, The Children’s Place
The Avenue Murfreesboro	2007 / NA	747,497	NAV	90%	31.0	Belk, Dick’s Sporting Goods, Best Buy, Haverty’s Furniture
Stones River Mall	1992 / 2008	598,688	NAV	97%	31.0	Dillard’s, JCPenney, Sears

(1)	Based on the appraisal.
(2)	Est. Sales PSF represents in-line sales per square foot for 2015.
(3)	Est. Occ. represents current occupancy as of March 14, 2016.
(4)	Owned by Simon Property Group, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Historical and Current Occupancy(1)
2013	2014	2015	Current(2)(3)
96.0%	97.0%	97.0%	98.6%

(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.
(2)	Current Occupancy as of March 14, 2016.
(3)	Current Occupancy includes four tenants, Madame Tussauds (25,854 square feet), Hofbrauhaus Beer Garden (14,658 square feet), Abercrombie & Fitch Outlet (6,500 square feet), and Swarovski (1,231 square feet), all of which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent in May 2017. Hofbrauhaus Beer Garden is expected to take occupancy and begin paying rent in April 2017. Abercrombie & Fitch Outlet and Swarovski are expected to take occupancy and begin paying rent in October 2016. Occupancy excluding tenants that have signed leases but have not yet taken occupancy is 94.5%.

Historical In-line Sales and Occupancy Costs(1)
	2013	2014	2015
In-line Sales PSF	$447	$468	$485
Occupancy Costs	11.8%	11.8%	11.8%

(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Bass Pro Shops	NA / NA / NA	130,131	11.1%	$7.80	$342	2.8%	4/30/2020
Regal Cinema(4)	Ba1 / B+ / NA	100,056	8.6%	$21.50	$557,200	24.6%	5/31/2020
Dave & Buster’s	NA / NA / NA	56,886	4.9%	$23.20	$277	9.6%	11/30/2021
Forever 21	NA / NA / NA	53,244	4.6%	$27.52	$168	18.9%	1/31/2019
Bed Bath & Beyond	Baa1 / BBB+ / NA	30,966	2.6%	$12.59	$148	10.0%	3/31/2022
Off Broadway Shoes	NA / NA / NA	29,722	2.5%	$32.38	$229	19.2%	1/31/2021
Saks Fifth Avenue Off 5th	B1 / B+ / NA	27,567	2.4%	$7.00	$192	7.8%	4/30/2020
Madame Tussauds(5)	NA / NA / NA	25,854	2.2%	$5.80	N/A	N/A	4/30/2032
H&M	NA / NA / NA	25,022	2.1%	$35.08	$390	9.9%	1/31/2024
Sun & Ski Sports	NA / NA / NA	21,429	1.8%	$21.90	$190	14.5%	5/31/2022
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the trailing 12-month period ending December 31, 2015 for all tenants.
(4)	Sales PSF reflects sales per screen for Regal Cinema. Sales per screen is based on a total of 20 screens. Regal Cinema has the right to terminate its lease if the occupancy rate at Opry Mills falls below 50% of the leasable area (not including the premises of Regal Cinema) and such occupancy rate continues for 12 months.
(5)	Madame Tussauds’ lease commenced May 2016 but Madame Tussauds is not yet in occupancy. Therefore, Sales PSF and Occupancy Costs figures are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	15,841	1.4%	NAP	NAP	15,841	1.4%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	15,841	1.4%	$0	0.0%
2017	7	10,727	0.9	512,369	1.7	26,568	2.3%	$512,369	1.7%
2018	5	21,814	1.9	653,674	2.2	48,382	4.1%	$1,166,043	3.9%
2019	9	95,636	8.2	2,589,843	8.7	144,018	12.3%	$3,755,886	12.6%
2020	7	282,096	24.1	4,149,006	13.9	426,114	36.4%	$7,904,891	26.5%
2021	4	109,093	9.3	2,648,138	8.9	535,207	45.8%	$10,553,029	35.4%
2022	81	342,920	29.3	10,522,594	35.3	878,127	75.1%	$21,075,623	70.7%
2023	36	178,528	15.3	5,172,116	17.4	1,056,655	90.3%	$26,247,739	88.1%
2024	5	34,792	3.0	1,389,681	4.7	1,091,447	93.3%	$27,637,420	92.8%
2025	5	9,440	0.8	646,169	2.2	1,100,887	94.1%	$28,283,589	94.9%
2026	8	42,892	3.7	1,359,304	4.6	1,143,779	97.8%	$29,642,892	99.5%
2027 & Beyond	1	25,854	2.2	150,000	0.5	1,169,633	100.0%	$29,792,892	100.0%
Total	168	1,169,633	100.0%	$29,792,892	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$29,792,892	$25.47	59.8%
Vacant Income	0	0	0	0	583,384	0.50	1.2
Gross Potential Rent	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$30,376,276	$25.97	61.0%
CAM Reimbursements	7,524,044	8,002,492	8,242,367	8,206,506	9,142,890	7.82	18.4
Percentage Rent	1,963,537	1,701,241	2,159,817	2,101,647	2,309,076	1.97	4.6
Other Reimbursements(3)	8,371,007	7,940,550	8,087,640	7,918,716	7,974,588	6.82	16.0
Net Rental Income	$43,504,254	$44,530,474	$46,181,018	$46,096,608	$49,802,830	$42.58	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,490,141)	(2.13)	(5.0)
Other Income(4)	5,622,945	5,533,441	5,553,022	5,669,254	5,662,840	4.84	11.4
Effective Gross Income	$49,127,199	$50,063,915	$51,734,040	$51,765,862	$52,975,528	$45.29	106.4%
Total Expenses(5)	$14,625,041	$15,076,680	$15,026,181	$14,870,712	$15,212,634	$13.01	28.7%
Net Operating Income(6)	$34,502,158	$34,987,235	$36,707,859	$36,895,150	$37,762,894	$32.29	71.3%
Total TI/LC, Capex/RR	0	0	0	0	1,488,609	1.27	2.8
Net Cash Flow	$34,502,158	$34,987,235	$36,707,859	$36,895,150	$36,274,285	$31.01	68.5%

(1)	The TTM column represents the trailing 12-months ending March 31, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.
(3)	Other Reimbursements include utilities and real estate taxes.
(4)	Other Income primarily includes income attributable to temporary tenants (including kiosk, vending machines, events and promotions), marketing income from tenants and ATM rental income.
(5)	Total Expenses were underwritten to SPG’s 2016 budget. Historical financials were normalized to exclude non-recurring legal expenses associated with the 2010 flooding of the Cumberland River. 2014 was adjusted by $3.2 million and 2015 was adjusted by $6.5 million. SPG has provided a guaranty related to the payment of any future legal expenses in connection with such event.
(6)	Underwritten Net Operating Income is higher than TTM Net Operating Income due primarily to the inclusion of four tenants, Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski, all of which have signed leases but have not yet taken occupancy as well as contractual rent increases through June 2017.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination. In lieu of cash reserves, SPG delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvements, tenant allowance and leasing commission obligations associated with Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet, Swarovski and Mission BBQ.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Opry Mills

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Reserve Trigger Event (as defined below) exists and (iii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent and (b) provides the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $19,494 per month ($0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $701,780 (approximately $0.60 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $160,825 per month (approximately $1.65 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $5,789,683 (approximately $4.95 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters within 30 days of the origination date to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then swept to an account controlled by the borrower until the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a DSCR Trigger Event, after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the loan.

A Lockbox Event (as defined below) may be cured (i) if the Lockbox Event is caused solely by a DSCR Trigger Event (as defined below), by the achievement of a debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarter period immediately preceding the date of such determination of more than 1.60x for two consecutive quarters, (ii) if the Lockbox Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default or (iii) if the Lockbox Event is caused solely by a bankruptcy action of the property manager, if the borrower replaces the property manager with a replacement property manager acceptable to the lender under a new management agreement within 60 days after such bankruptcy action or such property manager is discharged within 90 days after such bankruptcy action without any adverse consequences to the property or the Opry Mills Whole Loan (each of the foregoing, a “Lockbox Termination Event”).

Each Lockbox Termination Event is also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Lockbox Event, including reasonable attorney’s fees and expenses.

A “Lockbox Event” means the occurrence of (a) an event of default, (b) any bankruptcy action of the borrower, (c) a bankruptcy action of the manager if the manager is an affiliate of the borrower and provided that the manager is not replaced within 60 days with a qualified manager in accordance with the loan documents or (d) a DSCR Trigger Event (as defined below).

A “DSCR Trigger Event” means the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.60x for two consecutive calendar quarters.

A “DSCR Reserve Trigger Event” means the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.75x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Opry Mills

Litigation Guaranty. In connection with a casualty from a flooding that occurred at the property in 2010, the loan sponsor was involved in a five-year lawsuit against the insurers of the property. The loan sponsor was initially awarded $50.0 million out of the $200.0 million that the loan sponsor claimed. The loan sponsor was ultimately granted a summary judgment by the Chancery Court for Davidson County, Tennessee, awarding the loan sponsor $204.0 million. The judgment is currently being appealed and the loan sponsor has provided a guaranty to the lender related to the payment of all obligations, costs, expenses and liabilities of the borrower or its affiliates incurred in connection with such insurance proceedings, including any post-trial motions and appeals arising therefrom, all attorney’s fees or disbursements, expert witness fees or other related expenses, costs or fees. Neither the lender nor the servicer has (i) any right to participate in the insurance proceedings in any manner whatsoever or (ii) any right to approve any decisions of the borrower with respect to the insurance proceedings or any appeals or settlement thereof. Any amounts received by the borrower from the insurance proceedings are not required to be deposited into the lockbox account and belong to the borrower, to be retained or disbursed by the borrower in its sole discretion and control and otherwise in accordance with its organizational documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(Moody’s / Fitch / KBRA)(2):	A2 / AAA / AA-	Property Type - Subtype:	Mixed Use - Super Regional Mall/Office
Original Principal Balance(3):	$60,000,000	Net Rentable Area (SF)(5):	794,521
Cut-off Date Principal Balance(3):	$60,000,000	Location:	San Francisco, CA
% of Pool by IPB:	4.9%	Year Built / Renovated:	1908, 1988 / 2006
Loan Purpose:	Refinance	Occupancy:	95.6%
Borrowers:	Emporium Mall LLC and S.F. Centre	Occupancy Date:	4/30/2016
	Limited Partnership	Number of Tenants:	174
Sponsor:	Westfield America, Inc.	2013 NOI:	$48,398,462
Interest Rate:	3.39400%	2014 NOI:	$48,128,023
Note Date:	7/11/2016	2015 NOI:	$50,954,179
Maturity Date:	8/1/2026	TTM NOI (as of 3/2016)(6):	$51,963,988
Interest-only Period:	120 months	UW Economic Occupancy:	95.6%
Original Term:	120 months	UW Revenues:	$95,016,729
Original Amortization:	None	UW Expenses:	$38,462,539
Amortization Type:	Interest Only	UW NOI(6):	$56,554,190
Call Protection(4):	L(25),DeforGrtr1%orYM(91),O(4)	UW NCF:	$54,817,690
Lockbox:	CMA	Appraised Value / Per SF:	$1,220,000,000 / $1,536
Additional Debt:	Yes	Appraisal Date:	4/27/2016
Additional Debt Balance:	$373,077,000 / $124,923,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(7)				Financial Information(3)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$545	$702
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$545	$702
Replacement Reserves:	$0	Springing	$315,727	Cut-off Date LTV:	35.5%	45.7%
TI/LC:	$0	Springing	$1,973,295	Maturity Date LTV:	35.5%	45.7%
Other:	$4,300,000	Springing	N/A	UW NCF DSCR:	3.68x	2.85x
				UW NOI Debt Yield:	13.1%	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$558,000,000	99.7%	Payoff Existing Debt	$555,500,000	99.3%
Sponsor Equity	1,661,400	0.3	Closing Costs	4,161,400	0.7
Total Sources	$559,661,400	100.0%	Total Uses	$559,661,400	100.0%

(1)	The Westfield San Francisco Centre Whole Loan was co-originated by JPMCB and Deutsche Bank AG, New York Branch (“DBNY”).
(2)	Moody’s, Fitch and KBRA have confirmed that the Westfield San Francisco Centre loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation. On a standalone basis, Fitch rated the Westfield San Francisco Centre loan ‘A’.
(3)	The Westfield San Francisco Centre loan is part of a whole loan comprised of (i) a mortgage loan comprised of four pari passu senior notes with an aggregate outstanding principal balance of approximately $60.0 million, (ii) a companion loan, which is pari passu to the Westfield San Francisco Centre loan, comprised of 20 pari passu notes with an aggregate outstanding principal balance of approximately $373.1 million and (ii) four subordinate notes with an aggregate outstanding principal balance of approximately $124.9 million. The Pari Passu Debt Financial Information presented in the chart above reflects the $433.1 million aggregate Cut-off Date balance of the Westfield San Francisco Centre loan and the Westfield San Francisco Centre Pari Passu Companion Loans. The Whole Loan Financial Information presented in the chart above reflects the $558.0 million Cut-off Date balance of the Westfield San Francisco Centre Whole Loan, as defined in “The Loan” below.
(4)	The borrowers have the option of prepaying the Westfield San Francisco Centre Whole Loan in full with (i) the greater of 1% of the Westfield San Francisco Centre Whole Loan being prepaid and a yield maintenance premium or (ii) defeasance of the full Westfield San Francisco Centre Whole Loan. The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2019 and (ii) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”). The borrowers are also permitted to prepay the Westfield San Francisco Centre Whole Loan in whole, but not in part, after the expiration of the REMIC Prohibition Period with the payment of a yield maintenance premium. The assumed lockout period of 25 payments is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.
(5)	Net Rentable Area (SF) is not inclusive of square footage associated with Bloomingdale’s (338,928 square feet) or Nordstrom (312,000 square feet), which are not part of the collateral.
(6)	The increase in UW NOI from TTM NOI (as of 3/2016) is largely driven by the Zara expansion space, which is expected to be delivered to the tenant on April 1, 2017 with rent commencing under the lease for such space on October 1, 2017. The Zara expansion space is 19,116 square feet and the lease requires $2.1 million in base rent annually for such space. UW NOI is additionally driven by contractual rent escalations through August 1, 2017 totaling approximately $1.3 million.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

The Loan. The Westfield San Francisco Centre loan is secured by the borrowers’ fee simple and leasehold interests in 794,521 square feet of a 1,445,449 square foot super regional mall and office property located in the Union Square neighborhood of San Francisco, California. The whole loan was co-originated by JPMCB and DBNY and has an outstanding principal balance as of the Cut-off Date of $558.0 million (the “Westfield San Francisco Centre Whole Loan”). The Westfield San Francisco Centre Whole Loan is comprised of (i) four pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $60.0 million, (ii) 20 pari passu senior companion notes (also pari passu with respect to the Westfield San Francisco Centre loan) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $373.1 million (the “Westfield San Francisco Centre Pari Passu Companion Loans”) and (iii) four subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $124.9 million (the “Westfield San Francisco Centre Subordinate Companion Loans”), each as described below. The senior non-controlling notes A-2-EMP-C2, A-2-EMP-C3, A-2-SFC-C2 and A-2-SFC-C3 comprising the Westfield San Francisco Centre loan, with an aggregate original principal balance of approximately $60.0 million, are being contributed to the JPMCC 2016-JP3 Trust. The Westfield San Francisco Centre loan and the Westfield San Francisco Centre Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the Westfield San Francisco Centre Subordinate Companion Loans to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Westfield San Francisco Centre Whole Loan” in the Preliminary Prospectus. The DBJPM 2016-SFC Mortgage Trust Notes contain the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). The Westfield San Francisco Centre Whole Loan has a 10-year term and is interest-only for the term of the loan.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-EMP-C2, A-1-SFC-C2, A-1-EMP-C3, A-1-SFC-C3	$60,000,000	$60,000,000	CD 2016-CD1	No
DBJPM 2016-SFC Mortgage Trust Notes(1)	306,942,000	306,942,000	DBJPM 2016-SFC	Yes
A-1-EMP-C1, A-1-SFC-C1, A-2-EMP-C1, A-2-SFC-C1	84,000,000	84,000,000	DBJPM 2016-C3	No
A-2-EMP-C2, A-2-SFC-C2, A-2-EMP-C3, A-2-SFC-C3	60,000,000	60,000,000	JPMCC 2016-JP3	No
A-1-EMP-C4, A-1-SFC-C4	23,529,000	23,529,000	DBNY	No
A-2-EMP-C4, A-2-SFC-C4	23,529,000	23,529,000	JPMCB	No
Total	$558,000,000	$558,000,000
(1)	The DBJPM 2016-SFC Mortgage Trust Notes are inclusive of notes B-1-EMP, B-1-SFC, B-2-EMP and B-2-SFC, collectively, representing the Westfield San Francisco Centre Subordinate Companion Loans.

The Borrowers. The borrowing entities for the Westfield San Francisco Centre Whole Loan are Emporium Mall LLC, a Delaware limited liability company, and S.F. Centre Limited Partnership, a Delaware limited partnership, each a single purpose entity with two independent directors in its organizational structure.

Emporium Mall LLC owns the fee interest in the Emporium retail and office space and S.F. Centre Limited Partnership holds the leasehold interest in the San Francisco Centre. Westfield America, Inc. (“Westfield”) and Forest City Commercial Group, Inc. indirectly own a majority of the S.F. Centre Limited Partnership and Emporium Mall LLC. Westfield indirectly controls both S.F. Centre Limited Partnership and Emporium Mall LLC.

The Loan Sponsor. The loan sponsor of the borrowers and the nonrecourse carve-out guarantor is Westfield, provided that (i) Westfield’s liability under the guaranty is subject to a cap of 10% of the then outstanding principal balance of the Westfield San Francisco Centre Whole Loan and (ii) in no event will Westfield be liable for losses solely related to the borrowers’ failure to (a) pay debt service on or repay the Westfield San Francisco Centre Whole Loan, (b) remain solvent, (c) remain adequately capitalized or (d) pay their debts as they become due.

Westfield, an affiliate of Westfield Corporation, is a real estate investment trust (“REIT”) that is in the business of owning, operating, developing and acquiring iconic retail destinations in the world’s leading cities (including in major metropolitan areas in the United States). Attracting over 330 million shopper visits last year, Westfield’s portfolio of 32 shopping centers in the United States includes nearly 5,800 stores encompassing approximately 40 million square feet of retail space in eight states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

The Property. The Westfield San Francisco Centre collateral consists of a 794,521 square foot portion of a 1,445,449 square foot super regional mall and office property located at 865 Market Street in San Francisco’s Union Square neighborhood. Of the 794,521 square feet of collateral, 553,366 square feet are retail and 241,155 square feet are office. The Westfield San Francisco Centre is divided between the San Francisco Centre (23.4% of collateral net rentable area) and the Emporium retail and office building (76.6% of collateral net rentable area). The San Francisco Centre portion of the mall was originally developed in 1988 and purchased by Westfield in 2002. The Emporium portion of the mall, which is a redevelopment of the historic Emporium department store that dates back to the 1890s, was co-developed by Westfield and Forest City in 2006. The San Francisco Centre is subject to a ground lease with an initial expiration of June 30, 2043 and includes one 15-year renewal option.

As of April 30, 2016, the Westfield San Francisco Centre property’s 553,366 square foot retail portion was 93.7% leased by approximately 170 tenants (97.1% including non-collateral anchor tenants). The Westfield San Francisco Centre property features a nine-screen movie theater and several noteworthy major and in-line tenants, including Zara, H&M, J. Crew, Victoria’s Secret, Banana Republic, Foot Locker and Champs Sports. Furthermore, the Westfield San Francisco Centre property offers approximately 23 restaurant and dining concepts. No tenant contributes more than 5.1% of gross rent. Sales for all reporting categories, including non-collateral tenants, for the trailing 12 months ending March 2016 totaled $599.3 million, with specialty store (all tenants excluding major tenants and theatre tenants) sales of $1,028 per square foot. From 2011 to 2015, specialty store sales per square foot grew at a compounded annual growth rate of 7.4%. The retail portion of the Westfield San Francisco Centre property is anchored by the west coast flagship of Bloomingdale’s and the second largest Nordstrom in the United States, neither of which is collateral for the Westfield San Francisco Centre Whole Loan.

The retail portion of the Westfield San Francisco Centre property also features a new 36,977 square foot digital space, called Bespoke, which Westfield unveiled in May of 2015. Bespoke, which is a Westfield affiliate, consists of co-working, technology demonstration and event spaces. As of July 2016, Bespoke was host to over 100 events, showcased over 30 demonstrations and was home to more than 75 retail-tech start-ups. Clients of Bespoke include several prominent technology companies including Google, Salesforce and Facebook. The co-working space has over 200 paying members and achieved 100% occupancy in its first nine months.

The Westfield San Francisco Centre property is a located in one of the top retail destinations in the country (Market Street in San Francisco’s Union Square neighborhood), with strong historical sales and average mall and office occupancies of 96.6% and 97.5%, respectively, from 2007 to 2015 (including non-collateral anchors). As of April 30, 2016, the Westfield San Francisco Centre property’s 241,155 square foot office portion was 100% leased to four tenants. Historical occupancy of both the retail and office portions of the Westfield San Francisco Centre property is further detailed in the chart below.

Historical and Current Occupancy(1)
	2007	2008	2009	2010	2011	2012	2013	2014	2015	Current(2)
Collateral Retail Occupancy	99.3%	95.8%	93.6%	87.7%	89.6%	89.1%	89.4%	94.5%	93.7%	93.7%
Total Mall Occupancy	99.7%	98.1%	97.1%	94.4%	95.3%	95.0%	95.1%	97.5%	97.1%	97.1%
Office Occupancy	94.0%	96.0%	100.0%	100.0%	100.0%	100.0%	98.3%	96.6%	92.7%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Collateral Retail Occupancy and Current Total Mall Occupancy are as of April 30, 2016 and include Zara’s expansion space. The Zara expansion space is expected to be delivered to the tenant on April 1, 2017 and the tenant is required to commence paying rent on October 1, 2017. Current Office Occupancy is as of April 30, 2016.

Since January 2015, 29,853 square feet of new in-line tenant leases have been signed at the retail portion of the Westfield San Francisco Centre property. These leases are 27.4% higher than the average in-place base rent per square foot of all in-line tenants. Additionally, Zara signed a lease to expand its space by 19,116 square feet in June 2016. The space is expected to be delivered to Zara in April 2017 and Zara is required to begin paying rent in October 2017. The borrowers have delivered two letters of credit in the aggregate amount of $4,300,000 to cover gap rent and the tenant improvement obligations of the borrowers associated with the Zara lease. The average in-place gross office rent of $47.80 per square foot is a 19.1% discount to the most recently signed office leases at the Westfield San Francisco Centre property (Crunchyroll, Inc. and TRUSTe).

The Westfield San Francisco Centre property is located in the Union Square neighborhood within the greater San Francisco Bay Area. According to the appraisal, Union Square is the San Francisco Bay Area’s premier retail district and in a class with the top tier of high end shopping districts nationally, such as New York’s Fifth/Madison Avenues, Chicago’s North Michigan Avenue and Beverly Hills’ Rodeo Drive. According to industry reports, the San Francisco retail market did not experience much change in market conditions in the first quarter of 2016. The vacancy rate went from 2.1% in the previous quarter to 2.2% in the current quarter. Net absorption was negative 88,851 square feet, and vacant sublease space decreased by 5,885 square feet. Quoted rental rates increased from fourth quarter 2015 levels, ending at $37.92 per square foot per year. There was no new retail space delivered to the market in the first quarter and 356,786 square feet are under construction as of the end of the quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

According to industry reports, the Union Square submarket has a retail inventory of 3.29 million square feet. The submarket had a vacancy rate of 2.9%, net absorption of 20,476 square feet and an average rental rate of $72.16 per square foot, triple net. The appraisal determined a stabilized vacancy of 4.0% for the Westfield San Francisco Centre property. As of the first quarter of 2016, the population within a five-mile radius of the Westfield San Francisco Centre property was 724,333, with expected growth of 1.15% over the next five years, and average household income was $129,484. The appraisal noted that the Westfield San Francisco Centre property is very well-located for a super regional mall and office project and represents a prime destination retail property that acts as the anchor for the larger surrounding Union Square District. According to the appraisal, due to its size and location, the Westfield San Francisco Centre property does not have any truly comparable competition. However, according to industry reports, there are five retail centers located between six and 12 miles away, which are summarized in the chart below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF(2)	Est. Occupancy	Proximity (miles)	Major / Anchor Tenants
Westfield San Francisco Centre(3)(4)	1988 / 2006	1,220,000	$960	98%	NAP	Bloomingdale’s, Nordstrom
Stonestown Galleria	1952 / 1988	836,454	$610	97%	6.0	Macy’s, Nordstrom, Trader Joe’s, United Artists Theatres
Bay Street	2002 / N/A	400,000	$300	90%	8.0	AMC Theatres
Serramonte Center	1968 / 2007	865,000	$490	91%	9.0	Dick’s Sporting Goods, JCPenney, Macy’s, Target
Shops at Tanforan	1971 / 2005	979,000	$375	89%	11.0	Century Theatres, JCPenney, Sears, Target, Toys R Us
Village at Corte Madera	1985 / 2005	460,000	$1,070	98%	12.0	Macy’s, Nordstrom, Tesla Motors
(1)	Based on a retail industry report.

(2)	Est. Sales PSF figures exclude Apple where applicable.

(3)	Based on the retail square feet only. Variances between the above table and the underwritten square feet are due to measurement differences and/or reporting methodology.

(4)	Major / Anchor Tenants for Westfield San Francisco Centre are non-collateral anchors.

Retail Tenant Summary (Major Tenants >10,000 SF)(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Lease Expiration Date
Century Theatres(4)	B2 / BB / NA	52,636	6.6%	$27.00	2.7%	$708,598	9/30/2021
Bespoke	NA / NA / NA	36,977	4.7%	$25.75	1.8%	NA	12/31/2021
Zara(5)	NA / NA / NA	27,579	3.5%	$108.78	5.6%	$1,403	3/31/2027
H&M	NA / NA / NA	25,289	3.2%	$71.07	3.4%	$442	1/31/2022
Bristol Farms	NA / NA / NA	22,135	2.8%	$42.27	1.8%	$483	1/31/2017
Abercrombie & Fitch	NA / BB- / NA	16,488	2.1%	$107.29	3.3%	$783	1/31/2022
Express / Express Men	NA / NA / NA	15,660	2.0%	$74.00	2.2%	$293	1/31/2023
J. Crew	B2 / B- / NA	11,284	1.4%	$83.44	1.8%	$978	1/31/2022
Victoria’s Secret	NA / NA / NA	11,037	1.4%	$76.41	1.6%	$1,338	1/31/2023
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF is as of the trailing 12 months ending on March 31, 2016 and, in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales.

(4)	Most Recent Sales PSF for Century Theatres reflect sales per screen based on nine screens.

(5)	Net Rentable Area (SF) for Zara includes Zara’s expansion space. The Zara expansion space is expected to be delivered to the tenant April 1, 2017 and the tenant is required to commence paying rent on October 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

The office component of the Westfield San Francisco Centre property is comprised of 241,155 square feet, which is 100.0% leased to four tenants. Since 2007, the office component of the property has achieved an average occupancy 97.8% and has consistently operated at 94.0% or greater. According to the appraisal, as of the first quarter of 2016, the San Francisco Office Market had an inventory of approximately 78.0 million square feet of net rentable area with average asking rents of $72.38 per square foot and a vacancy of 6.2%.

Office Tenant Summary(1)

	Ratings(2)	Net Rentable	% of	Base	% of Total	Lease
Tenant	Moody’s/S&P/Fitch	Area (SF)	Total NRA	Rent PSF	Base Rent	Expiration Date
San Francisco State University(3)	Aa3 / AA- / A+	125,483	15.8%	$37.12	8.7%	12/31/2021
Crunchyroll, Inc.(4)	NA / NA / NA	71,614	9.0%	$58.71	7.9%	1/31/2020
True Ultimate Standards Every	NA / NA / NA	28,217	3.6%	$53.56	2.8%	2/29/2020
Burke Williams Day Spa	NA / NA / NA	15,841	2.0%	$44.00	1.3%	1/31/2022

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company or government entity guarantees the lease.

(3)	San Francisco State University subleases 18,354 square feet to San Francisco Examiner through December 2021 and 18,712 square feet to Westfield Labs, a Westfield affiliate, through December 2021.

(4)	Crunchyroll, Inc. subleases 30,000 square feet to GoPro, Inc. through June 2017.

Non-Owned Anchors(1)
	Ratings(2)	Net Rentable	Most Recent	Most Recent
Tenant	Moody’s/S&P/Fitch	Area (SF)	Sales(3)	Sales PSF(3)
Bloomingdale’s	Baa2 / BBB / BBB	338,928	$122,875,937	$363
Nordstrom	Baa1 / BBB+ / BBB+	312,000	$89,219,568	$286
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales and Most Recent Sales PSF are as of the trailing 12-months ending on March 31, 2016 and, in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported, sales.

Collateral Retail Tenant Summary(1)
Tenant	Net Rentable Area (SF)	% of Total Collateral (SF)	Base Rent PSF	Most Recent Sales(2)	Most Recent Sales PSF(2)
Major Tenants (>10,000SF)(3)(4)	219,085	27.6%	$58.51	$77,032,437	$802
In-line(5)	218,415	27.5	$91.28	$173,234,136	$793
Restaurant / Food Court	38,711	4.9	$109.69	$39,331,243	$1,016
Exterior	29,808	3.8	$172.03	$32,955,776	$1,106
Specialty Leasing(6)	5,203	0.7	NAP	NAP	NAP
Kiosk / ATM	4,360	0.5	NAP	NAP	NAP
Patio	2,672	0.3	$71.57	NAP	NAP
Total Occupied Retail Collateral	518,254	65.2%
Vacant Retail	35,112	4.4
Total Retail Collateral SF	553,366	69.6%
(1)	Based on the underwritten rent roll.

(2)	Most Recent Sales and Most Recent Sales PSF are as of the trailing 12-months ending on March 31, 2016 and, in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales.

(3)	Century Theatres’ sales are excluded from Most Recent Sales and Most Recent Sales PSF.

(4)	Most Recent Sales PSF for Zara are based upon the 8,463 square feet that Zara currently occupies at the property.

(5)	In-line Sales include tenants that have reported two full years of sales.

(6)	Specialty Leasing represents tenants with short-term leases or license agreements with a duration that is typically 12 months or fewer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring
Vacant	NAP	35,112	4.4%	NAP	NAP	35,112	4.4%	NAP	NAP
Specialty(4)	3	5,203	0.7	$0	0.0%	40,315	5.1%	$0	0.0%
2016 & MTM	25	45,361	5.7	4,127,974	7.7	85,676	10.8%	$4,127,974	7.7%
2017	39	84,308	10.6	9,487,641	17.8	169,984	21.4%	$13,615,615	25.5%
2018	13	19,948	2.5	1,470,962	2.8	189,932	23.9%	$15,086,577	28.3%
2019	10	4,929	0.6	944,953	1.8	194,861	24.5%	$16,031,530	30.0%
2020	11	108,570	13.7	6,797,715	12.7	303,431	38.2%	$22,829,245	42.8%
2021	19	244,139	30.7	8,576,762	16.1	547,570	68.9%	$31,406,007	58.8%
2022	22	114,412	14.4	9,583,469	17.9	661,982	83.3%	$40,989,476	76.8%
2023	10	43,434	5.5	3,074,721	5.8	705,416	88.8%	$44,064,197	82.5%
2024	5	16,070	2.0	1,138,269	2.1	721,486	90.8%	$45,202,466	84.7%
2025	5	13,601	1.7	2,443,601	4.6	735,087	92.5%	$47,646,067	89.2%
2026	8	15,341	1.9	1,928,788	3.6	750,428	94.5%	$49,574,855	92.9%
2027 & Beyond	4	44,093	5.5	3,815,600	7.1	794,521	100.0%	$53,390,455	100.0%
Total	174	794,521	100.0%	$53,390,455	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Base Rent Expiring does not include (i) $242,069 attributable to the straight line average of Microsoft’s and San Francisco State University’s contractual base rent through the tenants’ lease expiration date, (ii) $1,261,179 attributable to step rents based on the minimum contractual rent increases occurring through August 2017 and (iii) $84,732 attributable to a reciprocal easement agreement with non-collateral anchor tenant Bloomingdale’s.

(4)	Specialty tenants represent tenants with short-term leases or license agreements that have durations that are typically 12 months or fewer. Rent for the Specialty tenants was not included in underwritten base rent but has been underwritten with other income.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$45,697,435	$46,482,470	$48,326,548	$49,319,480	$54,978,435	$69.20	61.0%
Vacant Income	0	0	0	0	3,985,753	5.02	4.4
Gross Potential Rent	$45,697,435	$46,482,470	$48,326,548	$49,319,480	$58,964,187	$74.21	65.4%
Total Recoveries	28,021,791	29,445,379	30,419,008	30,668,606	31,197,107	39.27	34.6
Net Rental Income	$73,719,226	$75,927,849	$78,745,556	$79,988,086	$90,161,294	$113.48	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,985,753)	(5.02)	(4.4)
Other Income	10,401,563	8,693,512	9,857,994	10,666,686	8,841,187	11.13	9.8
Effective Gross Income	$84,120,789	$84,621,362	$88,603,550	$90,654,772	$95,016,729	$119.59	105.4%
Total Expenses	$35,722,327	$36,493,338	$37,649,371	$38,690,784	$38,462,539	$48.41	40.5%
Net Operating Income	$48,398,462	$48,128,023	$50,954,179	$51,963,988	$56,554,190	$71.18	59.5%
Total TI/LC, Capex/RR	0	0	0	0	1,736,500	2.19	1.8
Net Cash Flow	$48,398,462	$48,128,023	$50,954,179	$51,963,988	$54,817,690	$68.99	57.7%
(1)	TTM represents the trailing 12-month period ending on March 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on the underwritten rent roll with base rent equal to the contractual amount as of August 1, 2016. Underwritten Rents in Place includes an adjustment for recently signed leases and the Zara expansion lease. The Zara expansion space is expected to be delivered to the tenant April 1, 2017 and the tenant is required to commence paying rent on October 1, 2017. Base rent generated by the leases currently encumbering the Zara expansion space was removed from the Underwritten Base Rent. Excludes straight lining of rents.

(4)	Underwritten Rents in Place includes (i) $242,069 attributable to the straight line average of Microsoft’s and San Francisco State University’s contractual base rent through the tenants’ lease expiration date, (ii) $1,261,179 attributable to step rents based on the minimum contractual rent increases occurring through August 2017 and (iii) $84,732 attributable to a reciprocal easement agreement with non-collateral anchor tenant Bloomingdale’s.

Property Management. The Westfield San Francisco Centre property is managed by Westfield Property Management LLC, a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Westfield San Francisco Centre

Escrows and Reserves. At origination, the borrowers were required to deliver two letters of credit in the aggregate amount of $4,300,000 from UBS AG bank to cover gap rent and the tenant improvement obligations of the related borrower associated with the Zara lease. The landlord’s work letter of credit is in the amount of $1,756,435 and the gap rent letter of credit is in the amount of $2,543,565. The loan documents provide that, in lieu of making any monthly payments to any of the reserve funds, the borrowers may deliver (i) a letter of credit or (ii) one or more guaranties from Westfield or an affiliate of Westfield that has total assets (in name or under management) in excess of $800 million and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus, shareholder’s equity or net worth of at least $400 million.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default and (ii) the debt service coverage ratio (as calculated in the loan documents) does not fall below 1.45x as of the last calendar day of any fiscal quarter.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as either (i)(a) no event of default has occurred and is continuing and (b) the debt service coverage ratio (as calculated in the loan documents) does not fall below 1.45x as of the last calendar day of any fiscal quarter, or (ii) the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrowers to make deposits to the replacement reserve is waived so long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio (as calculated in the loan documents) does not fall below 1.45x as of the last calendar day of any fiscal quarter. In the event the borrowers are required to make monthly deposits into the replacement reserve, the borrowers are required to deposit approximately $13,155 per month (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of approximately $315,727 (approximately $0.40 per square foot).

TI/LC Reserves - The requirement for the borrowers to make deposits to the TI/LC reserve is waived so long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio (as calculated in the loan documents) does not fall below 1.45x as of the last calendar day of any fiscal quarter. In the event the borrowers are required to make monthly deposits into the TI/LC, the borrowers are required to deposit approximately $82,221 per month (approximately $1.24 per square foot annually) for tenant improvements and leasing commissions. The reserve is subject to a cap of $1,973,295 (approximately $2.48 per square foot).

Ground Lease Reserves - The requirement for the borrowers to make deposits to the ground lease reserve is waived so long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio (as calculated in the loan documents) does not fall below 1.45x as of the last calendar day of any fiscal quarter. In the event the borrowers are required to make monthly deposits into the ground lease reserve, the borrowers are required to deposit 1/12 of the base rent due to the ground lessor under the ground lease during the ensuing 12 months and 1/12 of the percentage or additional rents and other charges paid under the ground lease in the prior calendar year.

Lockbox / Cash Management. The Westfield San Francisco Centre Whole Loan is structured with a CMA lockbox. Upon origination, the borrowers were required to deliver tenant direction letters to all tenants instructing them to deposit all rents and payments directly into a lockbox account controlled by the lender. All funds in the lockbox are returned to an account controlled by the borrowers until the occurrence of a Cash Sweep Period (as defined below). Upon the occurrence of a Cash Sweep Period, all funds are required to be swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent a Cash Sweep Period is continuing, all excess cash flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” will commence upon the occurrence or commencement of an event of default and will end on the date upon which the event of default has been cured.

Ground Lease. The Westfield San Francisco Centre property is subject to a long-term ground lease with the San Francisco Unified School District. The lease commenced on July 1, 1983 with a 60-year term expiring on June 30, 2043 and contains one 15-year renewal option. The ground rent is currently equal to $3,260,000 per year and is required on a monthly basis in the amount of approximately $271,667.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	528,158
Loan Purpose:	Recapitalization	Location:	Oakland, CA
Borrower:	CIM/Oakland 1 Kaiser Plaza, LP	Year Built / Renovated:	1971 / N/A
Sponsor:	CIM Commercial Trust	Occupancy:	96.5%
	Corporation	Occupancy Date:	4/1/2016
Interest Rate:	4.14000%	Number of Tenants:	35
Note Date:	6/30/2016	2013 NOI(3):	$6,318,013
Maturity Date:	7/1/2026	2014 NOI(3)(4):	$9,282,762
Interest-only Period:	120 months	2015 NOI(4):	$7,887,377
Original Term:	120 months	TTM NOI (as of 3/2016)(5):	$7,830,604
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$18,882,880
Call Protection(2):	L(26),Def(90),O(4)	UW Expenses:	$8,516,695
Lockbox:	CMA	UW NOI(5):	$10,366,105
Additional Debt:	Yes	UW NCF:	$8,769,400
Additional Debt Balance:	$37,100,000	Appraised Value / Per SF:	$212,000,000 / $401
Additional Debt Type:	Pari Passu	Appraisal Date:	6/22/2016

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$184
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$184
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.8%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	45.8%
TI/LC:	$0	Springing	$18,000,000	UW NCF DSCR:	2.15x
Other:	$7,620,726	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$97,100,000	100.0%	Payoff of Corporate Debt(7)	$75,000,000	77.2%
			Return of Equity	14,181,387	14.6
			Upfront Reserves	7,620,726	7.8
			Closing Costs	297,887	0.3
Total Sources	$97,100,000	100.0%	Total Uses	$97,100,000	100.0%

(1)	The 1 Kaiser Plaza loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $97.1 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $97.1 million 1 Kaiser Plaza Whole Loan, as defined in “The Loan” below.

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of the full $97.1 million 1 Kaiser Plaza Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by August 1, 2019, the borrower is permitted to prepay the 1 Kaiser Plaza Whole Loan with a yield maintenance premium.

(3)	The increase in 2014 NOI from 2013 NOI is primarily related to the retroactive refund of rent associated with the renewal of the KFHP (as defined below) lease in December 2013.

(4)	The decrease in 2015 NOI from 2014 NOI is primarily related to the refund of prior year CAM reimbursements for which tenant collections were over budgeted in 2014.

(5)	The increase in UW NOI from TTM NOI is primarily related to (i) 10 tenant leases signed since April 2015 accounting for approximately $2.4 million in in-place base rent (including the recent KHFP expansion of 30,481 square feet accounting for approximately $1.3 million in in-place base rent), for which a full year of rent was not included in TTM NOI and (ii) contractual rent increases underwritten through July 2017 accounting for approximately $1.1 million in underwritten base rent.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The 1 Kaiser Plaza property was previously unencumbered. Payoff of Corporate Debt represents the repayment of the sponsor’s corporate level debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

The Loan. The 1 Kaiser Plaza loan is secured by a first mortgage lien on the borrower’s fee interest in a 528,158 square foot Class A office building located in Oakland, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $97.1 million (the “1 Kaiser Plaza Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-1 is being contributed to the JPMCC 2016-JP3 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee under this securitization (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, the holder of Note A-2 (including any related trustee or, prior to the occurrence and continuance of a control termination event under any related pooling and servicing agreement, any related directing certificateholder) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 1 Kaiser Plaza Whole Loan has a 10-year term and is interest-only for the entire term.

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	JPMCC 2016-JP3	Yes
A-2	37,100,000	37,100,000	JPMCB	No
Total	$97,100,000	$97,100,000

The Borrower. The borrowing entity for the 1 Kaiser Plaza Whole Loan is CIM/Oakland 1 Kaiser Plaza, LP, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the 1 Kaiser Plaza Whole Loan is CIM Commercial Trust Corporation (“CMCT”), a Maryland corporation and publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million square feet of office space, 930 multifamily units and 908 hotel rooms. As of June 24, 2016, CMCT had a market capitalization of approximately $1.8 billion. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management. Since its founding in 1994, CIM has been a process and research-driven investor that evaluates risk through the fundamental analysis of the long-term drivers in communities.

The loan sponsor acquired the property in 2008 for approximately $128.2 million (approximately $243 per square foot). Since acquisition, the loan sponsor has indicated that it invested approximately $32.6 million (approximately $62 per square foot) for a total cost basis in the property of approximately $160.9 million (approximately $305 per square foot).

The Property. 1 Kaiser Plaza is a 28-story, 528,158 square foot Class A multi-tenant office tower, situated on a 1.3-acre site in Oakland, California. The property was originally constructed in 1971 by Kaiser Permanente as part of the Kaiser Industries corporate headquarters and is currently the tallest building in the city of Oakland. The property offers unobstructed views of Lake Merritt, as well as Oakland Hills and downtown San Francisco. The property features a full-floor lobby and common area with 20-foot ceilings and is built with an “H-shaped” design allowing for eight corner offices on each floor. According to the appraisal, the improvements are considered to be grade A construction quality, which is further evidenced by the property having been awarded an Energy Star label in seven of the preceding eight years. Office tenants at the property also benefit from an adjacent parking garage located across 21st Street offering 400 spaces reserved for 1 Kaiser Plaza office tenants. Tenants at 1 Kaiser Plaza have direct access to the adjacent parking garage via an enclosed pedestrian bridge located on the 2nd floor of the property.

As of April 1, 2016, the property was 96.5% occupied by 35 tenants across 36 leases. The largest tenant at the property, Kaiser Foundation Health Plan, Inc. (“KFHP”), leases 69.4% of the net rentable area and has occupied all or a portion of the property since its construction in 1971. KFHP currently leases a total of 366,777 square feet of office space encompassing the entirety of multiple floors, including the 12th, 17th-22nd and 24th-27th floors, of which 283,081 square feet expire in February 2025 and 83,696 square feet expire in February 2027. Of KFHP’s total leased space, 30,481 square feet are associated with recently executed expansion leases beginning between August 2015 and April 2016. KFHP leases an additional 6,339 square feet of storage space with no attributable base rent. KFHP is a subsidiary of Kaiser Permanente (“Kaiser”), one of the largest not-for-profit managed health care companies in the United States. Kaiser offers both hospital and physician care through a network of hospitals and physician practices operating under the Kaiser brand. Founded in 1945, Kaiser has grown to over 10.2 million members across eight states and the District of Columbia. KFHP accounts for 73.6% of the underwritten base rent and its lease contains two remaining five-year renewal options. Since construction, the property has operated as Kaiser’s national headquarters and has been substantially occupied by KFHP, which has gradually expanded its presence by exercising its right of first refusal option on vacated space. KFHP continues to have a right of first offer and right of first refusal to lease any space that becomes available. The remaining tenancy is a mix of law firms, consulting groups and non-profit organizations. Additionally, the property has signed leases with 10 tenants since April 2015, comprising 11.0% of net rentable area and 13.1% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

1 Kaiser Plaza is located in the downtown Oakland neighborhood of Lake Merritt. The Oakland metropolitan area is currently benefiting from growth in the high tech industry, which is expected to remain a driving force behind the Oakland economy. As the business cycle matures, strong demand for tech workers and real estate is making San Francisco increasingly expensive. Firms are responding by relocating to the Oakland metropolitan area, with Uber being the latest and most high profile relocation. Uber recently purchased a historic downtown Oakland building – Uptown Station (located approximately 0.4 miles from 1 Kaiser Plaza) – for $123.5 million and reportedly plans to move 3,000 employees to the site in 2017 after completing an approximately $40.0 million renovation. Additionally, 1 Kaiser Plaza has many demand drivers within walking distance of the property, including the Oakland City Center and the City Center BART station, both of which are within approximately 0.5 miles of the property. There are also a number of popular restaurants in the surrounding area, including Ozumo, Pican, Plum and Umami Burger. The property is located less than 0.3 miles away from numerous bus stops for commuting needs. Additionally, the property is located approximately 0.6 miles from Highway 980, a regional north and south highway that provides direct access to both Highway 580 and Highway 880. Lake Merritt is located approximately 1.0 mile southeast of the property and, established in 1870, is the nation’s oldest official wildlife refuge. The lake features a 3.4 mile shoreline and several artificial islands for people to enjoy the wide variety of wildlife.

1 Kaiser Plaza is located in the Oakland central business district office submarket of the greater Oakland/East Bay office market. As of the first quarter of 2016, the Oakland central business district submarket totaled approximately 10.7 million square feet of net rentable area with an overall vacancy rate of 4.2% and average rents of $46.56 per square foot. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 6.6 million square feet with an overall vacancy rate of 3.4% and average rents of $51.60 per square foot. Per the appraisal, average asking rents have consistently grown for 10 consecutive quarters. The appraisal identified six directly comparable office properties built between 1976 and 2002 and ranging in size from 172,077 to 532,150 square feet. Recently executed leases for the comparable office properties ranged from $42.96 to $54.96 per square foot, with a weighted average of $49.45 per square foot. The weighted average underwritten rent for 1 Kaiser Plaza is $36.26 per square foot, which is below the appraisal’s concluded market rent of $48.00 per square foot for floors 2-17 and $51.00 per square foot for floors 18-27. According to the appraisal, there are currently 19 tenants actively seeking spaces greater than 20,000 square feet in the Oakland central business district office submarket, yet only one Class A building that can accommodate a full floor tenant.

The appraisal identified three comparable Class A office properties that are under construction, Uptown Station, EmeryStation West and San Leandro Tech Campus. The new office properties will range in size from 132,000 to 380,000 square feet. The largest of the three comparable properties, Uptown Station, was recently acquired by Uber and is undergoing an approximately $40.0 million renovation. Uber reportedly plans to relocate 3,000 employees to Uptown Station in 2017.

Historical and Current Occupancy(1)

2013	2014	2015	Current(2)
90.9%	91.0%	97.3%	96.5%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Kaiser Foundation Health Plan, Inc.(3)(4)	NA / AA- / A	366,777	69.4%	$37.25	73.6%	Various
Aiken & Welch, Inc.(5)	NA / NA / NA	11,635	2.2%	$35.20	2.2%	4/30/2021
Sitzmann Morris & Lavis, Inc.(6)	NA / NA / NA	9,838	1.9%	$39.31	2.1%	3/31/2017
Michael Baker Jr. Inc.	NA / NA / NA	9,838	1.9%	$36.87	2.0%	8/31/2018
Asian & Pacific Islander American Health Forum	NA / NA / NA	7,862	1.5%	$35.01	1.5%	3/26/2022
Menke & Associates, Inc.	NA / NA / NA	7,147	1.4%	$37.70	1.5%	8/31/2025
Armstrong & Associates, LLP	NA / NA / NA	6,646	1.3%	$37.20	1.3%	3/31/2017
Beles and Beles, LLP	NA / NA / NA	6,616	1.3%	$37.37	1.3%	7/31/2017
Economic & Planning Systems, Inc.	NA / NA / NA	6,512	1.2%	$35.40	1.2%	5/31/2020
The Lakeside Group(7)	NA / NA / NA	5,097	1.0%	$50.04	1.4%	3/31/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease. In the case of Kaiser Foundation Health Plan, Inc., the S&P rating is specific to Kaiser Foundation Health Plan, Inc., a subsidiary of the parent company Kaiser Permanente.
(3)	KFHP leases 283,081 square feet at approximately $36.55 per square foot expiring in February 2025, in addition to 83,696 square feet at approximately $39.60 per square foot expiring in February 2027. KHFP also leases 6,339 square feet in storage space with no attributable base rent. Base Rent PSF represents the weighted average rent paid by KFHP for all of its leased office space.
(4)	KFHP may contract its leased space as follows: (i) by up to 140,000 square feet at any time (including up to 100,000 square feet of space located on the 24th floor through the 27th floor (the “High Rise Space”)) with 12 months’ notice and the payment of a contraction fee, except that the tenant may not exercise this option with respect to the High Rise Space prior to March 1, 2018; (ii) with respect to all or any portion of its space located on the ground floor through the 23rd floor at any time on or after February 28, 2023, with 15 months’ notice and, in each case, the payment of a contraction fee; and (iii) with respect to all or any portion of the High Rise Space at any time after February 28, 2025, with 15 months’ notice and the payment of a contraction fee.
(5)	Lease Expiration Date for Aiken & Welch, Inc. represents the largest space leased by the tenant. 1,797 square feet of the Aiken & Welch, Inc. leased space expires on April 30, 2017. Aiken & Welch, Inc. leases an additional 2,014 square feet in storage space with no attributable base rent.
(6)	Sitzmann Morris & Lavis, Inc. leases an additional 270 square feet in storage space with no attributable base rent.
(7)	The Lakeside Group leases an additional 330 square feet in storage space with no attributable base rent.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,625	3.5%	NAP	NAP	18,625	3.5%	NAP	NAP
2016 & MTM	3	5,914	1.1	$199,194	1.1%	24,539	4.6%	$199,194	1.1%
2017	5	25,419	4.8	971,177	5.2	49,958	9.5%	$1,170,371	6.3%
2018	7	24,412	4.6	856,417	4.6	74,370	14.1%	$2,026,788	10.9%
2019	0	0	0.0	0	0.0	74,370	14.1%	$2,026,788	10.9%
2020	13	37,498	7.1	1,461,554	7.9	111,868	21.2%	$3,488,342	18.8%
2021	4	21,568	4.1	875,546	4.7	133,436	25.3%	$4,363,888	23.5%
2022	1	7,862	1.5	275,249	1.5	141,298	26.8%	$4,639,137	25.0%
2023	0	0	0.0	0	0.0	141,298	26.8%	$4,639,137	25.0%
2024	0	0	0.0	0	0.0	141,298	26.8%	$4,639,137	25.0%
2025	2	290,228	55.0	10,615,934	57.2	431,526	81.7%	$15,255,071	82.2%
2026	0	0	0.0	0	0.0	431,526	81.7%	$15,255,071	82.2%
2027 & Beyond(2)	1	96,632	18.3	3,314,362	17.8	528,158	100.0%	$18,569,432	100.0%
Total	36	528,158	100.0%	$18,569,432	100.0%
(1)	Based on the underwritten rent roll.
(2)	2027 & Beyond is inclusive of 11,629 square feet associated with storage space leased to various tenants with no attributable base rent, as well as 1,307 square feet associated with a building engineering office with no attributable base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

Operating History and Underwritten Net Cash Flow
						Per Square
	2013	2014	2015	TTM(1)	Underwritten	Foot	%(2)
Rents in Place	$13,210,243	$16,707,400	$15,846,015	$16,167,668	$18,569,432	$35.16	94.5%
Vacant Income	0	0	0	0	735,420	1.39	3.7
Gross Potential Rent	$13,210,243	$16,707,400	$15,846,015	$16,167,668	$19,304,853	$36.55	98.2%
CAM Reimbursements	271,903	709,268	(112,226)	(249,214)	351,028	0.66	1.8
Net Rental Income	$13,482,146	$17,416,667	$15,733,790	$15,918,454	$19,655,881	$37.22	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(982,794)	(1.86)	(5.0)
Other Income(3)	221,926	215,207	248,168	211,832	209,713	0.40	1.1
Effective Gross Income	$13,704,072	$17,631,874	$15,981,958	$16,130,286	$18,882,800	$35.75	96.1%

Total Expenses	$7,386,059	$8,349,112	$8,094,580	$8,299,682	$8,516,695	$16.13	45.1%

Net Operating Income(4)(5)	$6,318,013	$9,282,762	$7,887,377	$7,830,604	$10,366,105	$19.63	54.9%

Total TI/LC, Capex/RR	0	0	0	0	1,596,705	3.02	8.5

Net Cash Flow	$6,318,013	$9,282,762	$7,887,377	$7,830,604	$8,769,400	$16.60	46.4%
(1)	TTM represents the trailing 12-month period ending on March 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Other Income represents key income, late charges, lease termination fees, storage and license fee income.

(4)	The increase in 2014 Net Operating Income from 2013 Net Operating Income is primarily related to the retroactive refund of rent associated with the renewal of the KFHP lease in December 2013.

(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily related to (i) ten tenant leases signed since April 2015 accounting for approximately $2.4 million in in-place base rent (including the recent KHFP expansion of 30,481 square feet accounting for approximately $1.3 million in in-place base rent), for which a full year of rent was not included in TTM Net Operating Income and (ii) contractual rent increases underwritten through July 2017 accounting for approximately $1.1 million in underwritten base rent.

Property Management. The 1 Kaiser Plaza property is managed by CIM Management, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $7,404,708 for outstanding tenant improvements and leasing commissions related to KFHP and $216,018 for outstanding free rent related to two tenants. The guarantor also delivered the guaranty referenced in “TI/LC Reserves” below at origination.

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that all taxes have been paid on or prior to their due date.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

TI/LC Reserves - So long as the guarantor maintains a net worth of at least $450,000,000 (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits to the tenant improvement and leasing commission reserve at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600,000,000 (the “Lease Rollover Target Net Worth”), any amounts in the TI/LC reserve account will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. In the event that monthly deposits are required, the borrower is required to deposit an amount that is equal to the quotient of the reserve cap divided by the number of payment dates remaining through and including the payment date in February 2023. The reserve is subject to a cap of $18,000,000 (approximately $49.08 per square foot of KFHP’s leased area). The loan documents require the borrower, should KFHP give notice of its intent to exercise its right to contract any portion of its premises under the KFHP lease, to promptly notify the lender and increase the succeeding 12 TI/LC reserve monthly deposits by $4.09 per square foot of space being contracted (a total increase of $49.08 per square foot for the succeeding 12 month period). Additionally, the loan documents require that the TI/LC reserve cap be reduced to $0, when either (i) KFHP has either renewed or extended its lease and any and all rights to contract or terminate the lease with respect to any portion of the premises have been extinguished or (ii) the space occupied by such tenant(s) has been re-let to one or more replacement tenants, (which may include KFHP), provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant(s) or replacement tenant(s) is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1 Kaiser Plaza

Lockbox / Cash Management. The 1 Kaiser Plaza Whole Loan is structured with a CMA lockbox. The borrower was required to deliver tenant direction letters instructing all tenants to deposit all revenues directly into a lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). Upon the occurrence and during the continuance of a Cash Sweep Event, all funds are required to be swept on each business day to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) any bankruptcy or insolvency action of the borrower or property manager (provided that with respect to the property manager, a Cash Sweep Event will only have occurred if, (a) to the extent the manager is not affiliated with the borrower, the manager is not replaced with a qualified manager in accordance with the loan documents within 60 days, or such filing is not dismissed within 30 days following the filing or (b) to the extent the manager is affiliated with the borrower, the manager is not replaced with a qualified manager in accordance with the loan documents within 15 days following the borrower’s knowledge of the filing).

A Cash Sweep Event may be cured by (a) if caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, (b) if caused solely by clause (ii) above only with respect to the property manager, the borrower replacing such manager in accordance with the loan documents and (c) if caused solely by clause (ii) above only with respect to an involuntary bankruptcy filing by the borrower in which neither the borrower nor the guarantor (or their affiliates) colludes with any creditor for such filing, the dismissal of such action within 90 days without adverse consequences to the property or the borrower (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default has occurred and is continuing and (ii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a voluntary or collusive involuntary bankruptcy action of the borrower.

Permitted Mezzanine Debt. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified transferee provision in the loan documents and is not an affiliate of the borrower, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan, and (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

Mortgage Loan Information				Property Information
	Mortgage Loan Seller:	JPMCB		Single Asset / Portfolio:	Single Asset
	Original Principal Balance(1):	$60,000,000		Title:	Fee
	Cut-off Date Principal Balance(1):	$60,000,000		Property Type - Subtype:	Office - CBD
	% of Pool by IPB:	4.9%		Net Rentable Area (SF):	1,105,117
	Loan Purpose:	Acquisition		Location:	Indianapolis, IN
	Borrower:	Hertz Indianapolis 111		Year Built / Renovated:	1959, 1990 / 1993
		Monument, LLC		Occupancy(3):	86.1%
	Sponsors:	William Z. Hertz, Isaac Hertz		Occupancy Date:	7/11/2016
		and Sarah Hertz		Number of Tenants:	39
	Interest Rate:	4.36690%		2013 NOI(4):	$12,484,414
	Note Date:	8/25/2016		2014 NOI(4)(5):	$13,727,155
	Maturity Date:	9/1/2026		2015 NOI(5):	$11,815,107
	Interest-only Period:	120 months		TTM NOI (as of 6/2016)(6):	$11,814,676
	Original Term:	120 months		UW Economic Occupancy:	85.1%
	Original Amortization:	None		UW Revenues(3):	$27,585,123
	Amortization Type:	Interest Only		UW Expenses:	$13,874,433
	Call Protection(2):	L(24),Def(93),O(3)		UW NOI(3)(6):	$13,710,690
	Lockbox:	Hard		UW NCF(3):	$11,831,991
	Additional Debt:	Yes		Appraised Value / Per SF(7):	$181,100,000 / $164
	Additional Debt Balance:	$48,000,000 / $24,500,000		Appraisal Date:	7/21/2016
	Additional Debt Type:	Pari Passu / Mezzanine Loan

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$98
Taxes:	$2,338,627	$401,600	N/A	Maturity Date Loan / SF:	$98
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	59.6%
Replacement Reserves:	$4,250,420	$18,420	N/A	Maturity Date LTV(7):	59.6%
TI/LC:	$138,140	$138,140	N/A	UW NCF DSCR:	2.47x
Other:	$28,978,312	$0	N/A	UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$108,000,000	64.9%	Purchase Price(9)	$128,254,592	77.1%
Sponsor Equity	33,850,671	20.3	Upfront Reserves	35,705,499	21.5
Mezzanine Loan	24,500,000	14.7	Closing Costs	2,390,580	1.4
Total Sources	$166,350,671	100.0%	Total Uses	$166,350,671	100.0%
(1)	The Salesforce Tower loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $108.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $108.0 million Salesforce Tower Whole Loan, as defined in “The Loan” below, but excludes the related mezzanine loan.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on October 1, 2016. Defeasance of the full $108.0 million Salesforce Tower Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by October 1, 2020, the borrower is permitted to prepay the Salesforce Tower Whole Loan in whole, but not in part, with the payment of the yield maintenance premium.

(3)	Occupancy, UW Revenues, UW NOI and UW NCF include Salesforce (247,099 square feet), which has executed a lease but is not yet in occupancy. Salesforce is expected to take occupancy and, subsequent to any applicable free rent periods, for which the borrower has reserved for at closing, begin paying rent as follows: 123,032 square feet in January 2017, 19,318 square feet on the 25th floor in August 2017 and the remaining 104,749 square feet in August 2018.

(4)	The increase in 2014 NOI from 2013 NOI is primarily related to (i) two new tenant leases and two expansion leases signed in 2014 totaling $531,210 in annual underwritten base rent and (ii) the timing of real estate tax reimbursements due to the acquisition of the property.
(5)	The decrease in 2015 NOI from 2014 NOI is primarily related to (i) Woodard, Emhardt, Moriarty, McNett & Henry LLP (“Woodard”) contracting its space by two floors, (ii) Merrill Lynch terminating its 24,130 square foot lease and (iii) reconciliation of over budgeted CAM and real estate tax collections in 2014 under the previous sponsor.
(6)	The increase in UW NOI from TTM NOI is primarily related to the recently executed Salesforce lease, commencing in stages between January 2017 and August 2018. Upon taking occupancy of the full leased space, Salesforce will occupy a total of 247,099 square feet accounting for approximately $5.9 million in underwritten base rent.
(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is” value, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or escrowed at origination. At origination, the borrower reserved approximately $29.0 million for unfunded obligations (approximately $20.9 million for outstanding tenant improvements and leasing commissions and approximately $8.1 million for free rent) as well as approximately $4.3 million for capital expenditures. The “as-is” value as of July 21, 2016 is $150.6 million, which results in a Cut-off Date LTV and Maturity Date LTV of 71.7% and 71.7%, respectively.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	Purchase Price is net of $33,645,408 in seller pro-rations for, among other items, tenant inducements, prepaid rent and taxes, deducted from a gross total purchase price of $161.9 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

The Loan. The Salesforce Tower loan is secured by a first mortgage lien on the borrower’s fee interests in two Class A office buildings and an adjacent parking garage comprised of 1,105,117 square feet and 1,028 parking spaces, respectively, located in Indianapolis, Indiana. The whole loan has an outstanding principal balance as of the Cut-off Date of $108.0 million (the “Salesforce Tower Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-1 is being contributed to the JPMCC 2016-JP3 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee under this securitization (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, the holder of Note A-2 (including any related trustee or, prior to the occurrence and continuance of a control termination event under any related pooling and servicing agreement, any related directing certificateholder) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Salesforce Tower Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	JPMCC 2016-JP3	Yes
A-2	48,000,000	48,000,000	JPMCB	No
Total	$108,000,000	$108,000,000

The Borrower. The borrowing entity for the Salesforce Tower Whole Loan is Hertz Indianapolis 111 Monument, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1977 by Judah Hertz, the company has grown to own and manage approximately 19.9 million square feet of commercial real estate with an aggregate portfolio market value of approximately $2.4 billion.

The Property. The Salesforce Tower property is comprised of a 48-story, 946,695 square foot Class A office building (the “Tower”) and an adjoining 12-story, 158,422 square foot Class A office building (the “Circle Building”) located in the central business district of Indianapolis, Indiana. The Tower, formerly known as the Chase Tower, was constructed in 1990, while the Circle Building was built in 1959. The Tower is located along Monument Circle and features uninhibited views and visibility as the tallest building in Indianapolis. The property is located within 1.0 mile of many demand generators, including the Indiana Convention Center, which contains over 1.2 million square feet of convention and meeting space, Lucas Oil Stadium, home to the NFL’s Indianapolis Colts, Bankers Life Fieldhouse, home to the NBA’s Indiana Pacers, the 825,000 square foot Circle Centre Mall and numerous local and national restaurants. The property also features a total of 1,028 parking spaces in an adjacent nine-story parking garage (approximately 0.93 spaces per 1,000 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

As of July 11, 2016, the property was 86.1% leased by 39 tenants under 41 individual leases. The largest tenant, Salesforce.com, Inc. (“Salesforce”), leases 22.4% of net rentable area through June 2030 and is a global leader in customer relationship management. Founded in 1999, Salesforce (NYSE: CRM) provides cloud services for sales, service, marketing, community, analytics and apps. Salesforce has been ranked as one of the world’s most innovative companies by Forbes for the past five years. Salesforce is headquartered in San Francisco and has approximately 19,000 employees. Salesforce executed its lease in May 2016, which provides that Salesforce will occupy the property in two phases. Phase I commenced with the loan sponsors delivering 58,077 square feet and 38,328 square feet to Salesforce in July 2016 and August 2016, respectively. The loan sponsors are expected to deliver 5,696 square feet on the first floor by December 2016. Phase I will be complete upon the delivery of 20,931 square feet on the 22nd floor in January 2017 and an additional 19,318 square feet on the 25th floor in August 2017. Phase II commences in August 2018, at which point Salesforce is expected to take occupancy of the remaining 104,749 square feet. Salesforce has not yet taken occupancy or commenced paying rent. Under its current lease, Salesforce has the right to tenant signage, as well as naming rights for the property. Salesforce accounts for 28.3% of underwritten base rent and its lease contains two five-year extension options. The second largest tenant, JPMorgan Chase Bank, National Association (“JPMorgan”), a wholly-owned subsidiary of JPMorgan Chase & Co., leases 85,783 square feet through June 2020 and 116,522 square feet through June 2025, for a total of 18.3% of net rentable area. JPMorgan (NYSE: JPM) is a global leader in financial services offering solutions to corporations, governments and institutions in more than 100 countries. JPMorgan has been at the property since 1990. At the property, JPMorgan has a mix of consumer and community banking, training facilities and commercial banking. JPMorgan subleases 19,214 square feet to KPMG, 15,231 to Thomas Caterers of Distinction, Inc., 13,335 square feet to Central Indiana Corporate Partnership, Inc. 12,175 square feet to Greater Indianapolis Chamber of Commerce, Inc. and 6,614 square feet to Indianapolis Downtown, Inc. In order to accommodate the recently executed Salesforce lease, the previous sponsor allowed JPMorgan to vacate a portion of its leased space prior to expiration, downsizing from 342,140 square feet to 202,305 square feet. A majority of the space given back was set to expire in 2020 and now only 85,783 square feet expires in 2020, of which, 66,569 of this space is the subleased space. JPMorgan accounts for 14.4% of underwritten base rent and its lease contains 12 five-year extension options. The third largest tenant, Bose McKinney & Evans, LLP (“Bose McKinney”), leases 90,614 square feet through September 2021, 12,527 square feet through September 2018 and 320 square feet of storage space through September 2018, for a total of 9.4% of net rentable area, and has been at the property since June 2008. Bose McKinney is a business law firm, serving both publicly held and privately held businesses, governmental entities and high-growth industries. Clients include Fortune 100 companies, international manufacturers, national and regional financial institutions, sports teams, media, cities, schools and more. Bose McKinney accounts for 11.4% of underwritten base rent and its lease contains two remaining five-year extension options. Bose McKinney subleases 12,527 square feet to Caldwell Vanriper, LLC. The property has experienced recent leasing momentum, with 18 new and renewal/expansion leases signed since January 2014, comprised of approximately 435,382 square feet (39.4% of net rentable area).

The property is located in the Indianapolis central business district office submarket. In addition to being in close proximity to numerous demand generators, the property is located approximately 1.0 mile from Interstate 65 and Interstate 70. These major throughways connect to Interstate 465, which circles Indianapolis. As of the first quarter of 2016, the downtown submarket consisted of approximately 12.0 million square feet of office space with an overall vacancy rate of 17.5%. The estimated 2016 population within a one-, three- and five-mile radius of the property is approximately 13,496, 98,575 and 241,688, respectively, with median household income of $40,234, $26,711 and $30,019, respectively. The appraisal identified six comparable properties built between 1970 and 1988 and ranging in size from approximately 428,028 to 691,796 square feet. Average asking rents for the comparable properties range from $18.23 to $25.25 per square foot, with a weighted average of $20.07 and an average vacancy of 23.8%. The appraisal concluded an office market rent of $23.50 per square foot for the Circle Building, $23.50 per square foot for the Tower’s low-rise floors (1 through 15), $24.00 per square foot for the mid-rise floors (16 through 34) and $26.00 per square foot for the high-rise floors (35 through 48), each in excess of the underwritten rent per square foot for the respective rental category. Additionally, the appraisal’s concluded market rent for the property is in excess of Indianapolis downtown office submarket rent of $18.94 per square foot. The selected comparable properties have not experienced recent renovations consistent with tenant demand and only one is located in Monument Circle, which according to the appraisal, is a highly desirable location for office tenants.

	Historical and Current Occupancy(1)
	2013(2)	2014	2015	Current(3)
Tower	N/A	77.0%	79.9%	86.0%
Circle Building	N/A	94.9%	94.1%	86.4%
Wtd. Avg.	N/A	79.6%	81.9%	86.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2013 Occupancy unavailable was not provided by the loan sponsors due to timing of the acquisition.
(3)	Current Occupancy is as of July 11, 2016. Current Occupancy includes Salesforce (247,099 square feet), which has executed a lease but is not yet in occupancy or paying rent. Salesforce is expected to take occupancy and begin paying rent as follows: 123,032 square feet in January 2017, 19,318 square feet on the 25th floor in August 2017 and the remaining 104,749 square feet in August 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Salesforce(3)	NA / NA / NA	247,099	22.4%	$23.84	28.3%	6/30/2030
JPMorgan(4)	A3 / A- / A+	202,305	18.3%	$14.84	14.4%	Various
Bose McKinney(5)	NA / NA / NA	103,461	9.4%	$23.02	11.4%	Various
Ernst & Young U.S. LLP(6)	NA / NA / NA	37,487	3.4%	$27.30	4.9%	9/30/2023
Ogletree, Deakins, Nash, Smoak & Stewart, P.C.(7)	NA / NA / NA	36,573	3.3%	$25.20	4.4%	6/30/2022
HNTB Corporation	NA / NA / NA	31,686	2.9%	$22.00	3.3%	11/30/2022
Milliman, Inc.	NA / NA / NA	26,179	2.4%	$24.07	3.0%	10/31/2017
Washington Prime Group(8)(9)	NA / BBB- / NA	21,628	2.0%	$20.36	2.1%	Various
Woodard, Emhardt, Moriarty, McNett & Henry LLP	NA / NA / NA	20,420	1.8%	$24.50	2.4%	10/31/2026
Deloitte LLP	NA / NA / NA	20,419	1.8%	$26.25	2.6%	2/28/2026
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	If the borrower fails to deliver possession for any portion of the 22nd floor by March 1, 2017, Salesforce has the right to terminate its lease solely with respect to such portion of the 22nd floor with written notice at any time prior to the date that such portion is actually delivered to the tenant. The annual underwritten rent associated with the 22nd floor is $495,437.
(4)	JPMorgan leases multiple spaces with 85,783 square feet expiring in June 2020 and 116,522 square feet expiring in June 2025. Base Rent PSF represents the weighted average underwritten base rent across all JPMorgan leased space. JPMorgan occupies 186,054 square feet of office space at $14.75 per square foot, 15,231 square feet of office space at $15.75 and 1,020 square feet of storage space at $17.25 per square foot. Additionally, JPMorgan subleases 19,214 square feet to KPMG, 15,231 to Thomas Caterers of Distinction, Inc., 13,335 square feet to Central Indiana Corporate Partnership Inc., 12,175 square feet to Greater Indianapolis Chamber of Commerce Inc. and 6,614 square feet to Indianapolis Downtown, Inc.
(5)	Bose McKinney leases multiple spaces with 12,527 square feet expiring as of September 30, 2018, 320 square feet expiring as of September 30, 2018 and 90,614 square feet expiring as of September 30, 2021. Base Rent PSF represents the weighted average underwritten base rent across all Bose McKinney leased space. Bose McKinney occupies 103,141 square feet of office space at $23.05 per square foot and 320 square feet of storage space at $13.75 per square foot. Additionally, Bose McKinney subleases 12,527 square feet to Caldwell Vanriper, LLC.
(6)	Ernst & Young U.S. LLP has the right to terminate its lease on September 30, 2020 with 12 months’ notice and the payment of a termination fee equal to unamortized leasing costs plus three months of gross rent.
(7)	Base Rent PSF represents the weighted average underwritten base rent across all Ogletree, Deakins, Nash, Smoak & Stewart, P.C. (“Ogletree Deakins”) leased space. Ogletree Deakins occupies 8,923 square feet of office space at $28.50 per square foot, 6,643 square feet of office space at $26.15 per square foot and 21,007 square feet of office space at $23.50 per square foot.
(8)	Base Rent PSF represents the weighted average underwritten base rent across all Washington Prime Group leased space. Washington Prime Group occupies 19,628 square feet of office space expiring June 30, 2026 at $20.91 per square foot and 2,000 square feet of storage space expiring December 31, 2016 at $15.00 per square foot.
(9)	Washington Prime Group has the right to terminate its lease as of December 31, 2022 with 12 months’ notice and the payment of a termination fee equal to unamortized leasing costs.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	154,136	13.9%	NAP	NAP	154,136	13.9%	NAP	NAP
2016 & MTM	3	23,158	2.1	$353,383	1.7%	177,294	16.0%	$353,383	1.7%
2017	8	65,589	5.9	1,669,897	8.0	242,883	22.0%	$2,023,280	9.7%
2018	3	14,939	1.4	328,001	1.6	257,822	23.3%	$2,351,281	11.3%
2019	2	17,869	1.6	460,045	2.2	275,691	24.9%	$2,811,326	13.5%
2020	4	117,323	10.6	2,084,094	10.0	393,014	35.6%	$4,895,420	23.5%
2021	5	121,522	11.0	2,802,619	13.5	514,536	46.6%	$7,698,039	36.9%
2022	4	72,739	6.6	1,728,774	8.3	587,275	53.1%	$9,426,813	45.2%
2023	2	49,837	4.5	1,313,441	6.3	637,112	57.7%	$10,740,255	51.5%
2024	1	13,189	1.2	310,601	1.5	650,301	58.8%	$11,050,856	53.0%
2025	4	139,961	12.7	2,296,147	11.0	790,262	71.5%	$13,347,003	64.1%
2026	3	60,467	5.5	1,446,710	6.9	850,729	77.0%	$14,793,713	71.0%
2027 & Beyond	2	254,388	23.0	6,042,927	29.0	1,105,117	100.0%	$20,836,640	100.0%
Total	41	1,105,117	100.0%	$20,836,640	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$16,927,714	$18,077,902	$16,918,016	$17,178,878	$20,836,640	$18.85	64.5%
Vacant Income	0	0	0	0	3,662,364	3.31	11.3
Gross Potential Rent	$16,927,714	$18,077,902	$16,918,016	$17,178,878	$24,499,004	$22.17	75.9%
Parking Income	2,302,317	2,483,188	2,553,231	2,695,191	3,052,643	2.76	9.5
Other Reimbursements	6,235,199	6,680,856	5,557,146	5,468,405	4,728,492	4.28	14.6
Net Rental Income	$25,465,230	$27,241,946	$25,028,393	$25,342,474	$32,280,138	$29.21	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(4,825,568)	(4.37)	(14.9)
Other Income	180,045	190,508	166,905	173,177	130,553	0.12	0.4
Effective Gross Income	$25,645,275	$27,432,454	$25,195,298	$25,515,651	$27,585,123	$24.96	85.5%
Total Expenses	$13,160,861	$13,705,299	$13,380,191	$13,700,975	$13,874,433	$12.55	50.3%
Net Operating Income(4)(5)(6)	$12,484,414	$13,727,155	$11,815,107	$11,814,676	$13,710,690	$12.41	49.7%
Total TI/LC, Capex/RR	0	0	0	0	1,878,699	1.70	6.8
Net Cash Flow	$12,484,414	$13,727,155	$11,815,107	$11,814,676	$11,831,991	$10.71	42.9%
(1)	TTM represents the trailing 12-month period ending June 30, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place includes Salesforce (247,099 square feet), which has executed a lease but is not yet in occupancy or paying rent. Salesforce is expected to take occupancy and subsequent to any applicable free rent periods, for which the borrower has reserved for at closing, begin paying rent as follows: 123,032 square feet in January 2017, 19,318 square feet on the 25th floor in August 2017 and the remaining 104,749 square feet in August 2018.

(4)	The increase in 2014 Net Operating Income from 2013 Net Operating Income is primarily related to (i) two new tenant leases and two expansion leases signed in 2014 totaling $531,210 in annual underwritten rent and (ii) the timing of real estate tax reimbursements due to the acquisition of the property.
(5)	The decrease in 2015 Net Operating Income from 2014 Net Operating Income is primarily related to (i) Woodard contracting its space by two floors, (ii) Merrill Lynch terminating its 24,130 square foot lease and (iii) reconciliation of over budgeted CAM and real estate tax collection in 2014 under the previous sponsor.
(6)	The increase in UW Net Operating Income from TTM Net Operating Income is primarily related to the recently executed Salesforce lease, commencing in stages between January 2017 and August 2018. Upon taking occupancy of the full leased space, Salesforce will occupy a total of 247,099 square feet accounting for approximately $5.9 million in underwritten base rent.

Property Management. The property is subject to a management agreement with Hertz Management Group, LLC, an affiliate of the loan sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $29.0 million for unfunded obligations (which included approximately $20.9 million for outstanding tenant improvements and leasing commissions relating to nine tenants at the property and approximately $8.1 million for free rent reserves related to six tenants at the property), approximately $4.3 million for replacement reserves, approximately $2.3 million for tax reserves, and $138,140 for future tenant improvement and leasing commission obligations.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $401,600.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $18,420 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $138,140 (approximately $1.50 per square foot annually) for tenant improvements and leasing commission reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Period (as defined below), all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Salesforce Tower

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on trailing three-months annualized, is less than 1.10x or (iii) any bankruptcy or insolvency action of the borrower or property manager. A Cash Sweep Period may be terminated by (a) with respect to clause (i) above, a cure of the related event of default, (b) with respect to clause (ii) above, the achievement of a debt service coverage ratio equal to or greater than 1.10x for two consecutive calendar quarters, (c) with respect to clause (iii) above only with respect to the property manager, the borrower replacing the property manager with a qualified manager under a new management agreement within 60 days after such bankruptcy action. A Cash Sweep Period cure may occur no more than four times during the term of the loan (except with respect to a clause (b) above, for which an unlimited amount of cures are permitted).

Additional Debt. The $24.5 million mezzanine loan is secured by direct equity interests in the borrower and is coterminous with the Salesforce Tower loan. The mezzanine debt is expected to be sold to a third party investor. The mezzanine loan has a 7.25% coupon and will fully amortize over the term of the loan based on a planned amortization schedule as outlined in the mezzanine loan agreement. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 73.2%, 1.41x and 10.3%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. On each payment date, the mezzanine borrower is required to make monthly payments of principal and interest in the amounts set forth in the related mezzanine loan agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Amazon Buckeye Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Amazon Buckeye Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Amazon Buckeye Logistics Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,587,500	Title:	Fee
Cut-off Date Principal Balance:	$48,587,500	Property Type - Subtype:	Industrial - Warehouse/Distribution
% of Pool by IPB:	4.0%	Net Rentable Area (SF):	1,009,351
Loan Purpose:	Acquisition	Location:	Phoenix, AZ
Borrower:	6835 West Buckeye Road Titleholder,	Year Built / Renovated:	2007, 2011 / N/A
	LLC	Occupancy:	100.0%
Sponsor:	Raymond E. Wirta	Occupancy Date:	9/6/2016
Interest Rate:	4.50000%	Number of Tenants:	1
Note Date:	7/21/2016	2013 NOI:	$4,944,776
Maturity Date:	8/6/2026	2014 NOI:	$5,074,457
Interest-only Period:	120 months	2015 NOI:	$5,186,731
Original Term:	120 months	TTM NOI (as of 5/2016):	$5,285,069
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,095,258
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,613,245
Lockbox:	CMA	UW NOI:	$4,482,013
Additional Debt:	N/A	UW NCF:	$4,058,653
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$75,500,000 / $75
Additional Debt Type:	N/A	Appraisal Date:	5/20/2016

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$48
Taxes:	$463,609	$92,722	N/A	Maturity Date Loan / SF:	$48
Insurance:	$22,457	$7,486	N/A	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$8,411	N/A	Maturity Date LTV:	64.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.83x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,587,500	64.0%	Purchase Price	$74,750,000	98.4%
Sponsor Equity	27,358,225	36.0	Closing Costs	709,660	0.9
			Upfront Reserves	486,065	0.6
Total Sources	$75,945,725	100.0%	Total Uses	$75,945,725	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Amazon Buckeye Logistics Center loan has an outstanding principal balance as of the Cut-off Date of approximately $48.6 million and is secured by a first mortgage lien on the borrower’s fee interest in a 1,009,351 square foot warehouse/distribution center located in Phoenix, Arizona. The loan has a 10-year term and is interest-only for the term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Amazon Buckeye Logistics Center

The Borrower. The borrowing entity for the Amazon Buckeye Logistics Center loan is 6835 West Buckeye Road Titleholder, LLC, a Delaware limited liability company and special purpose entity. Certain indirect owners of the Amazon Buckeye Logistics Center Master Lessee (as defined below) are members of the Islamic faith and require a Shari’ah compliant loan structure. See “Risk Factors—Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Shari’ah Compliant Loans” in the Preliminary Prospectus. In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the property to Buckeye ML Company LLC, a Delaware limited liability company (the “Amazon Buckeye Logistics Center Master Lessee”). The beneficial interests of the Amazon Buckeye Logistics Center Master Lessee are owned approximately 95% by Seera Investment Bank, B.S.C.(c) (“Seera”) and approximately 5% by Koll Investment Company, LLC and its affiliates, a principal investor of which is Raymond E. Wirta, the nonrecourse carve-out guarantor under the loan. Pursuant to the master lease, the borrower ceded all of its interest in the property to the Amazon Buckeye Logistics Center Master Lessee except for a reversionary interest in the fee, permitting the Amazon Buckeye Logistics Center Master Lessee to use the property for its exclusive benefit. The Amazon Buckeye Logistics Center Master Lessee’s payment obligation under the master lease is a rental payment equal to the amounts to be paid by the borrower to the lender under the loan documents (inclusive of all interest and reserve payments). The Amazon Buckeye Logistics Center Master Lessee, in turn, derives income from the property by virtue of a lease of the property to Amazon.com.azdc, Inc. (“Amazon”), which lease is guaranteed by its parent company, Amazon.com, Inc. (as described below).

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Raymond E. Wirta, the CEO of The Koll Company (“Koll”) and chairman of the board at CBRE. Koll has developed over 100 million square feet of office, industrial and retail space, and has over 40 years of experience in the real estate industry. Koll currently owns a portfolio of 20 industrial, office and R&D properties, totaling approximately 11.4 million square feet located throughout California, Texas, Arizona and Nevada. Mr. Wirta, as CEO of Koll, is responsible for developing and implementing the strategic goals and objectives of the company. Prior to joining Koll in 2009, he served as CEO for CBRE.

The Property. The Amazon Buckeye Logistics Center property is a 1,009,351 square foot Class A warehouse/distribution center located at 6835 West Buckeye Road in Phoenix, Arizona. The property is approximately nine miles from the Phoenix central business district and 14 miles from the Phoenix Sky Harbor International Airport. As of September 6, 2016, the property was 100.0% leased to and occupied by Amazon pursuant to a triple-net lease which is guaranteed by its parent company, Amazon.com, Inc. The property was built to suit for Amazon in 2007 and originally contained 604,678 square feet. In 2011, in order to accommodate Amazon’s growth, the property was expanded by 404,673 square feet and Amazon extended its lease on the original space by 39 months so that the entire 1,009,351 square feet will expire on September 30, 2021 with five five-year extension options. The tenant pays $4,802,816 ($4.76 per square foot) in annual underwritten base rent.

Amazon has been at the property since 2007 when it signed the original lease on a 604,678 square foot portion of the property and subsequently expanded to its current size when the developer built the expansion space in 2011. The property serves as a fulfillment center for Amazon in the southwestern United States. The property is situated on 42.81 acres of land improved with parking areas for 922 car spaces and 71 truck spaces. The property features 30-foot clear heights, Early Suppression Fast Response (ESFR) sprinklers, 175-foot truck courts, and multiple dock and grade level loading doors. According to the loan sponsor, Amazon has spent approximately $15.0 million of its own capital to improve the building. A mezzanine space was built at a cost of $10.0 million, and Amazon is currently undertaking a $3.0 million lighting retrofit which will bring its total investment in the property to approximately $18.0 million. In addition, Amazon recently improved 5,000 square feet of the property to serve as its global security center, which monitors security for Amazon’s network of national distribution centers.

Founded in 1994, Amazon.com, Inc. is an online retailer and cloud computing company with headquarters in Seattle, Washington. It is the largest internet-based retailer in the world by total sales and market capitalization. Amazon.com, Inc. is publicly traded (NASDAQ:AMZN) and as of August 12, 2016 had a closing share price of $772.56 and a market capitalization of approximately $366.3 billion. Its net sales were approximately $29.1 billion in the first quarter of 2016, which was a 28% increase year over year. Its net sales in the 12 months ending March 31, 2016 were approximately $113.4 billion and operating cash flow was approximately $11.3 billion, a 44% increase over the 12-month period ending March 31, 2015. Amazon.com, Inc. is credit rated by both Moody’s and S&P (Baa1/AA-) and in March 2016, Forbes named it one of the most reputable companies operating in America for the third consecutive year.

The property is located within Maricopa County in the Phoenix-Mesa-Scottsdale metropolitan statistical area (“Phoenix MSA”). Maricopa County has an estimated 2015 population of 4.7 million, making it the largest incorporated area within the Phoenix MSA. Between 2005 and 2015, the population in the Phoenix MSA grew at an average annual rate of 2.0%, almost 2.5 times the U.S. rate of 0.8%. According to the appraisal, the Phoenix MSA is expected to have an average yearly population growth of 2.4% through 2020, significantly outperforming the 0.8% rate forecast for the nation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Amazon Buckeye Logistics Center

The Amazon Buckeye Logistics Center property is located within the Southwest Phoenix submarket. The appraisal broke down the property’s competitive set to distribution warehouse properties larger than 500,000 square feet. This includes 33 properties and approximately 26 million square feet within the Phoenix MSA, of which 13 properties consisting of approximately 10 million square feet are located within the Southwest Phoenix submarket. Twenty-nine of the 33 properties in the appraisal’s competitive set are 100.0% occupied. There is no vacancy at any of the buildings that have more than one million square feet. The appraisal concluded to a 3% vacancy rate for the subject property based on the competitive market and submarket vacancy for competitive properties, and the observation that single tenant warehouses like the subject property generally attract a tenant that occupies and remains in the space for several years at a time. The appraisal’s rental competitive set includes six industrial facilities in the Southwest Phoenix region which report rents ranging from $3.60 to $5.28 per square foot. The appraisal noted that the property is superior to its competitive set due to its 100% air conditioned space. The appraisal concluded to a market rent of $4.85 per square foot.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 6, 2016.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date(4)
Amazon(5)	Baa1 / AA- / NA	1,009,351	100.0%	$4.76	100.0%	9/30/2021
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Underwritten Base Rent PSF is based on Amazon’s average base rent over the remaining lease term. Amazon currently pays $4.67 per square foot in base rent with the next rent bump occurring in October 2016 which will increase the base rent to $4.71 per square foot.

(4)	Amazon has five five-year extension options.

(5)	Amazon’s lease is a triple-net lease. However, certain capital expenditures are not passed through to Amazon (e.g. replacements of the building systems, exterior walls, foundation, slab and roof).

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	1,009,351	100.0	4,802,816	100.0	1,009,351	100.0%	$4,802,816	100.0%
2022	0	0	0.0	0	0.0	1,009,351	100.0%	$4,802,816	100.0%
2023	0	0	0.0	0	0.0	1,009,351	100.0%	$4,802,816	100.0%
2024	0	0	0.0	0	0.0	1,009,351	100.0%	$4,802,816	100.0%
2025	0	0	0.0	0	0.0	1,009,351	100.0%	$4,802,816	100.0%
2026	0	0	0.0	0	0.0	1,009,351	100.0%	$4,802,816	100.0%
2027 & Beyond	0	0	0.0	0	0.0	1,009,351	100.0%	$4,802,816	100.0%
Total	1	1,009,351	100.0%	$4,802,816	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Amazon Buckeye Logistics Center

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents In Place	$4,423,362	$4,511,830	$4,602,066	$4,694,108	$4,802,816	$4.76	74.9%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent(3)	$4,423,362	$4,511,830	$4,602,066	$4,694,108	$4,802,816	$4.76	74.9%
Total Reimbursements	2,005,264	1,688,770	1,663,700	1,667,658	1,613,245	1.60	25.1
Net Rental Income	$6,428,626	$6,200,600	$6,265,766	$6,361,766	$6,416,062	$6.36	100.0%
Other Income(4)	521,928	562,799	562,799	562,799	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(9,344)	(320,803)	(0.32)	(5.0)
Effective Gross Income	$6,950,554	$6,763,399	$6,828,565	$6,915,221	$6,095,258	$6.04	95.0%
Total Expenses(5)	$2,005,778	$1,688,942	$1,641,834	$1,630,152	$1,613,245	$1.60	26.5%
Net Operating Income	$4,944,776	$5,074,457	$5,186,731	$5,285,069	$4,482,013	$4.44	73.5%
Total TI/LC, Capex/RR	0	0	0	0	423,360	0.42	6.9
Net Cash Flow	$4,944,776	$5,074,457	$5,186,731	$5,285,069	$4,058,653	$4.02	66.6%
(1)	TTM column represents the trailing 12-month period ending May 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Gross Potential Rent is underwritten based on Amazon’s average base rent over the remaining lease term.

(4)	Other Income consists of tenant reimbursements. The tenant was provided additional tenant improvements (approximately $3.75 million) that are being reimbursed/amortized over the lease term at approximately 8.5% interest. This income was not underwritten as it burns off by the end of Amazon’s lease.

(5)	The tenant is on an absolute triple-net lease and is therefore responsible for all the expenses at the property. However, certain capital expenditures are not passed through to Amazon (e.g. replacements of the building systems, exterior walls, foundation, slab and roof).

Property Management. The property is managed by Koll Industrial Brokers, Inc., a California corporation and an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $463,609 for real estate taxes and $22,457 for insurance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $92,722.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $7,486.

Replacement Reserves - On a monthly basis, the borrower is required to escrow (a) prior to Amazon renewing its lease, $8,411 (approximately $0.10 per square foot annually) and (b) after Amazon has renewed its lease or the borrower has entered into a replacement lease, $4,206 (approximately $0.05 per square foot annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. A tenant direction letter was sent to the tenant upon the origination of the loan instructing it to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means a period commencing upon (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.75x or (iii) the occurrence of a Sublease Event (as defined below). A Cash Sweep Period will expire, with respect to clause (i), upon the cure of such event of default, with respect to clause (ii), on the date that the debt service coverage ratio is equal to or greater than 1.80x for two consecutive calendar quarters and with respect to clause (iii), the occurrence of a Sublease Event Cure (as defined below). Notwithstanding the foregoing, a Cash Sweep Period will not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Amazon Buckeye Logistics Center

A “Sublease Event” means any of the following: Amazon or any replacement subtenant (i) becomes subject to any bankruptcy or insolvency proceeding, (ii) vacates, abandons, ceases ordinary business operations or otherwise “goes dark” or gives notice of its intent to do any of the foregoing, (iii) fails to fulfill any obligations pursuant to its lease in order to extend its lease or fails to provide notice to extend its lease, in each case, prior to the date that is 12 months prior to the expiration date of the lease or (iv) defaults for more than five days under the terms of its lease or delivers a notice of termination of its lease.

A “Sublease Event Cure” means, with respect to clause (i), if Amazon or any replacement tenant affirms its lease pursuant to a final non-appealable order of the court having jurisdiction over the related bankruptcy; with respect to clauses (ii) or (iii), if (A) one or more replacement subtenants is or are paying full unabated rent and has or have taken possession of such premises their subleases and (B) after giving effect thereto, the debt service coverage ratio is equal to or greater than 1.80x for two consecutive calendar quarters and the debt yield is not less than 8.5%; provided that any free rent or rent abatements provided to the applicable replacement subtenant will be excluded from such calculations; provided, further, in the event the replacement subtenant or its lease guarantor is rated at least “BBB-” by S&P, then, after expiration of any free rent period, the calculation of the debt service coverage ratio will be determined by annualizing such full contractual rent and to the extent the debt service coverage ratio calculated in accordance therewith is equal to or greater than 1.80x, the condition in clause (B) above will be deemed satisfied immediately; with respect to clause (ii), if Amazon has reoccupied the premises demised under its sublease and has recommenced operations or has rescinded its notice to go dark; with respect to clause (iii), Amazon has entered into a renewal sublease and after giving effect thereto, the debt service coverage ratio is equal to or greater than 1.80x for two consecutive calendar quarters and the debt yield is not less than 8.5%, provided that any free rent will be excluded from such calculations; and with respect to clause (iv), the event of default giving rise to such sublease event has been cured to the reasonable satisfaction of lender.

Permitted Mezzanine Debt. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the combined loan-to-value ratio not exceeding 64.0%, (ii) after giving effect to the mezzanine loan, the debt service coverage ratio on the Amazon Buckeye Logistics Center loan (as calculated in the loan documents) not being less than 1.95x, (iii) the debt service on the mezzanine loan being payable only out of and solely to the extent of excess cash flow remaining after payment of debt service, required reserves and operating expenses, (iv) the mezzanine loan being coterminous with the mortgage loan and (v) the lenders entering into an intercreditor agreement reasonably acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	SMF VI			Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$40,000,000			Title:	Fee
Cut-off Date Principal Balance(2):	$40,000,000			Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	3.3%			Net Rentable Area (SF)(4):	615,062
Loan Purpose:	Refinance			Location:	Westlake, OH
Borrower:	CP Commercial Delaware, LLC			Year Built / Renovated:	2004-2010 / N/A
Sponsors:	Robert L. Stark and Morry Weiss			Occupancy:	98.5%
Interest Rate:	4.92000%			Occupancy Date:	7/22/2016
Note Date:	7/25/2016			Number of Tenants:	97
Maturity Date:	8/6/2026			2013 NOI(5)(6):	$8,405,871
Interest-only Period:	60 months			2014 NOI(5)(6):	$6,990,205
Original Term:	120 months			2015 NOI(6):	$7,001,877
Original Amortization:	360 months			TTM NOI (as of 5/2016)(6):	$7,386,125
Amortization Type:	IO-Balloon			UW Economic Occupancy:	95.2%
Call Protection(3):	L(25),DeforGrtr1%orYM(92),O(3)			UW Revenues:	$22,427,857
Lockbox:	CMA			UW Expenses:	$9,412,556
Additional Debt:	Yes			UW NOI(6):	$13,015,301
Additional Debt Balance:	$100,000,000			UW NCF:	$11,968,793
Additional Debt Type:	Pari Passu			Appraised Value / Per SF:	$214,400,000 / $349
				Appraisal Date:	5/19/2016

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$228
Taxes:	$597,592	$298,796	N/A	Maturity Date Loan / SF:	$210
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.3%
Replacement Reserves:	$0	$8,714	N/A	Maturity Date LTV:	60.1%
TI/LC:	$0	$76,888	$5,000,000	UW NCF DSCR:	1.34x
Other:	$303,367	$33,333	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$140,000,000	78.6%	Payoff Existing Debt	$171,628,823	96.3%
Sponsor Equity	37,820,927	21.2	Other Uses	3,303,363	1.9
Other Sources	375,000	0.2	Closing Costs	2,362,781	1.3
			Upfront Reserves	900,959	0.5
Total Sources	$178,195,927	100.0%	Total Uses	$178,195,927	100.0%
(1)	The Crocker Park Phase One & Two Whole Loan was co-originated by Starwood Mortgage Capital LLC (“SMC”) and Citigroup Global Markets Realty Corp. (“CGMRC”).
(2)	The Crocker Park Phase One & Two loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $140.0 million. The Financial Information in the chart reflects the Cut-off Date balance of the $140.0 million Crocker Park Phase One & Two Whole Loan, as defined in “The Loan“ below.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 6, 2016. Defeasance of the full $140.0 million Crocker Park Phase One & Two Whole Loan is permitted after the earlier to occur of (i) July 25, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). Additionally, the borrower is permitted to prepay the Crocker Park Phase One & Two Whole Loan in whole, but not in part, with the payment of a yield maintenance premium after earlier to occur of (i) July 25, 2019 and (ii) the REMIC Prohibition Period.
(4)	Crocker Park Phase One & Two contains 515,547 square feet of retail space and 99,515 square feet of office space.
(5)	The decrease in 2014 NOI from 2013 NOI was mainly driven by three tenants, all under the Abercrombie & Fitch parent company, vacating in late 2013 and early 2014 due to weakness at the corporate level. Abercrombie & Fitch, Abercrombie & Fitch Kids and Hollister accounted for nearly $925,000 in rent annually. The spaces were leased up before the tenants vacated, however there was downtime while the new tenant build-outs were completed.
(6)	UW NOI is higher than historical NOI because the special assessment revenue bond expense was removed from the UW Expenses as the bonds are were paid off in full on August 12, 2016 as part of the refinancing of the Crocker Park Phase One & Two Whole Loan and sufficient funds are in escrow with Chicago Title Insurance Company to complete said payoff. Special assessment revenue bonds were used for the initial construction of the public improvements within Crocker Park Phase One & Two. The historical expenses include a special assessment revenue bond expense line item of $5,233,047 (2013), $5,226,623 (2014), $5,230,636 (2015) and $5,230,636 (TTM 5/31/2016).
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

The Loan. The Crocker Park Phase One & Two loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 615,062 square foot mixed use lifestyle center located within Westlake, Ohio. The whole loan has an outstanding principal balance as of the Cut-off Date of $140.0 million (the “Crocker Park Phase One & Two Whole Loan”) and is comprised of four pari passu notes, as described below. Note A-1 was contributed to the CGCMT 2016-C2 trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMCC 2016-JP3 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Crocker Park Phase One & Two Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The existing debt that was paid off by the Crocker Park Phase One & Two Whole Loan included an approximately $100.0 million mortgage loan, with a remaining balance of $88.6 million, which was securitized in the BSCMS 2005-PW10 transaction and was secured by the retail and office component of Phase One (which is a part of the collateral for the Crocker Park Phase One & Two Whole Loan) and also the residential component of Phase One (which is not part of the collateral for the Crocker Park Phase One & Two Whole Loan).

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	CGCMT 2016-C2	Yes
A-2	10,000,000	10,000,000	CGMRC	No
A-3	40,000,000	40,000,000	JPMCC 2016-JP3	No
A-4	30,000,000	30,000,000	SMC	No
Total	$140,000,000	$140,000,000

The Borrower. The borrowing entity for the Crocker Park Phase One & Two Whole Loan is CP Commercial Delaware, LLC, a Delaware limited liability company and a special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Robert L. Stark and Morry Weiss, who jointly and indirectly control the borrower. Robert L. Stark serves as the President and CEO of Stark Enterprises, Inc., which is a full service development, leasing, construction and management company headquartered in Cleveland, Ohio, focusing on retail, office, hotel and multifamily properties. Morry Weiss is the CEO of American Greetings Corporation.

The Property. The Crocker Park Phase One & Two property is comprised of two phases of a mixed used lifestyle center located at 189 Crocker Park Boulevard in Westlake, Ohio. Crocker Park Phase One & Two was developed by the loan sponsors and both phases are fully integrated within the overall multi-building development that features high-end retail and dining, luxury residential units and Class A office space spread across a 29.9 acre site. The loan sponsors constructed Phase One between 2004 and 2010 and Phase Two between 2006 and 2010. The collateral for the Crocker Park Phase One & Two Whole Loan consists of the retail and office components of Phase One and Phase Two. The multifamily components of Phase One and Phase Two are not part of the collateral. Crocker Park Phase One & Two totals 615,062 square feet of gross leasable area and consists of 17 buildings. Crocker Park Phase One & Two includes 3,251 parking spaces, resulting in a parking ratio of approximately 5.3 spaces per 1,000 square feet of net rentable area.

As of July 22, 2016, Crocker Park Phase One & Two was 98.5% occupied by 97 tenants and had an average occupancy level of 96.5% over the past three years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

Phase One

Phase One of Crocker Park Phase One & Two consists of 398,142 square feet of retail space, 84,972 square feet of office space and 158 units of multifamily residences. The multifamily component, which is not part of the collateral for the Crocker Park Phase One & Two Whole Loan, is currently 100.0% occupied. As of July 22, 2016, Phase One was currently 98.1% occupied by approximately 75 retail and office tenants.

The largest tenant in the Phase One development is Dick’s Sporting Goods, which occupies 75,000 square feet (12.2% of net rentable area). Dick’s Sporting Goods has been located at Crocker Park Phase One & Two since October 2004 and its lease expires in January 2025. Barnes & Noble is the second largest tenant, occupying 28,684 square feet, and its lease expires in March 2020. Regal Cinemas Crocker Park 16 is the third largest tenant occupying 24,442 square feet (4.0% of net rentable area). Regal Cinemas Crocker Park 16 has been located at Crocker Park Phase One & Two since April 2005, and its lease expires in April 2020. Regal Cinemas Crocker Park 16 includes 16 screens, of which five screens are underwritten as part of the Crocker Park Phase One & Two Whole Loan collateral (see “—Underlying Lease” below). Trader Joe’s, occupying 10,007 square feet, has been located at Crocker Park Phase One & Two since April 2005 and its lease expires in March 2026. Trader Joe’s also occupies approximately 2,000 additional square feet (the “Easement Area”) which encroaches onto the neighboring Phase III portion of the Crocker Park development, which is owned by an affiliate of the loan sponsors. A perpetual easement (the “TJ’s Easement”) has been granted to the Crocker Park Phase One & Two borrower (which is an insured beneficial easement in the lender’s title policy) to allow the Crocker Park Phase One & Two borrower control and use rights (including the right to insure and restore the same) with respect to the land and improvements in the Easement Area. Other notable tenants within Phase One include H&M, Wells Fargo Advisors, Gap and Arhaus Furniture. The largest office tenant within Phase One is Wells Fargo Advisors, occupying 12,963 square feet, with a lease expiration in March 2020.

Phase Two

Phase Two of Crocker Park Phase One & Two is comprised of four separate buildings totaling 117,405 square feet of retail space, 14,543 square feet of office space and 56 residential apartments. The multifamily component is not part of the collateral for the Crocker Park Phase One & Two Whole Loan. As of July 22, 2016, Phase Two was 100.0% occupied by approximately 22 retail and office tenants.

The largest tenant in the Phase Two development is Fitness & Sports Clubs, which occupies 40,000 square feet (6.5% of net rentable area). Fitness & Sports Clubs has been located at Crocker Park Phase One & Two since March 2007 and its lease expires in February 2031 after having executed a 15-year lease extension in May 2016. Other notable tenants include Apple Store, Charming Charlie and DSW Shoe Warehouse. The sole office tenant within Phase Two is KeyBank – Office, which occupies 14,543 square feet, with a lease expiration in May 2018 (2.4% of net rentable area).

Per the appraisal, Crocker Park Phase One & Two is located in the Cleveland metropolitan statistical area. The Cleveland metropolitan statistical area is the 28th most populous metropolitan statistical area in the United States and the largest metropolitan area in Ohio. Downtown Cleveland is located approximately 16.2 miles east of Crocker Park Phase One & Two, and Cleveland-Hopkins International Airport is approximately 13.0 miles west of Crocker Park Phase One & Two. Major employers in the Cleveland metropolitan statistical area include the Cleveland Clinic, University Hospitals, U.S. Office of Personnel Management, Progressive Corporation and Cuyahoga County. The Cleveland metropolitan statistical area consists of a heavy concentration of educational institutions including 27 accredited colleges and universities with a combined enrollment of more than 220,000 students. Colleges and universities located in the area include Kent State University, Case Western Reserve University, Cleveland State University, University of Akron and Youngstown State University. Cleveland Clinic, one of America’s leading hospitals, is also located approximately 18 miles west of Crocker Park Phase One & Two.

The Crocker Park Phase One & Two immediate area consists mainly of office, retail, industrial, mixed use and auto dealerships along major arterials that are interspersed with multifamily complexes and single family residential homes. Crocker Park Phase One & Two is in close proximity to main transportation routes including I-90 (less than one mile), I-480 (five miles), I-80 (10 miles) and I-71 (10 miles). According to the appraisal, traffic counts at the corner of Crocker Park Boulevard and Detroit Road exceed 50,000 vehicles per day. The Promenade at Crocker Park, a 250,000 square foot specialty retail center anchored by Giant Eagle, Bed Bath & Beyond and Nordstrom Rack, is located adjacent to Crocker Park Phase One & Two. In addition, a newly built Hyatt Place recently opened adjacent to Crocker Park Phase One & Two. There are also a total of 10 high schools located within eight miles of Crocker Park Phase One & Two with a total enrollment of more than 10,200 students. According to the appraisal, the estimated population within a one-, three- and five-mile radius of Crocker Park Phase One & Two is 6,548, 55,187 and 142,676, respectively, and the average household income within a one-, three- and five-mile radius of Crocker Park Phase One & Two is $107,066, $102,996 and $93,041, respectively.

The appraisal identified a competitive set of six mall properties ranging from 299,162 square feet to 1,216,673 square feet with an average of 886,478 square feet. Occupancy rates ranged from 97.6% to 100.0% for an average of 98.7% and inline rental rates ranged from $11.00 per square foot to $97.00 per square foot. The appraisal concluded a general vacancy rate of 3% for retail and 10% for office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity (Miles)	Anchor Tenants
Crocker Park Phase One & Two(2)	2004-2010 / N/A	615,062	98.5%	NAP	Dick’s Sporting Goods, Barnes & Noble, Regal Cinemas Crocker Park 16
Westfield Southpark Mall	1996 / N/A	1,216,673	98%	16.6	Dillard’s, JCPenney, Macy’s, Dick’s Sporting Goods, Cinemark
Beachwood Place	1979 / 1997	905,486	100%	26.5	Dillard’s, Nordstrom, Saks Fifth Avenue
Legacy Village	2003 / N/A	546,783	98%	26.1	Giant Eagle, Nordstrom Rack, Crate & Barrel
Eton Chagrin Boulevard	1974 / 2002	299,162	98%	27.2	Barnes & Noble
Great Lakes Mall	1961 / 1990	1,150,766	98%	38.8	JCPenney, Macy’s, Sears, Dillard’s
Great Northern Mall	1976 / 2013	1,200,000	100%	5.3	JCPenney, Dick’s Sporting Goods, Dillard’s, Macy’s,
					Sears, Regal Cinemas
(1)	Based on the appraisal.
(2)	Est. Occ. for Crocker Park Phase One & Two based on the underwritten rent roll.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
96.2%	94.6%	98.6%	98.5%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of July 22, 2016.

Historical In-line Sales and Occupancy Costs(1)(2)
	2013	2014	2015	TTM(3)
<10,000 Square Feet
Sales PSF	$496	$475	$477	$481
Occupancy Cost	9.6%	10.1%	10.0%	9.9%
<10,000 Square Feet (excluding Apple)
Sales PSF	$378	$364	$361	$359
Occupancy Cost	12.7%	13.2%	13.3%	13.4%
>10,000 Square Feet
Sales PSF	$505	$499	$472	$471
Occupancy Cost	6.7%	6.8%	7.2%	7.2%
Anchor Tenants
Sales PSF	$151	$139	$131	$135
Occupancy Cost	14.9%	16.2%	17.2%	16.7%
(1)	Occupancy costs are calculated based on underwritten gross rent divided by tenant sales for the given year. Occupancy costs are not inclusive of tenants that are no longer in occupancy and are weighted based on the square footage of tenants with sales for each respective year.
(2)	Excludes partial year reporting.
(3)	TTM as of November 2015, January, March, April or May 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

Tenant Summary(1)(2)
Tenant	Ratings(3) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF/ Screen(4)	Occupancy Costs(4)	Lease Expiration Date
Dick’s Sporting Goods	NA / NA / NA	75,000	12.2%	$16.85	$154	13.3%	1/31/2025
Fitness & Sports Clubs	NA / NA / NA	40,000	6.5%	$23.34	N/A	N/A	2/28/2031
Barnes & Noble	NA / NA / NA	28,684	4.7%	$19.52	$242	8.1%	3/31/2020
Regal Cinemas Crocker Park 16(5)(6)	NA / B+ / NA	24,442	4.0%	$34.16	$249,747	41.4%	4/30/2020
H&M	NA / NA / NA	20,148	3.3%	$15.88	$172	9.4%	7/31/2018
KeyBank – Office	Baa1 / BBB+ / A-	14,543	2.4%	$26.00	N/A	N/A	5/31/2018
DSW Shoe Warehouse	NA / NA / NA	14,510	2.4%	$42.00	$277	17.2%	11/30/2018
Wells Fargo Advisors(7)	A2 / A / AA-	12,963	2.1%	$26.25	N/A	N/A	3/31/2020
Gap(8)	Baa2 / BB+ / BB+	12,638	2.1%	$42.00	$237	17.8%	11/30/2024
Arhaus Furniture(9)	NA / NA / NA	12,004	2.0%	$53.66	$450	11.9%	12/31/2024
(1)	Based on the underwritten rent roll.

(2)	Of the 97 tenants at Crocker Park Phase One & Two, 48 tenants representing 345,665 square feet have co-tenancy provisions. These provisions generally require a minimum occupancy at Phase One or the entire property ranging from 50.0% to 85.0%. Twenty-one of these tenants representing 128,666 square feet require that key tenants, such as Dick’s Sporting Goods, Barnes & Noble and Gap, among others, remain at the Crocker Park Phase One & Two property. If these co-tenancy clauses are breached, certain tenants may begin paying reduced rent and certain other tenants may be permitted to terminate their respective leases.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(4)	Sales PSF/Screen and Occupancy Costs as of November 2015, January, March, April or May 2016.

(5)	There are five screens that are part of the Crocker Park Phase One & Two collateral (24,442 square feet) and an additional 11 screens at the adjacent Promenade at Crocker Park (38,360 square feet) that are not part of the collateral. Sales PSF/Screen is calculated based on sales of $3,995,957 for all 16 screens at Regal Cinemas Crocker Park 16.

(6)	Occupancy costs are calculated based on gross rent paid by Regal Cinemas Crocker Park 16 and sales across the entire 62,802 square foot premises.

(7)	Wells Fargo Advisors has a one-time right to terminate its lease effective March 31, 2017 with six months’ notice and a termination fee of $49,205.

(8)	Gap has a one-time right to terminate its lease if a minimum of 100,000 square feet of first floor retail space has not been constructed (in the specific non-collateral buildings mentioned in the Gap lease) by November 30, 2019 or if there is less than 77,000 square feet of total first floor retail space in the non-collateral buildings open for business. Gap is required to provide notice to terminate within 150 days after November 30, 2019.

(9)	Arhaus Furniture may terminate its lease, by providing notice within 90 days after December 31, 2019, if annual sales are less than $4,000,000. TTM sales as of May 31, 2016 were $5,407,312.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring
Vacant	NAP	9,363	1.5%	NAP	NAP	9,363	1.5%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	9,363	1.5%	$0	0.0%
2017	10	41,642	6.8	1,258,599	6.1	51,005	8.3%	$1,258,599	6.1%
2018	16	88,364	14.4	2,579,462	12.6	139,369	22.7%	$3,838,062	18.7%
2019	11	24,415	4.0	1,349,322	6.6	163,784	26.6%	$5,187,383	25.3%
2020	24	163,839	26.6	5,257,228	25.6	327,623	53.3%	$10,444,611	50.9%
2021	7	23,320	3.8	926,639	4.5	350,943	57.1%	$11,371,250	55.4%
2022	6	30,851	5.0	1,518,532	7.4	381,794	62.1%	$12,889,782	62.8%
2023	1	2,324	0.4	127,355	0.6	384,118	62.5%	$13,017,137	63.4%
2024	4	33,542	5.5	1,582,931	7.7	417,660	67.9%	$14,600,068	71.1%
2025	10	115,788	18.8	3,106,940	15.1	533,448	86.7%	$17,707,008	86.3%
2026	7	41,614	6.8	1,882,056	9.2	575,062	93.5%	$19,589,064	95.5%
2027 & Beyond	1	40,000	6.5	933,600	4.5	615,062	100.0%	$20,522,664	100.0%
Total	97	615,062	100.0%	$20,522,664	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes the following percentage rent in lieu of base rent: $249,256 from Regus – Office, $214,736 from Urban Outfitters and $94,809 from BCBG Max Azria.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$17,588,827	$15,731,708	$17,105,903	$18,571,738	$20,522,664	$33.37	91.0%
Vacant Income	0	0	0	0	495,363	0.81	2.2
Gross Potential Rent	$17,588,827	$15,731,708	$17,105,903	$18,571,738	$21,018,027	$34.17	93.2%
Total Reimbursements	4,170,328	4,391,479	3,297,164	2,380,831	1,342,232	2.18	6.0
Overage Rent	509,008	563,370	406,344	266,814	197,506	0.32	0.9
Net Rental Income	$22,268,163	$20,686,556	$20,809,411	$21,219,383	$22,557,766	$36.68	100.0%
Other Income	632,251	827,991	890,147	943,536	943,536	1.53	4.2
(Vacancy/Credit Loss)	0	0	0	0	(1,073,445)	(1.75)	(4.8)
Effective Gross Income	$22,900,414	$21,514,547	$21,699,558	$22,162,919	$22,427,857	$36.46	99.4%
Total Expenses(5)	$14,494,543	$14,524,342	$14,697,681	$14,776,794	$9,412,556	$15.30	42.0%
Net Operating Income	$8,405,871	$6,990,205	$7,001,877	$7,386,125	$13,015,301	$21.16	58.0%
Total TI/LC, Capex/RR	0	0	0	0	1,046,508	1.70	4.7
Net Cash Flow	$8,405,871	$6,990,205	$7,001,877	$7,386,125	$11,968,793	$19.46	53.4%
(1)	TTM column represents the trailing 12-month period ending in May 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the borrower’s rent roll dated July 22, 2016, with rent steps underwritten through June 2017 (totaling $187,033) and, in addition, includes the following percentage rent in lieu of base rent: $249,256 from Regus – Office, $214,736 from Urban Outfitters and $94,809 from BCBG Max Azria.
(4)	The decrease in 2014 Rents in Place from 2013 Rents in Place was mainly driven by three tenants, all under the Abercrombie & Fitch parent company, vacating in late 2013 and early 2014 due to weakness at the corporate level. Abercrombie & Fitch, Abercrombie & Fitch Kids and Hollister accounted for nearly $925,000 in rent annually. The spaces were leased up before the tenants vacated; however there was downtime while the new tenant build-outs were completed.
(5)	Underwritten Total Expenses are lower than 2015 Total Expenses because the special assessment revenue bond expense was removed from the Underwritten Total Expenses as the bonds were paid off in full on August 12, 2016 as part of the refinancing of the Crocker Park Phase One & Two Whole Loan and sufficient funds are in escrow with Chicago Title Insurance Company to complete said payoff. Special assessment revenue bonds were used for the initial construction of the public improvements within Crocker Park Phase One & Two. The historical expenses include a special assessment revenue bond expense line item of $5,233,047 (2013), $5,226,623 (2014), $5,230,636 (2015) and $5,230,636 (TTM 5/31/2016).

Property Manager. The property is managed by Robert L. Stark Enterprises, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited approximately $597,592 for real estate taxes, $165,183 for an unfunded obligation reserve relating to tenant improvements and $138,184 for relating to a potential rent credit due to Eddie Bauer.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to approximately $298,796.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $8,714 (approximately $0.17 per square foot annually and as recommended in the engineering report) for replacement reserves. The reserve is not subject to a cap. TI/LC Reserves - On a monthly basis when the reserve is below the cap, the borrower is required to escrow approximately $76,888 (approximately $1.50 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $5,000,000 (approximately $8.13 per square foot).

Unfunded Obligations Reserve - On a monthly basis up to and including the payment date in July 2017, the borrower is required to escrow approximately $33,333 for outstanding tenant improvements related to tenant Fitness & Sports Clubs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

Lockbox / Cash Management. The Crocker Park Phase One & Two Whole Loan is structured with a CMA lockbox. The Crocker Park Phase One & Two Whole Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to Crocker Park Phase One & Two be promptly deposited into such lockbox account following receipt except that the borrower collects all rent for tenants Trader Joe’s and Regal Cinemas Crocker Park 16 and, within two days after receipt, uses the rents to pay base rent on the Underlying Lease (as defined below) or easement fees on the TJ’s Easement, as applicable, and deposits the remaining rents in the lender-controlled lockbox account. The lender may, at any time, require the borrower to send direction letters to Trader Joe’s and Regal Cinemas Crocker Park 16 under the Crocker Park Phase One & Two Whole Loan documents. Every fourth business day that no Crocker Park Phase One & Two Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept to a borrower-controlled operating account. During the continuance of a Crocker Park Phase One & Two Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account every fourth business day and, provided no event of default under the Crocker Park Phase One & Two Whole Loan documents is continuing, applied to payment of applicable debt service, payment of operating expenses and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Crocker Park Phase One & Two Whole Loan documents is continuing, funds in the excess cash flow reserve are (i) to the extent a Crocker Park Phase One & Two Trigger Period is continuing, to be held by the lender as additional collateral for the Crocker Park Phase One & Two Whole Loan; provided that, so long as no event of default is then ongoing pursuant to the Crocker Park Phase One & Two Whole Loan documents, such excess cash flow reserves may, if certain conditions are satisfied under the Crocker Park Phase One & Two Whole Loan documents, (to the extent there are insufficient reserves on deposit in the leasing reserve account) be disbursed for payment of certain leasing expenses and (ii) to the extent no Crocker Park Phase One & Two Trigger Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the Crocker Park Phase One & Two Whole Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Crocker Park Phase One & Two Whole Loan (and/or toward the payment of expenses of Crocker Park Phase One & Two), in such order of priority as the lender may determine.

A “Crocker Park Phase One & Two Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under the Crocker Park Phase One & Two Whole Loan documents and continuing until the same is cured, (ii) the date that the debt service coverage ratio (as calculated in the loan documents) is less than 1.15x and continuing until the debt service coverage ratio (as calculated in the loan documents) is equal to or greater than 1.18x for one calendar quarter and/or (iii) the commencement of a Crocker Park Phase One & Two Specified Tenant Trigger Period (as defined below) and continuing until the applicable Crocker Park Phase One & Two Specified Tenant Trigger Period is cured. Notwithstanding the foregoing, no Crocker Park Phase One & Two Trigger Period will be deemed to exist solely with respect to clause (ii) of this definition during any period that the Collateral Cure Conditions (as defined below) are satisfied.

“Collateral Cure Conditions” exist when the borrower has deposited cash into an account with the lender or delivered to the lender a letter of credit which, in either case, serves as additional collateral for the Crocker Park Phase One & Two Whole Loan, in an amount equal to 18% of the annual debt service payments that are due as of the origination of the Crocker Park Phase One & Two Whole Loan (the “Collateral Deposit Amount”) and thereafter, on each one year anniversary date of the date that the borrower made the deposit (or delivered the letter of credit), the borrower has deposited additional cash collateral in the amount of the Collateral Deposit Amount or increased the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral deposited pursuant to the previous sentence is returned to the borrower provided that no event of default is continuing under the Crocker Park Phase One & Two Whole Loan documents at such time as the Crocker Park Phase One & Two Trigger Period would have been cured without the borrower’s satisfaction of the Collateral Cure Conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Crocker Park Phase One & Two

“Crocker Park Phase One & Two Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Crocker Park Phase One & Two Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a Crocker Park Phase One & Two Specified Tenant failing to be in actual, physical possession of its space, failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark”, (iii) any Crocker Park Phase One & Two Specified Tenant giving written notice that it is terminating its lease for all or any portion of its premises (except that, if Barnes & Noble delivers notice that it intends to terminate its lease on a date that is more than six months after the date that notice is given, no Crocker Park Phase One & Two Specified Tenant Trigger Period is deemed to exist pursuant to this clause (iii) until the date that is six months prior to the effective date of termination contemplated by the applicable notice), (iv) any termination or cancellation of any lease with a Crocker Park Phase One & Two Specified Tenant (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Crocker Park Phase One & Two Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Crocker Park Phase One & Two Specified Tenant and (vi) any Crocker Park Phase One & Two Specified Tenant failing to extend or renew its lease on or prior to the earlier of (except that, with respect to the lease with Barnes & Noble, it shall be the “later of”) (a) 12 months before expiration and (b) the date on which notice must be given to the lessor to exercise the applicable extension option; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the satisfaction of cure conditions as stated under the Crocker Park Phase One & Two Whole Loan documents or (2) the borrower re-leasing the entire space that was demised pursuant to the Crocker Park Phase One & Two Specified Tenant’s lease to a new tenant for a minimum of five years and such tenant being open for business, in actual physical occupancy of the space and paying full rent in accordance with the applicable terms and conditions under the Crocker Park Phase One & Two Whole Loan documents. Notwithstanding the foregoing, a Crocker Park Phase One & Two Specified Tenant Trigger Period will not be deemed to exist during any period that the Excess Cash Flow Condition (as defined below) is satisfied (provided, however, in no event will a Crocker Park Phase One & Two Specified Tenant Trigger Period relating to leases comprising the Regal Cinemas Crocker Park 16, Dick’s Sporting Goods and/or Fitness & Sports Club be deemed to cease to exist because of satisfaction of the Excess Cash Flow Condition).

“Excess Cash Flow Condition” shall exist for any tenant at such time as the balance of the excess cash flow reserve account shall equal or exceed an amount equal to $40 per square foot for the applicable tenant space.

“Crocker Park Phase One & Two Specified Tenant” means (i) any tenant under any lease which, individually or when aggregated with all other leases at Crocker Park Phase One & Two with the same tenant or its affiliates, either (A) accounts for 10% or more of the total rental income for Crocker Park Phase One & Two or (B) demises 21,000 square feet or more of Crocker Park Phase One & Two’s gross leasable area, (ii) the tenant under the lease demising Regal Cinemas Crocker Park 16 (and any tenant under any future lease demising any portion of the borrower’s interest in the Leasehold Space (as defined below)), (iii) the tenant under the Trader Joe’s lease (and any tenant under any future lease of any portion of the Easement Area) and (iv) any guarantor(s) of the applicable related Crocker Park Phase One & Two Specified Tenant lease(s).

Underlying Lease. The borrower is the lessee pursuant to a space lease (the “Underlying Lease”) whereby it leases approximately 38,360 square feet of space (the “Leasehold Space”) on a neighboring retail property which is owned by an affiliate of the sponsor. The Underlying Lease expires in April 2020, with seven five-year extension options, and the Crocker Park Phase One & Two Whole Loan documents require the borrower (and permit the lender) to exercise the options so long as Regal Cinemas Crocker Park 16 (“Regal”) renews its lease at Crocker Park Phase One & Two. The borrower entered into the Underlying Lease in order to accommodate a request by Regal to occupy premises which include space on both the Crocker Park Phase One & Two development (said property, “Crocker Park”) as well as the neighboring Leasehold Space. Consequently, the borrower is party to a direct lease with Regal (the “Crocker-Regal Lease”) whereby it has leased to Regal space in Crocker Park (the “Crocker Portion”) and subleased to Regal the Leasehold Space. The Crocker Portion and the Leasehold Space are in different buildings and are connected by a bridge that goes over a roadway. The borrower has mortgaged its interest in the Leasehold Space to the lender pursuant to the Crocker Park Phase One & Two Whole Loan documents. The Underlying Lease includes (without limitation): (i) notice and cure rights running to the lender, (ii) that any mortgage on the fee interest will be subordinate to the Underlying Lease (and as such, no foreclosure can automatically terminate the Underlying Lease), (iii) the agreement of the landlord pursuant to the Underlying Lease to maintain insurance on the improvements where the Leasehold Space is located that meets standards largely consistent with the Crocker Park Phase One & Two Whole Loan documents and, in the event of a casualty, provided that the Underlying Lease is not terminated in accordance with its terms, proceeds attributable to the Leasehold Space will be held and disbursed by a trustee meeting designated ratings requirements and (iv) the borrower will have the right to terminate the Underlying Lease if the Crocker-Regal Lease is terminated (unless the termination is caused by a default under the Crocker-Regal Lease by the borrower) and the lender will have the right to determine whether to require that the borrower terminate or maintain the Underlying Lease. The Crocker Park Phase One & Two Whole Loan documents provide that if at any time the lender has not received required evidence that all taxes are paid relating to the Leasehold Space or the aforementioned insurance policies relating to the Leasehold Space are maintained, the lender may institute escrows for the same.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1333 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1333 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1333 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1333 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,500,000	Title:	Fee
Cut-off Date Principal Balance:	$39,500,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	240,051
Loan Purpose:	Recapitalization	Location:	Oakland, CA
Borrower:	CIM/Oakland 1333 Broadway, LP	Year Built / Renovated:	1973 / N/A
Sponsor:	CIM Commercial Trust	Occupancy(1):	92.9%
	Corporation	Occupancy Date:	6/24/2016
Interest Rate:	4.14000%	Number of Tenants:	20
Note Date:	6/30/2016	2013 NOI(2):	$2,446,572
Maturity Date:	7/1/2026	2014 NOI(2):	$717,963
Interest-only Period:	120 months	2015 NOI:	$2,578,479
Original Term:	120 months	TTM NOI (as of 3/2016)(3):	$3,083,482
Original Amortization:	None	UW Economic Occupancy:	91.8%
Amortization Type:	Interest Only	UW Revenues(1):	$7,601,588
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$3,561,546
Lockbox:	CMA	UW NOI(1)(3):	$4,040,042
Additional Debt:	N/A	UW NCF(1):	$3,360,371
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$88,100,000 / $367
Additional Debt Type:	N/A	Appraisal Date:	6/22/2016

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$165
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	44.8%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	44.8%
TI/LC:	$0	Springing	$2,500,000	UW NCF DSCR:	2.03x
Other(5):	$6,171,143	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,500,000	100.0%	Return of Equity(6)	$33,197,848	84.0%
			Upfront Reserves	6,171,143	15.6
			Closing Costs	131,009	0.3
Total Sources	$39,500,000	100.0%	Total Uses	$39,500,000	100.0%
(1)	Occupancy, UW Revenues, UW NOI and UW NCF include expansion space leased by Teecom (3,312 square feet), accounting for $165,732 in underwritten base rent, for which the tenant has signed a lease but is not yet in occupancy. Teecom is expected to take occupancy and begin paying rent on the additional space in December 2016. The space is currently occupied by The Center to Promote Healthcare through November 2016.

(2)	The decrease in 2014 NOI from 2013 NOI is due to approximately $1.6 million in rent abatements and concessions associated with nine new leases signed in 2014.

(3)	The increase in UW NOI from TTM NOI is primarily due to (i) three new leases signed since May 2015, which account for $596,897 in in-place base rent, for which a full year of rents is not included in TTM NOI and (ii) contractual rent increases underwritten through June 2017, accounting for $173,270 in underwritten base rent.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	Initial Other Escrows and Reserves includes $5.0 million deposited by the borrower at origination in connection with an outstanding tenant estoppel certificate from URS that had not been received at origination. The executed URS estoppel has been received in accordance with the loan documents and the lender has released the related $5.0 million reserve from escrow.

(6)	The property was previously unencumbered.

The Loan. The 1333 Broadway loan has an outstanding principal balance as of the Cut-off Date of $39.5 million and is secured by a first mortgage lien on the borrower’s fee interest in a 240,051 square foot Class A office building located in Oakland, California. The 1333 Broadway loan has a 10-year term and is interest-only for the term.

The Borrower. The borrowing entity for the 1333 Broadway loan is CIM/Oakland 1333 Broadway, LP, a Delaware limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1333 Broadway

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the 1333 Broadway loan is CIM Commercial Trust Corporation (“CMCT”), a Maryland corporation and publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million square feet of office space, 930 multifamily units and 908 hotel rooms. As of June 24, 2016, CMCT had a market capitalization of approximately $1.8 billion. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management. Since its founding in 1994, CIM has been a process and research-driven investor that evaluates risk through the fundamental analysis of the long-term drivers in communities.

The loan sponsor acquired the property in 2008 for approximately $47.5 million (approximately $198 per square foot). Since acquisition, the loan sponsor has invested approximately $16.3 million (approximately $68 per square foot) for a total cost basis of approximately $63.8 million (approximately $266 per square foot).

The Property. 1333 Broadway is a 240,051 square foot 10-story Class A office building with street level retail, located in the central business district of Oakland, California. The property is located directly above the City Center BART station, adjacent to the Oakland City Hall and three blocks from the Oakland Convention Center, which features approximately 64,000 square feet of space. Constructed in 1973, the property is situated on an approximately 0.94-acre site at the heart of the Oakland City Center area. The City Center area is comprised of two city blocks of office buildings, restaurants and shops in downtown Oakland. The upper floors of the building offer views of the San Francisco Bay, Oakland Hills and the Oakland and San Francisco skylines. In 2011, the property was awarded LEED Silver certification. The property is allocated 235 parking spaces within an adjacent subterranean City Center parking garage, resulting in a parking ratio of approximately 0.98 spaces per 1,000 square feet of net rentable area.

As of June 24, 2016, the property was 92.9% occupied by 18 office tenants and two retail tenants. The largest tenant at the property, URS Corporation (“URS”), leases 30.4% of the net rentable area through February 2022 and has occupied its space since September 2003. URS is a construction and engineering firm acquired by AECOM in 2014. AECOM (NYSE:ACM) is a professional technical services firm that designs, builds, finances and operates infrastructure assets around the world. AECOM has nearly 100,000 employees including architects, engineers, designers, planners, scientists and management and serves clients in over 150 countries. URS accounts for 33.0% of the underwritten base rent and renewed its lease in June 2014. The lease has two remaining five-year renewal options remaining. The second largest tenant, the U.S. Department of Agriculture (“USDA”), leases 7.6% of the net rentable area through November 2021 and has occupied its space since December 2011. The USDA is the U.S. federal department responsible for developing and executing federal government policy on farming, agriculture, forestry and food. The USDA accounts for 9.9% of the underwritten base rent and has no renewal options. The third largest tenant, Teecom Design Group, Inc. (“Teecom”) leases 6.6% of the net rentable area through June 2019 and has occupied its space since November 2004. Teecom has signed a lease to expand its space by 3,312 square feet and is expected to take occupancy of and begin paying rent on the additional space in December 2016. Teecom is a technology services company with expertise in telecom, security, audio/visual, acoustics and wireless networks. Teecom accounts for 8.5% of the underwritten base rent and its lease contains one remaining five-year lease renewal option. The property has experienced recent leasing momentum, signing seven new and four renewal and expansion leases comprising approximately 140,037 square feet (58.3% of net rentable area) since June 2014.

1333 Broadway is located in the downtown Oakland neighborhood of Lake Merritt. The metropolitan area is benefiting from growth in the high technology industry, which is expected to remain the driving force behind the Oakland economy. As the business cycle matures, strong demand for technology workers and real estate is making San Francisco increasingly expensive. Firms are responding by relocating to the Oakland metropolitan area, with Uber being the latest and most high profile relocation. Uber recently purchased a historic downtown Oakland building – Uptown Station (located approximately 0.4 miles from the property) – for $123.5 million and reportedly plans to move 3,000 employees to the site in 2017. Additionally, 1333 Broadway is within walking distance of many demand drivers in the Oakland City Center including a number of diverse restaurants, including Ozumo, Pican, Plum and Umami Burger. The property is also located approximately 0.5 miles from Highway 980, a regional north and south highway that provides direct access to both Highway 580 and Highway 880. Lake Merritt is located approximately 0.7 mile southeast of the property and, established in 1870, is the nation’s oldest official wildlife refuge. The lake features a 3.4 mile shoreline and several artificial islands for people to enjoy the wide variety of wildlife.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1333 Broadway

1333 Broadway is located in the Oakland central business district office submarket of the greater Oakland/East Bay office market. As of the first quarter of 2016, the Oakland central business district submarket totaled approximately 10.7 million square feet of net rentable area with an overall vacancy rate of 4.2% and average rents of $46.56 per square foot. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 6.6 million square feet of net rentable area with an overall vacancy rate of 3.4% and average rents of $51.60 per square foot. The appraisal identified six directly comparable office properties built between 1976 and 2002 and ranging in size from 172,077 to 532,150 square feet. Recently executed leases for the comparable office properties ranged from $42.96 to $54.96 per square foot, with a weighted average of $49.45 per square foot. The weighted average underwritten office and plaza office rents for 1333 Broadway are $33.77 per square foot and $27.13 per square foot, respectively, which is below the appraisal’s concluded office market rent of $48.00 per square foot and in line with the plaza office rent of $27.00 per square foot. Additionally, the appraisal identified four directly comparable retail properties built between 1923 and 1980. Recently executed leases for the comparable retail properties ranged from $22.56 to $39.00 per square foot, with a weighted average of $35.98 per square foot. The underwritten retail rents for the Citibank and Walgreens are $29.16 and $20.11 per square foot, respectively, which is below the appraisal’s concluded market rent of $36.00 and $30.00 per square foot, respectively.

The appraisal identified three comparable Class A office properties that are under construction, Uptown Station, EmeryStation West and San Leandro Tech Campus. The new office properties will range in size from 132,000 to 380,000 square feet. The largest of the three comparable properties, Uptown Station, was recently acquired by Uber and is undergoing a $40.0 million renovation. Uber reportedly plans to relocate 3,000 employees to Uptown Station in 2017.

Historical and Current Occupancy(1)

2013	2014	2015	Current(2)
72.1%	82.6%	92.9%	92.9%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 24, 2016 and includes expansion space leased by Teecom (3,312 square feet), which account for $165,732 in underwritten base rent, for which the tenant has signed a lease but is not yet in occupancy. Teecom is expected to take occupancy and begin paying rent on the additional space on December 1, 2016. The space is currently occupied by The Center to Promote Healthcare through November 11, 2016.

Tenant Summary(1)

Tenant	Ratings(2)	Net Rentable	% of	Base Rent	% of Total	Lease Expiration
	Moody’s/S&P/Fitch	Area (SF)	Total NRA	PSF	Base Rent	Date
URS Corporation(3)	Ba3 / BB / NA	73,061	30.4%	$32.13	33.0%	2/28/2022
U.S. Department of Agriculture(4)	Aaa / AA+ / AAA	18,137	7.6%	$38.76	9.9%	11/30/2021
Teecom Design Group, Inc.(5)	NA / NA / NA	15,895	6.6%	$37.95	8.5%	6/30/2019
State of California Public Utilities Commission(6)	NA / NA / NA	15,441	6.4%	$35.29	7.7%	10/31/2017
Walgreens	Baa2 / BBB / BBB	13,738	5.7%	$20.11	3.9%	4/30/2044
Social Policy Research Associates, Inc.	NA / NA / NA	10,640	4.4%	$31.45	4.7%	3/31/2021
Impaq International, L.L.C.	NA / NA / NA	10,002	4.2%	$29.99	4.2%	11/30/2022
Berrett-Koehler Publishers, Inc.	NA / NA / NA	9,826	4.1%	$32.46	4.5%	4/30/2022
Net Impact	NA / NA / NA	7,950	3.3%	$33.37	3.7%	5/31/2023
Citibank	Baa1 / BBB+ / A	6,988	2.9%	$29.16	2.9%	9/30/2018
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	URS has the right to (i) contract its space by up to 6,001 square feet on or any time after March 1, 2018 with nine months’ notice and the payment of a termination fee equal to the sum of the unamortized tenant improvement, leasing commission and free rent allowances and (ii) terminate its lease on or any time after March 1, 2020 with 12 months’ notice and the payment of a termination equal to the sum of the unamortized tenant improvement, leasing commission and free rent allowances and three month’s base rent.

(4)	USDA has the right to terminate its lease at any time after November 30, 2019, with 90 days’ notice.

(5)	Teecom occupies two suites at the property, which is comprised of a 12,583 square foot space and a 3,312 square foot space at underwritten base rents of $34.77 and $50.04, respectively. Base Rent PSF for Teecom represents the weighted average underwritten base rent for the two leased spaces.

(6)	State of California Public Utilities Commission has the right to terminate its lease at any time with 60 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1333 Broadway

				Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	16,974	7.1%	NAP	NAP	16,974	7.1%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	16,974	7.1%	$0	0.0%
2017	3	19,731	8.2	682,783	9.6	36,705	15.3%	$682,783	9.6%
2018	3	14,331	6.0	482,532	6.8	51,036	21.3%	$1,165,315	16.4%
2019	3	23,390	9.7	818,149	11.5	74,426	31.0%	$1,983,463	27.9%
2020	2	8,363	3.5	239,117	3.4	82,789	34.5%	$2,222,580	31.2%
2021	2	28,777	12.0	1,037,566	14.6	111,566	46.5%	$3,260,146	45.8%
2022	4	96,899	40.4	3,081,250	43.3	208,465	86.8%	$6,341,396	89.1%
2023	2	14,853	6.2	499,940	7.0	223,318	93.0%	$6,841,336	96.1%
2024	0	0	0.0	0	0.0	223,318	93.0%	$6,841,336	96.1%
2025	0	0	0.0	0	0.0	223,318	93.0%	$6,841,336	96.1%
2026	0	0	0.0	0	0.0	223,318	93.0%	$6,841,336	96.1%
2027 & Beyond(2)	1	16,733	7.0	276,271	3.9	240,051	100.0%	$7,117,607	100.0%
Total	20	240,051	100.0%	$7,117,607	100.0%
(1)	Based on the underwritten rent roll.

(2)	2027 & Beyond includes 2,995 square feet of storage space with no attributable underwritten base rent.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)(5)	$5,356,092	$3,550,438	$5,445,896	$6,032,291	$7,117,607	$29.65	87.7%
Vacant Income	0	0	0	0	664,896	2.77	8.2
Gross Potential Rent	$5,356,092	$3,550,438	$5,445,896	$6,032,291	$7,782,503	$32.42	95.8%
Total Reimbursements	205,831	77,496	205,198	218,155	337,295	1.41	4.2
Net Rental Income	$5,561,922	$3,627,935	$5,651,094	$6,250,446	$8,119,798	$33.83	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(664,896)	(2.77)	(8.2)
Other Income(6)	177,090	157,843	259,986	260,668	146,686	0.61	1.8
Effective Gross Income	$5,739,012	$3,785,778	$5,911,080	$6,511,114	$7,601,588	$31.67	93.6%
Total Expenses	$3,292,440	$3,067,814	$3,332,600	$3,427,632	$3,561,546	$14.84	46.9%
Net Operating Income	$2,446,572	$717,963	$2,578,479	$3,083,482	$4,040,042	$16.83	53.1%
Total TI/LC, Capex/RR	0	0	0	0	679,672	2.83	8.9
Net Cash Flow	$2,446,572	$717,963	$2,578,479	$3,083,482	$3,360,371	$14.00	44.2%
(1)	TTM represents the trailing 12-month period ending on March 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

(3)	The decrease in 2014 Rents in Place from 2013 Rents in Place is due to approximately $1.6 million in rent abatements and concessions associated with nine new leases signed in 2014.

(4)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to (i) three new leases signed since May 2015 accounting for $596,897 in in-place base rent, for which a full year of rents is not included in TTM Net Operating Income and (ii) contractual rent increases underwritten through June 2017, accounting for $173,270 in underwritten base rent.

(5)	Rents in Place includes expansion space leased by Teecom (3,312 square feet) accounting for $165,732 in underwritten base rent, for which the tenant has signed a lease but is not yet in occupancy. Teecom is expected to take occupancy and begin paying rent on the additional space on December 1, 2016. The space is currently occupied by The Center to Promote Healthcare through November 2016.

(6)	Other Income represents key income, late charges, lease termination fees, storage and license fee income.

Property Management. The 1333 Broadway property is managed by CIM Management Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $5,000,000 for a URS tenant estoppel reserve and $1,171,143 for outstanding tenant improvements and leasing commissions related to four tenants at the property. The borrower also delivered the guaranty referenced in “TI/LC Reserves” below at origination.

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that all taxes have been paid on or prior to their due date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

1333 Broadway

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

TI/LC Reserves - So long as the guarantor maintains a net worth of at least $450,000,000 (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits into the tenant improvement and leasing commission reserve at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600,000,000 (the “Lease Rollover Target Net Worth”), any amounts on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. In the event that monthly deposits are required, the borrower is required to deposit an amount that is equal to the quotient of the reserve cap divided by the number of payment dates remaining through and including the payment date in February 2022. The reserve is subject to a cap of $2,500,000 (approximately $10.41 per square foot). The loan documents require that the reserve cap be reduced by $2,500,000, the amount attributed under the loan documents to URS Corporation, when either (i) such tenant has either renewed or extended its lease or (ii) the space occupied by such tenant has been re-let to one or more replacement tenants, provided that, in either case, all tenant improvements and leasing commissions obligations have been satisfied and either (x) such tenant or replacement tenant is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

URS Tenant Estoppel Reserve - At origination, the borrower deposited $5.0 million as additional collateral for the loan in connection with an outstanding tenant estoppel certificate for URS that had not been executed at origination. As of the Cut-off Date, the executed URS estoppel has been received in accordance with the loan documents and the lender has released the related $5.0 million reserve from escrow.

Lockbox / Cash Management. The 1333 Broadway loan is structured with a CMA lockbox. The borrower was required to deliver tenant direction letters instructing all tenants to deposit all revenues directly into a lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). Upon the occurrence of a Cash Sweep Event, all funds are swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) any bankruptcy or insolvency action of the borrower or property manager (unless, with respect to the property manager, to the extent the manager is not affiliated with the borrower, the borrower replaces the manager with a qualified manager in accordance with the loan documents within 60 days following the borrower’s knowledge of the filing or such filing is dismissed within 30 days following the filing or, to the extent the manager is affiliated with the borrower, the borrower replaces the manager within 15 days following the borrower’s knowledge of the filing in accordance with the loan documents).

A Cash Sweep Event may be cured by (a) if caused by clause (i) above, the acceptance by the lender of a cure of such event of default, (b) if caused by clause (ii) above with respect to the property manager, the borrower replacing such manager in accordance with the loan agreement or the bankruptcy action is dismissed or discharged within 30 days following its filing and (c) with respect to an involuntary bankruptcy filing by the borrower in which neither the borrower nor the guarantor (or their affiliates) colludes with any creditor for such filing, the dismissal of such action within 90 days without adverse consequences to the property or the borrower (each of the foregoing, a “Cash Sweep Event Cure”). Each Cash Sweep Event Cure is also subject to the following conditions: (i) there is no event of default continuing under the loan documents, (ii) the borrower pays the lender’s reasonable out of pocket expenses in connection with the Cash Sweep Event Cure and (iii) the borrower does not cure a voluntary or collusive bankruptcy.

Permitted Mezzanine Debt. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified transferee provision in the loan documents and is not an affiliate of the borrower, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan and (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Laguna Design Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Laguna Design Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Laguna Design Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Laguna Design Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,150,000	Title:	Fee
Cut-off Date Principal Balance:	$38,150,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	236,727
Loan Purpose:	Acquisition	Location:	Laguna Niguel, CA
Borrowers:	Laguna Design Dunhill LLC and	Year Built / Renovated:	1985 / N/A
	DE Laguna Design Borrower LLC	Occupancy:	93.4%
Sponsors:	William L. Hutchinson and Donald	Occupancy Date:	5/1/2016
	Engle	Number of Tenants:	46
Interest Rate:	4.30000%	2013 NOI:	$3,011,952
Note Date:	7/28/2016	2014 NOI:	$2,866,571
Maturity Date:	8/1/2026	2015 NOI:	$3,156,654
Interest-only Period:	60 months	TTM NOI (as of 4/2016)(2):	$3,192,967
Original Term:	120 months	UW Economic Occupancy:	92.9%
Original Amortization:	360 months	UW Revenues:	$5,390,908
Amortization Type:	IO-Balloon	UW Expenses:	$1,850,714
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI(2):	$3,540,193
Lockbox:	CMA	UW NCF:	$3,225,296
Additional Debt(1):	N/A	Appraised Value / Per SF(3):	$54,360,000 / $230
Additional Debt Balance:	N/A	Appraisal Date:	6/15/2016
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$274,992	$45,832	N/A	Maturity Date Loan / SF:	$147
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	70.2%
Replacement Reserves:	$5,350	$5,350	N/A	Maturity Date LTV(3):	64.0%
TI/LC:	$1,486,081	Springing	$1,486,081	UW NCF DSCR:	1.42x
Other:	$485,861	$0	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,150,000	68.5%	Purchase Price(5)	$52,612,348	94.5%
Sponsor Equity	17,511,495	31.5	Upfront Reserves	2,252,284	4.0
			Closing Costs	796,863	1.4
Total Sources	$55,661,495	100.0%	Total Uses	$55,661,495	100.0%
(1)	An affiliate of Donald Engle, one of the loan sponsors, provided a subordinate unsecured loan in the amount of $2,140,261 to DE Laguna Design Borrower LLC (“Engle Borrower”). Please see “Subordinate Loan” below. The Financial Information presented in the chart above excludes such subordinate unsecured loan.
(2)	The increase in UW NOI from TTM NOI is primarily due to (i) four tenant leases signed since June 2015 accounting for $383,793 in in-place base rent, for which a full year of rent was not included in TTM NOI and (ii) contractual rent increases underwritten through September 2017 accounting for $151,919 in underwritten base rent.
(3)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Hypothetical As Is – No Outstanding Free Rent, TI’s, Commissions” value of the Laguna Design Center as of June 15, 2016, which assumes no outstanding free rent or tenant improvement and leasing commission obligations. At origination, the borrowers reserved $315,242 for outstanding tenant improvement and leasing obligations and $97,219 for outstanding free rent obligations. The “as-is” value as of June 15, 2016 is $54,000,000, which results in a Cut-off Date LTV and Maturity Date LTV of 70.6% and 64.4%, respectively.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Total consideration for the Laguna Design Center was $53,692,930. Purchase Price above is shown net of $1,080,582 in adjustments and prorations.

The Loan. The Laguna Design Center loan has an outstanding principal balance as of the Cut-off Date of $38.15 million and is secured by a first mortgage lien on the borrowers’ fee interest in a 236,727 square foot mixed use retail showroom and office center located in Laguna Niguel, California. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Laguna Design Center

The Borrowers. The borrowing entities for the Laguna Design Center loan are Laguna Design Dunhill LLC and DE Laguna Design Borrower LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common. Please refer to “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Preliminary Prospectus for additional information.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William L. Hutchinson, president of Dunhill Partners (“Dunhill”), and Donald Engle. Dunhill specializes in the acquisition, leasing, management and sale of retail shopping centers. Founded in 1984, Dunhill has bought and sold approximately $3.0 billion of shopping centers throughout the southwestern United States and manages more than 4.0 million square feet of retail space. After consummation of the reverse 1031 exchange (as described in “Subordinate Loan” below), Donald Engle will own one of the borrowing entities. Donald Engle is obligated under his guaranty for certain breaches or violations of the nonrecourse carve-out provisions attributed to that borrower. William L. Hutchinson is liable for any breach or violation of the nonrecourse carve-outs in the loan documents or the environmental indemnity.

The proceeds of the Laguna Design Center loan, along with approximately $17.5 million in cash equity contributed by the loan sponsors, were used to purchase the Laguna Design Center at an acquisition cost of approximately $53.7 million (approximately $227 per square foot).

The Property. Laguna Design Center is a 236,727 square foot Class A mixed use retail showroom and office center located in Laguna Niguel, California. The property was built in 1985 on a 12.6 acre parcel, approximately eight miles east of Laguna Beach, California and is comprised of six retail showroom buildings totaling 213,241 square feet (90.1% of net rentable area), as well as one two-story office building totaling 23,486 square feet (9.9% of net rentable area). Unique to the area, the property is Southern California’s premier destination for luxury home furnishings and primarily caters to design professionals. The property consists of suites ranging in size from 892 square feet to 21,231 square feet and features 497 parking spaces (approximately 2.1 spaces per 1,000 square feet). The property features indoor and outdoor common areas and a landscaped interior with rose gardens and tropical plants, in addition to patio seating and fountains. According to the loan sponsors, since 2013, the previous sponsor spent approximately $677,000 towards capital improvements.

As of May 1, 2016, the property was 93.4% occupied by 46 tenants. The property features a granular tenant mix with no individual tenant accounting for more than 9.0% of net rentable area or 6.6% of underwritten base rent. Tenancy consists primarily of high-end retail showrooms providing a wide range of home furnishings, fabrics, lighting and accessories. The largest tenant at the property, Baker, Knapp and Tubbs (“Baker Knapp”), leases 9.0% of the net rentable area through January 2022 and has occupied its space since February 1987. Baker Knapp was originally founded in 1890 as a cabinet shop and has grown to become an international presence in home furnishings with locations in Paris, Singapore and China. Baker Knapp accounts for 6.6% of the underwritten base rent and its lease contains one remaining five-year renewal option. The second largest tenant, De Benedictis-Laguna, Inc. (“De Benedictis”), leases approximately 5.1% of the net rentable area through December 2017 and has occupied its space since August 2000. De Benedictis is a showroom entering its 31st year as a locally owned company, providing unique collections of reproduction furniture, lighting, art, mirrors and accessories from around the world. De Benedictis accounts for 3.8% of the underwritten base rent with no extension options. The third largest tenant, Thomas Lavin, leases 5.1% of the net rentable area through September 2024 and has occupied its space since July 2014. Thomas Lavin brings an international range of exclusive high-end home furnishings, fabrics, lighting and accessories to Los Angeles. Lavin initially launched his showroom career in 1995 and now deals in an assortment of furniture, lighting, textiles and accessories from 60 manufacturers. Thomas Lavin accounts for 4.5% of the underwritten base rent and its lease contains one five-year renewal option. While the office component of the property is currently 58.3% occupied, the property has averaged an overall occupancy in excess of 92.0% since 2007.

The Market. Laguna Design Center is located in the South Orange County submarket in Orange County, California, approximately eight miles east of Laguna Beach. Laguna Beach caters to an upscale demographic and is a primary demand driver for the luxury product offering at the Laguna Design Center. Primary economic drivers in the market also include the Laguna Niguel Regional Park, Laguna Niguel Promenade and Disneyland. The property has high visibility at the corner of Aliso Creek Road and Alicia Parkway, a primary north/south commercial artery with over 30,000 vehicles in daily traffic. California State Route 73 is approximately two miles north, with direct access via Alicia Parkway, while Interstate 5 is within five miles of the property. According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the property is approximately 14,511, 120,625 and 301,938, respectively, with an average household income of $125,065, $131,878 and $127,423, respectively. This provides the property with a strong local customer base, while also widely considered the premier destination for design professionals throughout Southern California.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Laguna Design Center

The appraisal identified seven comparable retail properties built between 1970 and 2007 and ranging in size from 12,993 square feet to 300,231 square feet. Occupancy for the comparable properties identified by the appraisal ranges between 90.0% and 100.0%, while recently executed leases ranged between $19.80 per square foot and $29.71 per square foot. Though the appraisal identifies comparable leases, none of the comparable properties are directly competitive with the Laguna Design Center given their tenant mix and product offering. Laguna Design Center is unique in its offering of design driven products to a targeted customer base, providing home furnishing and design tenants an unmatched location in the market. The appraisal identified four comparable office properties built between 1978 and 2000 and ranging in size from 9,700 square feet to 50,049 square feet. Occupancy for the comparable office properties ranges from 86.0% to 100.0%, while recently executed leases ranged between $21.00 per square foot and $28.00 per square foot.

Laguna Design Center is located in the South Orange County retail submarket. As of the first quarter of 2016, the Orange County retail market totaled approximately 85.0 million square feet of space with an overall vacancy rate of 3.8% and average rents of $26.40 per square foot. The South Orange County retail submarket vacancy as of the end of the first quarter 2016 was 2.8% with asking rent of $28.80 per square foot. The appraisal’s concluded market rents for retail space less than 5,000 square feet, retail space between 5,000-10,000 square feet and retail space greater than 10,000 square feet were $20.40, $18.60 and $15.60, respectively, in line with current underwritten base rent. Additionally, the appraisal’s concluded market rent with respect to the property’s office component was $24.00 per square foot.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
89.0%	90.0%	92.0%	93.4%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 1, 2016.

Tenant Summary(1)
						Lease
	Ratings	Net Rentable	% of	Base Rent	% of Total	Expiration
Tenant	Moody’s/S&P/Fitch	Area (SF)	Total NRA	PSF	Base Rent	Date
Baker, Knapp And Tubbs(2)	NA / NA / NA	21,231	9.0%	$12.71	6.6%	1/31/2022
De Benedictis-Laguna, Inc.	NA / NA / NA	12,146	5.1%	$12.84	3.8%	12/31/2017
Thomas Lavin(3)	NA / NA / NA	12,004	5.1%	$15.39	4.5%	9/30/2024
Harsey & Harsey(4)	NA / NA / NA	11,699	4.9%	$19.73	5.6%	1/31/2022
Realty One Group(5)	NA / NA / NA	8,305	3.5%	$25.04	5.1%	12/31/2020
Richard Witzel & Associates	NA / NA / NA	7,618	3.2%	$21.01	3.9%	2/28/2022
Ebanista	NA / NA / NA	7,602	3.2%	$19.80	3.7%	4/30/2021
Rettig Portfolio Inc.(6)	NA / NA / NA	7,244	3.1%	$0.00	0.0%	12/31/2018
Sunset Premier Partners(5)	NA / NA / NA	7,068	3.0%	$28.01	4.8%	12/14/2025
Kravet Fabric/Lee Jofa(7)	NA / NA / NA	7,054	3.0%	$20.77	3.6%	2/28/2017
(1)	Based on the underwritten rent roll.
(2)	Baker, Knapp And Tubbs has the right to terminate its lease on January 31, 2019 with 180 days’ prior written notice.
(3)	Thomas Lavin has the right to terminate its lease on September 30, 2017 or September 30, 2019, in each case with 90 days’ notice and the payment of a termination fee, except that no fee is payable in the event of an early termination on September 30, 2019.
(4)	Harsey & Harsey has the right to terminate its lease at any time with 90 days’ notice.
(5)	Realty One Group represents the largest office tenant, although it currently occupies a space designated for retail use. Sunset Premier Partners represents the largest office tenant located in the office portion of the property. Sunset Premier Partners has the right to terminate its lease on November 30, 2022, with 180 days’ notice and the payment of a termination fee.
(6)	Rettig Portfolio Inc. was underwritten with no attributable base rent, as the current tenant lease requires percentage in lieu rent equal to 50% of annual profits. This figure was underwritten to $0 as no reliable estimate was available.
(7)	Kravet Fabric/Lee Jofa has the right to terminate its lease at any time with 30 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Laguna Design Center

Lease Rollover Schedule(1)
	Number	Net				Cumulative			Cumulative
	of	Rentable	% of		% of Base	Net Rentable	Cumulative	Cumulative	% of Base
	Leases	Area	NRA	Base Rent	Rent	Area	% of NRA	Base Rent	Rent
Year	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring	Expiring
Vacant	NAP	15,719	6.6%	NAP	NAP	15,719	6.6%	NAP	NAP
2016 & MTM	1	983	0.4	$18,284	0.4%	16,702	7.1%	$18,284	0.4%
2017	6	36,086	15.2	635,276	15.5	52,788	22.3%	$653,560	15.9%
2018	8	25,474	10.8	394,855	9.6	78,262	33.1%	$1,048,415	25.5%
2019	10	34,216	14.5	669,387	16.3	112,478	47.5%	$1,717,802	41.8%
2020	9	30,933	13.1	694,267	16.9	143,411	60.6%	$2,412,069	58.7%
2021	3	17,227	7.3	259,128	6.3	160,638	67.9%	$2,671,197	65.0%
2022	4	44,356	18.7	756,091	18.4	204,994	86.6%	$3,427,288	83.4%
2023	1	4,040	1.7	82,416	2.0	209,034	88.3%	$3,509,704	85.4%
2024	2	17954	7.6	321,285	7.8	226,988	95.9%	$3,830,989	93.2%
2025	1	7,068	3.0	197,959	4.8	234,056	98.9%	$4,028,948	98.0%
2026	0	0	0.0	0	0.0	234,056	98.9%	$4,028,948	98.0%
2027 & Beyond	1	2,671	1.1	80,130	2.0	236,727	100.0%	$4,109,078	100.0%
Total	46	236,727	100.0%	$4,109,078	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
						Per Square
	2013	2014	2015	TTM(1)	Underwritten	Foot	%(2)
Rents in Place	$3,557,722	$3,494,357	$3,725,982	$3,765,375	$4,109,078	$17.36	72.4%
Vacant Income	0	0	0	0	314,380	1.33	5.5
Gross Potential Rent	$3,557,722	$3,494,357	$3,725,982	$3,765,375	$4,423,458	$18.69	77.9%
CAM Reimbursements	791,759	752,763	882,143	878,401	1,103,924	4.66	19.4
Other Rental Storage	150,314	110,740	166,538	149,315	149,315	0.63	2.6
Net Rental Income	$4,499,794	$4,357,860	$4,774,663	$4,793,091	$5,676,697	$23.98	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(403,449)	(1.70)	(7.1)
Other Income	89,905	154,454	123,960	117,660	117,660	0.50	2.1
Effective Gross Income	$4,589,699	$4,512,314	$4,898,623	$4,910,751	$5,390,908	$22.77	95.0%

Total Expenses	$1,577,747	$1,645,743	$1,741,969	$1,717,784	$1,850,714	$7.82	34.3%

Net Operating Income(3)	$3,011,952	$2,866,571	$3,156,654	$3,192,967	$3,540,193	$14.95	65.7%

Total TI/LC, Capex/RR	0	0	0	0	314,897	1.33	5.8
Net Cash Flow	$3,011,952	$2,866,571	$3,156,654	$3,192,967	$3,225,296	$13.62	59.8%
(1)	TTM represents the trailing 12-month period ending April 30, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(3)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily due to (i) four new tenant leases signed since June 2015, accounting for $383,793 in in-place base rent, for which a full year of rent was not included in TTM Net Operating Income and (ii) contractual rent increases underwritten through September 2017 accounting for $151,919 in underwritten base rent.

Property Management. The Laguna Design Center property is managed by DPM Pacific, Inc., an affiliate of one of the loan sponsors.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,486,081 for tenant improvements and leasing commissions, $315,242 for outstanding tenant improvement and leasing commissions related to five tenants, $274,992 for real estate taxes, $97,219 for outstanding free rent obligations related to three tenants, $73,400 for deferred maintenance and $5,350 for replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $45,832.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrowers provide satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Laguna Design Center

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $5,350 (approximately $0.27 per square foot annually) for replacement reserves.

TI/LC Escrows - At origination, the borrowers reserved $1,486,081 for tenant improvements and leasing commissions. If the total amount on deposit decreases below $1,486,081 during the term of the loan, on a monthly basis, the borrowers are required to escrow $24,699 (approximately $1.25 per square foot annually) for future tenant improvements and leasing commissions. The borrowers are also required to deposit any termination fees paid by tenants into the TI/LC reserve. The reserve is subject to a cap of $1,486,081 (approximately $6.28 per square foot).

Lockbox / Cash Management. The Laguna Design Center loan is structured with a CMA lockbox. The borrowers were required to deliver tenant direction letters within three business days of the origination date to deposit all revenues directly into a lender controlled lockbox account. All funds in the lockbox account are returned to an account controlled by the borrowers until the occurrence of a Cash Sweep Event (as defined below). Upon the occurrence and during the continuance of a Cash Sweep Event, all funds are required to be swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow after payment of debt service, required reserves and operating expenses will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy or insolvency action of the borrowers or property manager or (iii) the date that the debt service coverage ratio, as calculated in the loan documents based on the trailing three months, falls below 1.15x. A Cash Sweep Event may be cured by (a) if caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, (b) if caused solely by clause (ii) above only with respect to the property manager, the borrowers replacing such manager in accordance with the loan documents within 60 days following such bankruptcy action and (c) if caused solely by clause (iii) above, the achievement of a debt service coverage ratio of 1.20x or greater, as calculated in the loan documents, for two consecutive quarters based on the trailing three months (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) a Cash Sweep Event Cure may occur no more than a total of four times in the aggregate during the term of the loan and (iii) the borrowers pay all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrowers have no right to cure a Cash Sweep Event caused by a bankruptcy action of the borrowers.

Subordinate Loan. As of the origination date, an unsecured loan in the amount of $2,140,261 was made to Engle Borrower by an affiliate of Donald Engle. Such subordinate loan is required to be extinguished on or before January 24, 2017. The subordinate lender has entered into a subordination and standstill agreement subordinating the unsecured loan to the lien securing the loan, which provides that the subordinate lender may not exercise any remedies for so long as the loan is outstanding. Additionally, the subordinate lender and Engle Borrower executed a master lease covering the Engle Borrower’s interest in the property in connection with the reverse 1031 exchange, to enable an affiliate of Donald Engle to control the Engle Borrower’s interest in the property, and the master lease has also been subordinated to the lien securing the loan.  The master lease also automatically terminates concurrently with the extinguishment of the subordinate loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Sheraton Salt Lake City

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BSP		Single Asset / Portfolio:	Single Asset
Original Principal Balance:		$35,000,000		Title:	Fee
Cut-off Date Principal Balance:		$35,000,000		Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:		2.9%		Net Rentable Area (Rooms):	362
Loan Purpose:		Acquisition		Location:	Salt Lake City, UT
Borrower:		DHM Salt Lake City Hotel Lessee, LP		Year Built / Renovated:	1975 / 2015
Sponsor:		Driftwood Acquisition & Development,		Occupancy/ADR/RevPar:	82.2% / $112.06 / $92.08
		L.P.		Occupancy/ADR/RevPar Date:	6/30/2016
Interest Rate:		5.32000%		Number of Tenants:	N/A
Note Date:		8/25/2016		2013 NOI:	$3,006,081
Maturity Date:		9/6/2026		2014 NOI:	$3,194,349
Interest-only Period:		None		2015 NOI(1):	$3,747,543
Original Term:		120 months		TTM NOI (as of 6/2016) (1):	$4,087,955
Original Amortization:		360 months		UW Occupancy/ADR/RevPar:	82.2% / $112.06 / $92.08
Amortization Type:		Balloon		UW Revenues:	$16,909,592
Call Protection:		L(24),Def(92),O(4)		UW Expenses:	$12,801,111
Lockbox:		CMA		UW NOI(1):	$4,108,481
Additional Debt:		N/A		UW NCF:	$4,108,481
Additional Debt Balance:		N/A		Appraised Value / Per Room(2):	$50,200,000 / $138,674
Additional Debt Type:		N/A		Appraisal Date(2):	8/1/2017

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$96,685
Taxes:	$419,833	$38,167	N/A	Maturity Date Loan / Room:	$80,297
Insurance:	$67,636	$9,662	N/A	Cut-off Date LTV(2):	69.7%
FF&E Reserves(3)	$0	4% of Gross Revenues	N/A	Maturity Date LTV(2):	57.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.76x
Other(4):	$2,094,996	$0	N/A	UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	77.1%	Purchase Price	$40,185,000	88.5%
Sponsor Equity	10,402,669	22.9	Closing Costs	2,635,204	5.8
			Upfront Reserves	2,582,466	5.7
Total Sources	$45,402,669	100.0%	Total Uses	$45,402,669	100.0%
(1)	TTM NOI is higher than 2015 NOI because food & beverage revenue increased 10% during the same period on account of higher group traffic in 2016. Further, the increase in group rooms sold in 2016 led to an increase in banquet revenue from 2015.
(2)	The Appraised Value / Per Room represents the “when complete” value of $50,200,000, which assumes that the property improvement plan (“PIP”) outstanding at origination will be completed by August 1, 2017. At origination, the borrower reserved $2,021,626 (approximately $5,585 per room) for the PIP, which represents 100.0% of the budgeted cost to complete the PIP. The “as-is” value as of July 20, 2016 was $47,400,000, which results in a Cut-off Date LTV and Maturity Date LTV of 73.8% and 61.3%, respectively.
(3)	The FF&E reserve monthly deposit is currently $56,365.33.
(4)	At origination, the borrower was required to escrow $2,021,626 into a PIP reserve and $73,370 into an immediate repair reserve. On the date that any PIP other than the scheduled PIP is imposed by the franchisor pursuant to the franchise agreement, the borrower will be required to deposit an amount equal to 100% of the sum required to pay for such new PIP.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Sheraton Salt Lake City

The Loan. The Sheraton Salt Lake City loan has an outstanding principal balance as of the Cut-off Date of $35.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 10-story, 362-room, full service hotel located in Salt Lake City, Utah. The loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entity for the Sheraton Salt Lake City loan is DHM Salt Lake City Hotel Lessee, LP, a Delaware limited partnership and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Driftwood Acquisition & Development, L.P., which is the acquisition fund of Driftwood Hospitality Management. As of July 31, 2016, Driftwood Acquisition & Development, L.P. reported a net worth of $41.6 million and liquidity of $10.5 million. Driftwood Hospitality Management is headquartered in North Palm Beach, Florida and currently owns and operates over 8,000 rooms across 40 properties in the U.S. Driftwood Hospitality Management initially acquired the property in a joint venture with Silverpeak Real Estate Partners (the successor-in-interest to Lehman Brothers Private Equity) in 2007 for $33.3 million (approximately $91,989 per room), with Driftwood Hospitality Management, as general partner, acquiring a 6% stake in the property and Silverpeak Real Estate Partners, as limited partner, acquiring a 94% interest. In July 2016, Driftwood Acquisition & Development, L.P. executed a purchase and sale agreement to buyout its limited partner’s interest for approximately $40.2 million ($111,008 per room). As part of the loan origination, the property’s franchise agreement with Sheraton has been extended for five years, expiring in December 2032.

The Property. The Sheraton Salt Lake City property is a 10-story full service hotel located in the center of downtown Salt Lake City. The property is surrounded by approximately 6 million square feet of Class A office space that serve as offices for companies including Goldman Sachs, Deloitte, IBM and Ernst & Young. The property is within walking distance of the Salt Palace Convention Center (four blocks away), Temple Square (seven blocks away), the headquarters of The Church of Jesus Christ of Latter-day Saints (five blocks away), City Creek Center, a $1.5 billion mixed-use development with upscale retail, residential and office space (five blocks away), and the State Capitol building (1.0 mile away). The property is also located five blocks from the Vivint Smart Home Arena, a 19,911-seat arena home to the NBA’s Utah Jazz. In addition, the property is located within a one hour drive to 11 of Utah’s/Salt Lake City’s mountain resorts. The property is one block away from a TRAX light rail station. The Salt Lake City Airport, located approximately five miles from the property, serviced approximately 22.2 million passengers in 2015, and is accessible from the TRAX light rail.

The property offers 32,291 square feet of indoor meeting space across 22 meeting rooms, providing the largest amount of total meeting space in its competitive set. The property has double the amount of meeting space than the average amount in its competitive set and approximately 30% more meeting space than the hotel in the competitive set with the second largest amount of meeting space. The property’s meeting space allows it to attract groups that many of its competitors cannot accommodate. Additionally, the large amount of meeting space allows the property to generate its own group traffic in-house, rather than solely relying on convention business, thereby insulating the property from market fluctuations due to the Salt Lake Convention Center calendar.

The property features three restaurant outlets: (i) 5th Street Grill, a full service restaurant open for breakfast, lunch and dinner, (ii) Extra Innings Lounge, a casual restaurant open for dinner and cocktails and (iii) Starbucks. Other amenities include a seasonal outdoor pool with indoor whirlpool spa, fitness center, business center, outdoor fire pits, gift shop and a complimentary airport shuttle. The property was awarded the Project ICARUS Supplier Gold Medal by the Global Business Travel Association in 2013 for leadership, innovation and commitment to delivering best in class sustainability programs, products and services within the region and served as the hotel accommodations for President Obama during his trip to Utah in April 2015. The property signage sits high on the facade of the tower and is visible to passing motorists.

The Market. The property is located in downtown Salt Lake City, the largest city and the cultural and economic center in the state of Utah. Salt Lake City has benefited from strong growth in the high-tech sector (known as “Silicon Slopes”), an educated work force, low-cost living, being a pro-business city, state policies and a low unemployment rate (3.6% as of May 2016). Salt Lake City’s annual population growth has outpaced the national average between 2010 and 2015 (1.4% vs 0.9%) and is projected to continue to outpace the national average between 2015 and 2020 (1.3% vs 1.0%).

In 2016, Forbes ranked Utah the “Best State for Business” for the third consecutive year and CNBC recently ranked Utah as the #1 State for Business in its July 2016 report. There are over 4,000 technology firms in Utah. The state attracts prominent tech firms like Adobe Systems, Inc. and Electronic Arts Inc. The Miliken Institute named Salt Lake City as the #11 best performing large city in the United States, citing the market’s job creation in the past two years, primarily from high-tech companies and medical device manufacturing.

The property’s market area can be defined by its combined statistical area: Salt Lake City – Provo – Orem, Utah. According to the appraisal, there are approximately 245,717 residents within a five-mile radius of the property with an estimated average household income of $73,885, which is 38% higher than the 2014 national median household income of $53,657.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Sheraton Salt Lake City

The appraisal identified new supply coming online in downtown Salt Lake City in the next 48 months, only one of which is expected to compete with the property as a secondary competitor. The expected secondary competitor is the 126-room AC Hotel by Marriott (0.6 miles from the property, expected to open in the fourth quarter of 2017). In addition, new supply includes the 190-room Regent Street Hotel (0.8 miles from the property, expected to open in the second quarter of 2019) and a speculative Salt Palace Convention Center Hotel. The AC Hotel by Marriott is expected to be a boutique hotel with a limited amount of meeting space and a focus on leisure and transient individual business travelers, rather than group business. The Regent Street Hotel is expected to be a luxury boutique, non-branded hotel as part of a mixed-use condominium complex with limited meeting space. The appraisal noted that the Regent Street Hotel is not yet under construction and is considered a speculative development. Lastly, the speculative Salt Palace Convention Hotel has not been approved, the site location is not yet determined, plans have not been filed and it is still in the process of negotiations. The appraisal noted that this project is not anticipated to come online before 2020, if at all.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Sheraton Salt Lake City(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	67.5%	$112.01	$75.61	74.3%	$106.14	$78.87	110.1%	94.8%	104.3%
2014	68.6%	$115.49	$79.18	77.9%	$105.98	$82.55	113.6%	91.8%	104.3%
2015	71.9%	$124.52	$89.50	81.0%	$111.86	$90.62	112.7%	89.8%	101.3%
TTM(4)	70.7%	$124.91	$88.36	82.2%	$112.06	$92.08	116.3%	89.7%	104.2%

(1)	Data provided by Smith Travel Research. The competitive set consists of Radisson Salt Lake City Downtown, Hilton Salt Lake City Center, Little America Salt Lake City, Marriott Salt Lake Downtown at City Creek, Red Lion Hotel Salt Lake Downtown and DoubleTree Suites Salt Lake City Downtown.
(2)	Based on the operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by a third-party data provider for the competitive set and borrower-provided operating statements for the property.
(4)	TTM represents the trailing 12-month period ending on June 30, 2016.

Competitive Hotels Profile(1)
				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space(SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Sheraton Salt Lake City(2)	362	1975	32,291	35%	35%	30%	81%	$111.86	$90.62
DoubleTree Suites Salt Lake City
Downtown	241	1986	5,000	50%	20%	30%	78%	$122.50	$92.50
Hilton Salt Lake City Center	499	1983	24,000	35%	50%	15%	73%	$145.00	$112.50
Little America Salt Lake City	850	1980	25,000	30%	40%	30%	68%	$117.50	$82.50
Radisson Salt Lake City Downtown	381	1985	9,500	40%	40%	20%	83%	$107.50	$87.50
Red Lion Hotel Salt Lake Downtown	393	1969	8,500	45%	25%	30%	58%	$92.50	$52.50
Marriott Salt Lake Downtown at City Creek	510	1981	22,000	35%	50%	15%	73%	$155.00	$117.50
Total(3)	2,874

(1)	Based on the appraisal.
(2)	2015 Estimated Occupancy, ADR and RevPAR reflect actual 2015 occupancy, ADR and RevPAR based on the operating statements provided by the borrower.
(3)	Excludes the Sheraton Salt Lake City property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Sheraton Salt Lake City

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	74.3%	77.9%	81.0%	82.2%	82.2%
ADR	$106.14	$105.98	$111.86	$112.06	$112.06
RevPAR(4)	$78.87	$82.55	$90.62	$92.08	$92.08

Room Revenue	$10,420,971	$10,906,902	$11,973,431	$12,200,021	$12,200,021	$33,702	72.1%
Food & Beverage Revenue	3,031,894	2,950,487	3,135,620	3,458,460	3,458,460	9,554	20.5
Other Departmental Revenue	1,046,610	1,056,084	1,148,625	1,251,111	1,251,111	3,456	7.4

Total Revenue	$14,499,475	$14,913,473	$16,257,676	$16,909,592	$16,909,592	$46,712	100.0%

Room Expense	$2,904,281	$3,067,485	$3,367,275	$3,457,498	$3,457,498	$9,551	28.3%
Food & Beverage Expense	1,946,246	1,808,968	1,925,626	1,880,847	1,880,847	5,196	54.4
Other Departmental Expense	576,626	534,000	564,120	619,559	619,559	1,711	49.5

Departmental Expenses	$5,427,153	$5,410,453	$5,857,021	$5,957,904	$5,957,904	$16,458	35.2%

Departmental Profit	$9,072,322	$9,503,020	$10,400,655	$10,951,688	$10,951,688	$30,253	64.8%

Operating Expenses	$4,515,267	$4,761,082	$4,946,973	$5,085,588	$5,085,588	$14,049	30.1%

Gross Operating Profit	$4,557,055	$4,741,938	$5,453,682	$5,866,100	$5,866,100	$16,205	34.7%

Management Fees	$434,984	$447,389	$487,713	$507,126	$507,288	$1,401	3.0%
Property Taxes	434,634	402,998	449,386	467,211	458,000	1,265	2.7
Property Insurance	101,377	100,663	118,733	127,424	115,948	320	0.7
FF&E	579,979	596,539	650,307	676,384	676,384	1,868	4.0
Total Other Expenses	$1,550,974	$1,547,589	$1,706,139	$1,778,145	$1,757,619	$4,855	10.4%

Net Operating Income (5)	$3,006,081	$3,194,349	$3,747,543	$4,087,955	$4,108,481	$11,349	24.3%
Net Cash Flow(4)	$3,006,081	$3,194,349	$3,747,543	$4,087,955	$4,108,481	$11,349	24.3%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.
(2)	Per Room values are based on 362 guest rooms.
(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expense are based on their corresponding revenue line items.
(4)	Historical RevPAR for 2008, 2009, 2010, 2011 and 2012 was $64.00, $53.40, $62.41, $72.34 and $71.74, respectively, and Net Cash Flow was approximately $2,548,203, $1,630,834, $2,739,812, $3,282,578 and $2,795,364, respectively.
(5)	UW Net Operating Income is based on the trailing 12-month period operating statements ending on June 30, 2016. TTM Net Operating Income is higher than 2015 Net Operating Income because food & beverage revenue increased 10% during the same period on account of higher group traffic in 2016. Further, the increase in group rooms sold in 2016 led to an increase in banquet revenue from 2015

Permitted Mezzanine Debt. On or after August 25, 2021, the owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the combined loan-to-value ratio not exceeding 70.0%, (ii) after giving effect to the mezzanine loan, the combined debt service coverage ratio (as calculated in the loan documents) not being less than 1.50x, (iii) after giving effect to the mezzanine loan, the combined debt yield (as calculated in the loan documents) not being less than 10.5%, (iv) the debt service on the mezzanine loan being payable only out of and solely to the extent of excess cash flow remaining after payment of debt service, required reserves and operating expenses, (v) the mezzanine loan being coterminous with the Sheraton Salt Lake City loan and (vi) the lenders entering into an intercreditor agreement reasonably acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

National Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF VI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$33,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$33,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	450,543
Loan Purpose:	Refinance	Location:	Princeton, NJ
Borrower:	100 & RW CRA LLC	Year Built / Renovated:	Various / N/A
Sponsor:	John Zirinsky	Occupancy:	83.9%
Interest Rate:	4.68000%	Occupancy Date:	8/1/2016
Note Date:	8/19/2016	Number of Tenants:	31
Maturity Date:	9/6/2026	2013 NOI:	$4,263,481
Interest-only Period:	None	2014 NOI(3):	$3,169,482
Original Term:	120 months	2015 NOI(3):	$4,585,051
Original Amortization:	360 months	TTM NOI (as of 6/2016)(4):	$4,863,305
Amortization Type:	Balloon	UW Economic Occupancy:	83.9%
Call Protection(2):	L(24),Def(92),O(4)	UW Revenues:	$10,548,206
Lockbox:	CMA	UW Expenses:	$5,231,535
Additional Debt:	Yes	UW NOI(4):	$5,316,671
Additional Debt Balance:	$22,000,000	UW NCF:	$4,645,668
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$84,860,000 / $188
		Appraisal Date:	7/7/2016

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$337,813	$112,605	N/A	Maturity Date Loan / SF:	$99
Insurance:	$76,754	$6,978	N/A	Cut-off Date LTV:	64.8%
Replacement Reserves:	$0	$7,108	N/A	Maturity Date LTV:	52.7%
TI/LC:	$250,000	$48,809	$2,600,000	UW NCF DSCR:	1.36x
Other(5):	$38,125	Springing	Various	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$55,000,000	92.2%	Payoff Existing Debt	$58,449,468	97.9%
Sponsor Equity	4,680,547	7.8	Upfront Reserves	702,692	1.2
			Closing Costs	528,387	0.9
Total Sources	$59,680,547	100.0%	Total Uses	$59,680,547	100.0%

(1)	The National Business Park loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $55.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $55.0 million National Business Park Whole Loan, as defined in “The Loan” below.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of October 6, 2016. Defeasance of the full $55.0 million National Business Park Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from the note date.
(3)	2014 NOI is lower than 2015 NOI primarily due to (i) tenants being allotted free rent and (ii) SES Americom relinquishing a portion of their leased space. Notable tenants that were allotted free rent in 2013 and/or 2014 include: Dr Reddy’s Inc., CitiusTech Inc., IH Engineers, Hinduja Global Solutions and FTI Consulting. According to the loan sponsor, SES Americom downsized by approximately 45,000 square feet in 2014. However, since SES Americom downsized, approximately 71.2% of its previous space has been backfilled by recent leases and the current occupancy level as of August 1, 2016 is 83.9%.
(4)	UW NOI is higher than TTM NOI primarily due to tenant NTT Data Inc. signing a lease that commenced in March 2016 for 3.4% of the net rentable area and 4.4% ($402,933) of underwritten base rent NTT Data Inc. commenced paying rent in May 2016 and, as a result, the TTM NOI only captures approximately $67,155 of NTT Data Inc.’s annual base rent. Additionally, Van Note Harvey’s took occupancy in July 2015; however, Van Note Harvey did not commence paying rent until January 2016. As a result, the TTM NOI only captures approximately $181,439 of Van Note Harvey’s annual base rent.
(5)	At origination, the borrower was required to escrow $38,125 for deferred maintenance. The loan is structured such that all excess cash flow is required to be deposited into a tenant improvement and leasing commissions reserve for the SES Americom leased space (capped at $2,521,504, unless an event of default under the National Business Park Whole Loan exists) if (a) SES Americom, any approved assignee of the SES Americom leased space or any replacement tenant occupying the entire SES Americom leased space: (i) fails to extend the term of its lease for at least three years on satisfactory terms to the lender on or before December 31, 2022, (ii) is in default under its lease beyond applicable notice and cure periods, (iii) gives notice to vacate or vacates the leased space or (iv) becomes a debtor in any bankruptcy or insolvency proceeding, and (b) the debt service coverage ratio (as calculated in the loan documents) is less than 1.30x. Additionally, the loan is structured such that all excess cash flow is required to be deposited into a tenant improvement and leasing commissions reserve for the Dr Reddy’s Inc. leased space (capped at $1,976,538, unless an event of default under the National Business Park Whole Loan exists) if (a) Dr Reddy’s Inc., any approved assignee of the Dr Reddy’s, Inc. leased space or any replacement tenant occupying the entire Dr Reddy’s Inc. leased space: (i) fails to extend the term of its lease for at least three years on satisfactory terms to the lender on or before December 11, 2023, (ii) is in default under its lease beyond applicable notice and cure periods, (iii) gives notice to vacate or vacates the leased space or (iv) becomes a debtor in any bankruptcy or insolvency proceeding, and (b) the debt service coverage ratio (as calculated in the loan documents) is less than 1.30x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

National Business Park

The Loan. The National Business Park is secured by a first mortgage lien on a portfolio of five properties (the “National Business Park Portfolio”) totaling 450,543 square feet located in Princeton, New Jersey. The whole loan has an outstanding principal balance as of the Cut-off Date of $55.0 million (the “National Business Park Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $33.0 million and is being contributed to the JPMCC 2016-JP3 Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $22.0 million, is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMCC 2016-JP3 Trust. The trustee of the JPMCC 2016-JP3 Trust (or, prior to the occurrence and continuance of a Control Termination Event under the Pooling and Servicing Agreement, by the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the National Business Park Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and will amortize on a 30-year schedule. Loan proceeds were used to repay previously existing debt, return equity to the loan sponsor, pay closing costs and fund upfront reserves.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$33,000,000	$33,000,000	JPMCC 2016-JP3	Yes
A-2	22,000,000	22,000,000	SMC	No
Total	$55,000,000	$55,000,000

The borrowing entity for the National Business Park Whole Loan is 100 & RW CRA LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is John Zirinsky. John Zirinsky has served as the president of National Business Parks since 1990, a company formed by his father Lawrence Zirinsky to operate and manage real estate assets. The Zirinsky portfolio encompasses more than 1.5 million square feet of office, industrial, distribution and other commercial real estate space throughout New Jersey and New York.

The Portfolio. The collateral is comprised of five suburban office properties located at 103 College Road East, 105 College Road East, 107 College Road East, 2 Research Way and 4 Research Way in Princeton, New Jersey. The National Business Park Portfolio was constructed between 1977 and 1984. The National Business Park Portfolio totals 450,543 square feet of net rentable area and consists of five three-story office buildings. Collectively, the National Business Park Portfolio includes 1,760 parking spaces, resulting in a parking ratio of approximately 3.9 spaces per 1,000 square feet of net rentable area.

Portfolio Summary
Property	Year Built / Year Renovated	Net Rentable Area (SF)	Allocated Cut-off Balance	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
4 Research Way	1984 / N/A	123,860	$9,986,330	$25,680,000	$1,441,291	31.0%
2 Research Way	1984 / N/A	116,746	9,165,802	23,570,000	975,099	21.0
107 College Road East	1980 / N/A	78,759	5,382,041	13,840,000	1,132,310	24.4
105 College Road East	1979 / N/A	77,618	5,292,600	13,610,000	708,056	15.2
103 College Road East	1977 / N/A	53,560	3,173,226	8,160,000	388,912	8.4
Total		450,543	$33,000,000	$84,860,000	$4,645,668	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

National Business Park

As of August 1, 2016, the National Business Park Portfolio was 83.9% occupied by 31 tenants with 33 leases and has had an average occupancy level of 83.0% over the past three years. The largest tenant, SES Americom, leases 17.5% of the portfolio’s net rentable area through December 2023 and has occupied the space since 2012. In January 2014, SES Americom downsized by approximately 50,000 square feet but simultaneously negotiated a lease extension through December 2023 at its current square footage. Of note, 74% of its previously held space has been leased up. SES Americom is a world-leading satellite operator. SES Americom owns and operates a fleet of over 50 satellites completed by a network of teleports and offices around the world. SES Americom’s infrastructure enables the company to reach 99% of the world’s population. SES Americom’s business is built on four pillars: video, fixed data, mobility, and government. As a leader in direct-to-home (DTH) and High Definition (HD) television, SES Americom transmits over 7,400 TV channels around the world; more than 2,400 of them in HD. SES Americom’s satellites reach 317 million TV homes worldwide and over 1 billion people globally. SES Americom accounts for approximately 22.6% of the underwritten base rent at the National Business Park Portfolio. The second largest tenant, Dr Reddy’s Inc., leases 16.8% of the portfolios’ net rentable area through December 2024 and has occupied the space since 2013. Dr Reddy’s Inc. is a multinational pharmaceutical company that manufactures and markets a wide range of pharmaceuticals. The company operates in three segments: Global Generics, Pharmaceutical Services and Active Ingredients (PSAI), and Proprietary Products. Dr Reddy’s Inc. accounts for approximately 19.2% of the underwritten base rent at the National Business Park Portfolio. The third largest tenant, Drinker, Biddle, leases 8.7% of the portfolio’s net rentable area through March 2021 and has occupied the space since 1996. Drinker, Biddle is a national law firm founded in Philadelphia in 1849. The firm has 600 lawyers located in 11 offices in the United States. The firm maintains a broad range of practices, including commercial litigation, corporate and securities, corporate restructuring, government affairs and healthcare. According to the American Lawyer publication, Drinker, Biddle placed as the 75th largest law firm in the United States based on 2015 gross revenue. Drinker, Biddle accounts for approximately 10.0% of the underwritten base rent at the National Business Park Portfolio.

The National Business Park Portfolio is located in the Middlesex County office submarket which, according to the appraisals, has an overall vacancy rate of 13.8% as of the first quarter of 2016. The Middlesex County submarket contains an estimated 41.5 million square feet of office space as of the first quarter of 2016. Estimated 2015 population within a one-, three- and five-mile radius of the National Business Park Portfolio was 1,782, 42,509 and 107,707, respectively. Estimated 2015 median household income within a one-, three- and five-mile radius of the National Business Park Portfolio was $128,322, $106,593 and $111,250, respectively. According to the appraisals, the average asking rent in the submarket is $23.41 per square foot as of the first quarter of 2016. The in-place rent at the property is $24.39 per square foot. The appraisals for the National Business Park Portfolio identified four competitive properties ranging from 45,799 to 198,798 square feet with occupancies ranging from approximately 50.0% to 99.0%.

According to the appraisals for the 103 College Road East, 105 College Road East and 107 College Road East properties, concluded market rent within the competitive sets is $26.00 per square foot. According to the appraisals for the 2 Research Way and 4 Research Way properties, concluded market rent within the competitive set is $28.50 per square foot.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
SES Americom(2)	NA / NA / NA	78,722	17.5%	$26.56	22.6%	12/31/2023
Dr Reddy’s Inc.	NA / NA / NA	75,584	16.8%	$23.50	19.2%	12/11/2024
Drinker, Biddle(3)	NA / NA / NA	39,395	8.7%	$23.56	10.0%	Various
Princeton Consultants	NA / NA / NA	17,554	3.9%	$25.50	4.8%	8/31/2022
Technicolor USA(4)	NA / NA / NA	16,933	3.8%	$26.00	4.8%	1/25/2026
Van Note Harvey	NA / NA / NA	16,684	3.7%	$22.25	4.0%	7/19/2025
NTT Data Inc.	NA / NA / NA	15,205	3.4%	$26.50	4.4%	2/28/2022
Abbott Point Of Care Inc.	NA / NA / NA	13,408	3.0%	$27.50	4.0%	12/31/2024
IH Engineers	NA / NA / NA	10,765	2.4%	$23.00	2.7%	12/31/2017
Smith, Stratton	NA / NA / NA	10,684	2.4%	$25.50	2.9%	4/30/2020

(1)	Based on the underwritten rent roll.
(2)	Between January 2019 and January 2021, SES Americom has the right to reduce its leased area by up to 15% with 12 months’ notice and commensurate reductions in rent and additional rent.
(3)	Drinker, Biddle has the right to terminate its lease on March 31, 2018 or March 31, 2019 with 12 months’ notice and payment of unamortized costs. Additionally, Drinker, Biddle leases 36,430 square feet of space which expires on March 31, 2021 and 2,965 square feet of space that is leased on a month-to-month basis.
(4)	Technicolor USA has the right to terminate its lease on January 31, 2022 with 12 months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

National Business Park

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	72,402	16.1%	NAP	NAP	72,402	16.1%	NAP	NAP
2016 & MTM	2	6,140	1.4	$65,230	0.7%	78,542	17.4%	$65,230	0.7%
2017	6	29,676	6.6	722,990	7.8	108,218	24.0%	$788,220	8.5%
2018	4	19,676	4.4	500,149	5.4	127,894	28.4%	$1,288,369	13.9%
2019	2	6,344	1.4	155,382	1.7	134,238	29.8%	$1,443,751	15.6%
2020	7	26,162	5.8	662,946	7.2	160,400	35.6%	$2,106,697	22.8%
2021	3	41,540	9.2	999,288	10.8	201,940	44.8%	$3,105,984	33.6%
2022	2	32,759	7.3	850,560	9.2	234,699	52.1%	$3,956,544	42.8%
2023	1	78,722	17.5	2,091,208	22.6	313,421	69.6%	$6,047,752	65.5%
2024	3	99,112	22.0	2,266,384	24.5	412,533	91.6%	$8,314,136	90.0%
2025	1	16,684	3.7	371,219	4.0	429,217	95.3%	$8,685,355	94.0%
2026	2	21,326	4.7	554,476	6.0	450,543	100.0%	$9,239,831	100.0%
2027 & Beyond	0	0	0.0	0	0.0	450,543	100.0%	$9,239,831	100.0%
Total	33	450,543	100.0%	$9,239,831	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$8,349,617	$7,625,258	$8,898,364	$8,753,863	$9,239,831	$20.51	74.5%
Vacant Income	0	0	0	0	1,999,827	4.44	16.1
Gross Potential Rent	$8,349,617	$7,625,258	$8,898,364	$8,753,863	$11,239,658	$24.95	90.6%
Total Reimbursements	1,278,007	1,233,358	1,250,873	1,257,900	1,169,357	2.60	9.4
Net Rental Income	$9,627,624	$8,858,615	$10,149,237	$10,011,763	$12,409,014	$27.54	100.0%
Other Income	108,271	209,056	116,948	305,029	139,019	0.31	1.1
(Vacancy/Credit Loss)	0	0	0	0	(1,999,827)	(4.44)	(16.1)
Effective Gross Income	$9,735,895	$9,067,671	$10,266,185	$10,316,792	$10,548,206	$23.41	85.0%
Total Expenses	$5,472,414	$5,898,189	$5,681,133	$5,453,487	$5,231,535	$11.61	49.6%
Net Operating Income	$4,263,481	$3,169,482	$4,585,051	$4,863,305	$5,316,671	$11.80	50.4%
Total TI/LC, Capex/RR	0	0	0	0	671,002	1.49	6.4
Net Cash Flow	$4,263,481	$3,169,482	$4,585,051	$4,863,305	$4,645,668	$10.31	44.0%
Occupancy(4)	88.1%	79.2%	81.8%	83.9%	82.6%
(1)	TTM column represents the trailing 12-month period ending in June 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	2014 Rents in Place is lower than 2015 Rents in Place primarily due to (i) tenants being allotted free rent and (ii) SES Americom relinquishing a portion of their leased space. Notable tenants that were allotted free rent in 2013 and/or 2014 include: Dr Reddy’s Inc., CitiusTech Inc., IH Engineers, Hinduja Global Solutions and FTI Consulting. According to the loan sponsor, SES Americom downsized by approximately 45,000 square feet in 2014. However, since SES Americom downsized, approximately 71.2% of its previous space has been backfilled by recent leases and the current occupancy level as of August 1, 2016 is 83.9%. Underwritten Rents in Place is higher than TTM Rents in Place primarily due to tenant NTT Data Inc. signing a lease that commenced in March 2016 for 3.4% of the net rentable area and 4.4% ($402,933) of underwritten base rent. NTT Data Inc. commenced paying rent in May 2016 and, as a result, the trailing TTM Rents in Place only captures approximately $67,155 of NTT Data Inc.’s annual base rent. Additionally, Van Note Harvey’s took occupancy in July 2015; however, Van Note Harvey did not commence paying rent until January 2016. As a result, the TTM Rents in Place only captures approximately $181,439 of Van Note Harvey’s annual base rent.
(4)	Occupancy represents average occupancy for the indicated years. TTM column represents occupancy as of August 1, 2016. Underwritten Occupancy represents economic occupancy.

Ground Leases. The 103 College Road East property is subject to a ground lease which is dated September 1977 and expires December 31, 2037. The tenant has two 10-year extension options which when exercised, extend the term of the lease through December 31, 2057. All ground rent has been prepaid through the expiration of the initial term of the ground lease in 2037. The 105 College Road East property is subject to a ground lease which is dated June 1979 and expires December 31, 2037. The tenant has two 10-year extension options which when exercised, extend the term of the lease through December 31, 2057. All ground rent has been prepaid through the expiration of the initial term of the ground lease in 2037. The 107 College Road East is subject to a ground lease which is dated November 1980 and expires December 31, 2037. The tenant has two 10-year extension options which when exercised, extend the term of the lease through December 31, 2057. All rent has been prepaid through the expiration of the initial term of the ground lease in 2037. The 2 Research Way and 4 Research Way properties are both subject to a ground lease which is dated June 1981 and expires December 31, 2037. The tenant has two 10-year extension options which when exercised, extend the term of the lease through December 31, 2057. All rent has been prepaid through the expiration of the initial term of the ground lease in 2037.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Embassy Suites Charleston

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,580,000			Title:	Fee
Cut-off Date Principal Balance:	$29,580,000			Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.4%			Net Rentable Area (Rooms):	253
Loan Purpose:	Refinance			Location:	Charleston, WV
Borrower:	Tucson Charleston LLC			Year Built / Renovated:	1997 / N/A
Sponsor:	Atrium Leveraged Loan Fund, LLC			Occupancy / ADR / RevPAR:	71.1% / $144.14 / $102.46
Interest Rate:	4.20000%			Occupancy / ADR / RevPAR Date:	6/30/2016
Note Date:	8/5/2016			Number of Tenants:	N/A
Maturity Date:	9/1/2026			2013 NOI:	$4,325,492
Interest-only Period:	36 months			2014 NOI:	$3,909,815
Original Term:	120 months			2015 NOI:	$3,878,304
Original Amortization:	360 months			TTM NOI (as of 6/2016):	$3,989,052
Amortization Type:	IO-Balloon			UW Occupancy / ADR / RevPAR:	71.1% / $144.14 / $102.46
Call Protection:	L(25),Grtr1%orYM(88),O(7)			UW Revenues:	$14,198,250
Lockbox:	Hard			UW Expenses:	$10,678,769
Additional Debt:	N/A			UW NOI:	$3,519,481
Additional Debt Balance:	N/A			UW NCF:	$3,519,481
Additional Debt Type:	N/A			Appraised Value / Per Room(1):	$43,000,000 / $169,960
				Appraisal Date:	6/1/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$116,917
Taxes:	$246,400	$35,200	N/A	Maturity Date Loan / Room:	$101,627
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	68.8%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(1):	59.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.03x
Other(2):	$0	Excess Cash	$8,065,543	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,580,000	100.0%	Payoff Existing Debt	$29,069,596	98.3%
			Closing Costs	264,004	0.9
			Upfront Reserves	246,400	0.8
Total Sources	$29,580,000	100.0%	Total Uses	$29,580,000	100.0%

(1)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as is” market value, which assumes an approximately $8.1 million property improvement plan (“PIP”) is completed in year one of the projection period to be funded out of property cash flow. The appraisal also provides for an “as complete” hypothetical value, which assumes that proposed renovations to the property, required under the related franchise agreement, have been completed. The full estimated cost to complete the PIP will be reserved for on an ongoing basis through a full excess cash flow sweep (the “PIP FF&E Reserve”). The “as complete” value as of June 1, 2016 is $51.5 million, which results in a Cut-off Date LTV and Maturity Date LTV of 57.4% and 49.9%, respectively.

(2)	Other Monthly Escrows and Reserves includes ongoing deposits to the PIP FF&E Reserve account. The borrower is required to deposit, (i) on a monthly basis, 4.0% of gross revenues to the FF&E reserve account (of which, 3.0% of gross revenues is to be swept directly into the PIP FF&E Reserve) and (ii) on an ongoing basis, all excess cash into the PIP FF&E Reserve account until the earlier to occur of (a) the date on which the PIP work is completed in accordance with the franchise agreement to the franchisor’s satisfaction or (b) the date on which total collections for the PIP FF&E Reserve account exceed (x) the Required PIP Amount (as defined below) in the aggregate or (y) the Annual PIP Amount (as defined below). Total collections for the PIP FF&E Reserve account will be capped at $2.7 million annually (the “Annual PIP Amount”) and approximately $8.1 million in the aggregate (the estimated cost to fully complete the PIP) (the “Required PIP Amount”). Atrium Leveraged Loan Fund, LLC, the nonrecourse carve-out guarantor, has delivered a PIP guaranty for any shortfall, after giving credit for certain excess cash flow amounts in the event of default and acceleration of the loan, in the Annual PIP Amount, including any additional costs as a result of any change in scope of the PIP. In addition, the nonrecourse carve-out guarantor is required to maintain at least $2.7 million in liquidity until the reserve fund is sufficient to cover the PIP costs.

The Loan. The Embassy Suites Charleston loan has an outstanding principal balance as of the Cut-off Date of $29.58 million and is secured by a first mortgage lien on the borrower’s fee interest in the 253-room Embassy Suites Charleston, a full service hotel located in Charleston, West Virginia. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30- year schedule. The property was previously securitized as part of a larger hotel portfolio in the MLCFC 2006-3 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Embassy Suites Charleston

The borrowing entity for the Embassy Suites Charleston loan is Tucson Charleston LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Atrium Leveraged Loan Fund, LLC, a Delaware limited liability company and affiliate of Atrium Holding Company (“Atrium”). Atrium is a hotel and asset management company headquartered in Alpharetta, Georgia. Atrium owns 51 properties representing approximately 13,876 rooms across 26 states and 13 flags including Hilton, Marriott and Renaissance. Ron Brown, the chief executive officer of Atrium, has over 30 years of experience in the hotel industry. Mr. Brown previously served as Chairman and President of Doubletree Hotels Corporation and subsequently as Chief Financial Officer of Starwood Hotels & Resorts from 1995 to 2003.

The sponsor purchased the property in 2005 as part of a broader $1.3 billion take-private transaction of John Q. Hammons Hotels, LP. Since 2007, the sponsor has invested approximately $5.3 million ($20,877 per room) in the property. More recently, in conjunction with the renewal of its franchise agreement with Hilton, Atrium has committed to the completion of an approximately $8.1 million ($31,880 per room) PIP required to be completed by December 2019. As detailed in the Escrows and Reserves table, the Embassy Suites Charleston loan closed into a full excess cash sweep, to continue until the earlier to occur of (i) the completion of all PIP work in accordance with the franchise agreement to the satisfaction of the franchisor and (ii) total collections for the PIP FF&E Reserve account exceed the Required PIP Amount.

The Property. The Embassy Suites Charleston is a nine-story, 253-room, full service hotel located in Charleston, West Virginia. The property was originally developed in 1997 and has undergone approximately $5.3 million ($20,877 per room) in capital expenditures since 2007. The Embassy Suites Charleston property features a complimentary breakfast and the Athletic Club Bar & Grill, a 110-seat restaurant offering lunch and dinner. Additionally, the hotel provides all catering services to the Clay Center for the Arts and Sciences, located approximately 0.5 miles southeast of the property. The Embassy Suites Charleston has approximately 11,162 square feet of meeting and event space and includes an approximately 9,520 square foot grand ballroom. Additional amenities at the property include high-speed internet, a business center, a sundry shop, a fitness center and an indoor swimming pool. The property offers 34 on-site complimentary parking spaces and leases a portion of an adjacent parking garage from Charleston Town Center Parking Limited Partnership. Overnight parking is available in the garage to guests for $12.00 per night.

The property has 253 rooms, including 127 king rooms and 119 double-double rooms. All guest rooms feature high-speed internet access, microwave, refrigerator, pull-out sofa, coffee and tea maker, work desk area and high definition television. The guest room suites feature separate work table and living areas.

The Market. The Embassy Suites Charleston property is located at the intersection of Lee Street East, Court Street and Washington Street East. The property benefits from its proximity to several major roadways including U.S. Route 60, Interstate 64 and Interstate 77. Interstate 64, located approximately two blocks northeast, provides regional access to the surrounding cities including Columbus, located approximately 162 miles northwest, and Cincinnati, located approximately 210 miles northwest. Additionally, Yeager Airport is located approximately four and a half miles northeast of the property. Charleston, the capital of West Virginia, benefits from numerous annual events and fairs that take place throughout the year including the West Virginia Dance Festival, Symphony Sunday and The West Virginia International Film Festival. The Embassy Suites Charleston also benefits from its proximity to the Charleston Civic Center, located approximately 0.5 miles northwest of the property. The Charleston Civic Center is currently undergoing an approximately $82.0 million renovation to expand and improve its existing facilities. Additional demand generators in the area include the West Virginia Power minor league baseball team, the West Virginia Chaos professional soccer team and the Clay Center for the Arts and Sciences of West Virginia (the “Clay Center”), a 240,000 square foot performing arts facility. The Clay Center is located approximately 0.5 miles southeast of the property.

According to CoStar, the estimated population within a one-, three- and five-mile radius is 6,730, 46,541 and 67,878, respectively, with an estimated median income within a one-, three- and five-mile radius of $32,236, $48,633 and $48,816, respectively. The appraisal identified two proposed hotels, neither of which have received approval from the Charleston Planning and Zoning Department; however, given the speculative nature of these projects, the appraisal does not consider these to be directly competitive with the Embassy Suites Charleston.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Embassy Suites Charleston

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Embassy Suites Charleston(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	57.3%	$106.99	$61.30	71.6%	$145.16	$103.97	125.0%	135.7%	169.6%
2014	64.6%	$109.14	$70.52	71.3%	$142.67	$101.67	110.4%	130.7%	144.2%
2015	68.0%	$111.23	$75.61	73.5%	$143.95	$105.75	108.1%	129.4%	139.9%
TTM(5)	66.0%	$109.76	$72.49	71.1%	$144.14	$102.46	107.7%	131.3%	141.3%
(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Embassy Suites Charleston property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by Smith Travel Research. The competitive set contains the following properties: Holiday Inn Express Charleston Civic Center, Four Points by Sheraton Charleston, Marriott Charleston Town Center and Holiday Inn & Suites Charleston West.

(3)	Based on operating statements provided by the borrower.

(4)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the property.

(5)	TTM represents the trailing 12-month period ending on June 30, 2016.

Competitive Hotels Profile(1)

				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Embassy Suites Charleston(2)	253	1997	11,162	60%	30%	10%	73.5%	$143.95	$105.75
Holiday Inn Express Charleston Civic Center	196	1978	3,233	60%	20%	20%	74.0%	$95.00	$70.30
Four Points by Sheraton Charleston	176	1967	9,000	60%	25%	15%	72.0%	$115.00	$82.80
Marriott Charleston Town Center	352	1982	17,500	45%	45%	10%	65.0%	$125.00	$81.25
Holiday Inn & Suites Charleston West	150	1975	12,150	55%	25%	20%	65.0%	$95.00	$61.75
Total(3)	874
(1)	Based on the appraisal.

(2)	2015 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.

(3)	Excludes the Embassy Suites Charleston property.

Operating History and Underwritten Net Cash Flow
							% of Total
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	Revenue(3)
Occupancy	71.6%	71.3%	73.5%	71.1%	71.1%
ADR	$145.16	$142.67	$143.95	$144.14	$144.14
RevPAR(4)	$103.97	$101.67	$105.75	$102.46	$102.46
Room Revenue	$9,758,550	$9,363,089	$9,711,800	$9,410,275	$9,410,275	$37,195	66.3%
Food and Beverage Revenue	4,821,050	4,436,197	4,382,971	4,335,597	4,335,597	17,137	30.5
Other Departmental Revenue	423,484	492,983	476,802	452,378	452,378	1,788	3.2
Total Revenue	$15,003,084	$14,292,269	$14,571,573	$14,198,250	$14,198,250	$56,120	100.0%
Room Expense	$2,090,067	$2,221,513	$2,350,012	$2,314,306	$2,314,306	$9,147	24.6%
Food and Beverage Expense	2,424,832	2,213,588	2,233,196	2,231,406	2,231,406	8,820	51.5
Other Departmental Expense	34,356	41,056	57,174	51,084	51,084	202	11.3
Departmental Expenses	$4,549,255	$4,476,157	$4,640,382	$4,596,796	$4,596,796	$18,169	32.4%
Departmental Profit	$10,453,829	$9,816,112	$9,931,191	$9,601,454	$9,601,454	$37,950	67.6%
Operating Expenses	$3,973,540	$3,758,853	$3,956,680	$3,880,707	$3,974,810	$15,711	28.0%
Gross Operating Profit	$6,480,289	$6,057,258	$5,974,511	$5,720,747	$5,626,644	$22,240	39.6%
Management Fees	$452,790	$428,768	$437,147	$425,948	$425,948	$1,684	3.0%
Property Taxes	440,120	646,695	580,256	267,771	476,637	1,884	3.4
Property Insurance	135,143	205,948	194,603	152,130	228,280	902	1.6
Other Expenses	523,025	294,342	301,338	317,918	408,369	1,614	2.9
FF&E	603,719	571,691	582,863	567,929	567,930	2,245	4.0
Total Other Expenses	$2,154,797	$2,147,444	$2,096,207	$1,731,695	$2,107,164	$8,329	14.8%
Net Operating Income	$4,325,492	$3,909,815	$3,878,304	$3,989,052	$3,519,481	$13,911	24.8%
Net Cash Flow(4)	$4,325,492	$3,909,815	$3,878,304	$3,989,052	$3,519,481	$13,911	24.8%

(1)	TTM represents the trailing 12-month period ending on June 30, 2016.

(2)	Per Room values based on 253 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expense is based on their corresponding revenue line items.
(4)	Historical RevPAR for 2008, 2009, 2010, 2011 and 2012 was $103.36, $99.83, $100.62, $101.77 and $107.88, respectively, and Net Cash Flow was approximately $4,771,834, $4,431,989, $4,738,897, $4,651,937 and $4,596,790, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Embassy Suites Charleston

Property Management. The property is managed by Atrium Hospitality LP, a Delaware limited partnership and an affiliate of the borrower.

Franchise Agreement. The property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company. The current franchise agreement is effective as of August 5, 2016 for a term of approximately 16 years, with a final expiration date of November 30, 2032. The franchise agreement provides for a monthly program fee of 4.0% of gross room revenues and a monthly royalty fee of 4.0% of gross room revenues, subject to 0.5% increases on December 1, 2019, December 1, 2020 and December 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Vadata – Ashburn Data Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Office – Data Center
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	430,663
Loan Purpose:	Acquisition	Location:	Ashburn, VA
Borrower:	DC-8-9-10 DE, LLC	Year Built / Renovated:	2013-2015 / N/A
Sponsor:	Corporate Office Properties, L.P.	Occupancy:	100.0%
Interest Rate:	3.40000%	Occupancy Date:	9/6/2016
Note Date:	7/21/2016	Number of Tenants:	1
Maturity Date:	8/6/2026	2013 NOI(1):	N/A
Interest-only Period:	120 months	2014 NOI(1):	N/A
Original Term:	120 months	2015 NOI(1):	$4,016,998
Original Amortization:	None	TTM NOI (as of 3/2016)(2):	$4,040,103
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(90),O(5)	UW Revenues:	$5,224,543
Lockbox:	CMA	UW Expenses:	$1,004,913
Additional Debt:	N/A	UW NOI(2):	$4,219,630
Additional Debt Balance:	N/A	UW NCF:	$3,872,677
Additional Debt Type:	N/A	Appraised Value / Per SF:	$77,000,000 / $179
		Appraisal Date:	6/22/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$65
Taxes:	$150,718	$50,239	N/A	Maturity Date Loan / SF:	$65
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	36.4%
Replacement Reserves:	$0	$3,589	$129,199	Maturity Date LTV:	36.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	4.01x
Other:	$0	$0	N/A	UW NOI Debt Yield:	15.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Sponsor Equity	$43,450,847	60.8%	Purchase Price	$71,174,043	99.6%
Mortgage Loan	28,000,000	39.2	Upfront Reserves	150,718	0.2
			Closing Costs	126,086	0.2
Total Sources	$71,450,847	100.0%	Total Uses	$71,450,847	100.0%
(1)	The Vadata - Ashburn Data Center loan is secured by data centers located in three buildings, each with a separate lease. The buildings were built between 2013 and 2015, therefore 2013 NOI and 2014 NOI is not available. The 2015 NOI is annualized for the trailing 10-month period for the DC-10 building and represents the full year for the DC-8 and DC-9 buildings.

(2)	UW NOI is higher than TTM NOI due to future contractual rent step increases for the tenant totaling $341,976.

The Loan. The Vadata - Ashburn Data Center loan has an outstanding principal balance as of the Cut-off Date of $28.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 430,663 square foot data center facility, comprised of three single-story buildings, located in Ashburn, Virginia. The loan has a 10-year term and is interest-only for the term of the loan.

The borrowing entity for the loan is DC-8-9-10 DE, LLC, a Delaware limited liability company and special purpose entity. The sponsor and nonrecourse carve-out guarantor is Corporate Office Properties, L.P. (“COPLP”) (rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch). COPLP is the entity through which Corporate Office Properties Trust (“COPT”), the sole general partner of COPLP, conducts most of its operations and owns most of its assets. At loan origination, GI DC NOVA LLC (“GI Partners”) acquired a 50% interest in the property, (previously 100% owned by COPT), resulting in a 50/50 joint venture. GI Partners completed the acquisition of the property through DataCore Fund, L.P., an approximately $500 million core real estate fund managed by GI Partners on behalf of the California State Teachers’ Retirement System (“CalSTRS”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Vadata – Ashburn Data Center

Founded in 1988, COPT is a self-managed office real estate investment trust with a market cap of $2.7 billion. COPT has been listed on the New York Stock Exchange since 1998 (NYSE:OFC) and is an S&P MidCap 400 Company. COPT owns, manages, leases, develops and selectively acquires office and data center properties. The majority of the portfolio is in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology related activities. In particular, COPT’s office and data center properties are concentrated in large office parks located near government demand drivers and/or in targeted markets or submarkets in the Greater Washington DC/Baltimore region. COPT also owns a portfolio of traditional office properties located in select urban submarkets within a regional footprint. As of December 31, 2015, COPT’s portfolio of 177 office properties encompassed 18.1 million square feet and was 92.0% occupied.

The Property. As of September 6, 2016, the property is 100.0% occupied by one tenant under three leases. The property is improved with three single-story data centers totaling 430,663 square feet over 34.74 acres. The three data centers, identified as DC-8, DC-9 and DC-10, are 200,000 square feet, 109,997 square feet and 120,666 square feet, respectively. The building shells for DC-8, DC-9 and DC-10 were constructed in 2013, 2014 and 2015, respectively. The interior improvements, including the mechanical equipment and up-fit, were completed by the tenant shortly after assuming occupancy at each of the three facilities. According to the sponsor, the tenant has invested heavily into the property, including improvements to the data center infrastructure, servers, IT equipment and on-site security. The property features a 28-foot clear ceiling height, 17 loading dock and grade level doors and 161 parking spaces. The property is a secure facility with major electrical, dedicated power, back up generation and significant HVAC systems. The property is monitored 24 hours a day by a third party security contractor. The property’s security system includes cameras, alarms, high security fencing at the perimeter of the property, manned entry gate and rigid access control at each building. Additionally, lightning protection is provided along the roof of each building. The in-place fiber connectivity and power capacity of the geographical locations provide a backstop to occupancy as it is difficult to replicate outside of the Northern Virginia Data Center Alley.

Each building at the property has a separate triple-net lease with Vadata, Inc. (“Vadata”). In the DC-8 building, Vadata has a 10.8-year lease that commenced on October 17, 2013, is scheduled to expire July 31, 2024, allows four five-year renewal options and features an annual underwritten rent of $1,915,362 ($9.58 per square foot, with annual rent increases of 2.25%). In the DC-9 building, Vadata has a 10-year lease that commenced on August 1, 2014, is scheduled to expire July 31, 2024, allows four five-year renewal options and features an annual underwritten rent of $1,101,357 ($10.01 per square foot, with annual rent increases of 2.25%). In the DC-10 building, Vadata has a 10-year lease that commenced on February 16, 2015, is scheduled to expire February 28, 2025, allows four five-year renewal options and features an annual underwritten rent of $1,190,735 ($9.87 per square foot, with annual rent increases of 2.25%). The weighted average lease term remaining is 8.1 years and the weighted average underwritten rent is $9.77 per square foot. In the event that Vadata fails to give notice of its exercise of a renewal option (and such renewal has not been so exercised) for a term of at least five years by the date that is 12 months prior to the scheduled expiration date of each of its leases, a cash flow sweep will commence and all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Founded in 2007, Vadata Inc. is a wholly owned subsidiary of Amazon.com Inc. (rated Baa1/AA- by Moody’s/S&P) and is the data center arm of Amazon Web Services (“AWS”). Vadata operates data centers and provides cloud computing services to businesses on behalf of Amazon. Vadata is based in Seattle, Washington and operates throughout the United States. The AWS cloud infrastructure is built around regions and availability zones. A region is a physical location in which AWS has multiple availability zones. Availability zones consist of one or more discrete data centers, each with redundant power, networking and connectivity, housed in separate facilities. Availability zones are connected to each other with fast, private fiber-optic networking, providing customers services that automatically fail-over between availability zones without interruption. Within this context, the property is part of AWS’s Northern Virginia region, which is currently their only east coast location, and offers five availability zones.

The Market. The property is located in Ashburn, Virginia, within Loudoun County, and is approximately four miles north of Dulles International Airport and 25 miles northwest of Washington, DC. Data centers located in Loudoun County, commonly referred to as Data Center Alley, reportedly support nearly 70% of all US internet traffic. The region serves as a national destination market, with demand spanning an array of industry verticals, including government, healthcare, financial services and IT infrastructure and cloud providers. Northern Virginia’s multi-tenant wholesale market currently has almost 450 megawatts of capacity. The region has seen significant data center growth over the past two years, with inventory expanding by 43% since 2013 year-end. The area is a preferred location for established technology companies as the Northern Virginia market is far enough inland to avoid the full force of hurricanes and there is a very limited seismic threat to it. Also, the market benefits from less expensive electric power (typical data center power rate is 28% below the US average) and offers connectivity through a supply of fiber networks. Additional factors that benefit the property and are of particular importance to the tenant include proximity to energy and water supply.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Vadata – Ashburn Data Center

Other immediate surrounding uses include industrial/data center properties and an electrical station to the south, a single-family residential community to the west, a senior living facility to the east and a multifamily community to the north. The property has frontage on Glouster Parkway, a major north-south road through Ashburn and Smith Switch Road, a secondary east-west roadway. Primary access to the area is provided by Smith Switch Road and the property is located on the north side of Smith Switch Road. Smith Switch Road provides access to Virginia State Route 267, a primary state highway running from Leesburg toward Washington D.C. Companies with a presence in close proximity include; RagingWire Data Centers, Dupont Fabros Technology, Digital Realty Data Centers, Equinix, DataSol, H5 Data Centers, Sago Networks, and the Washington Redskins’ Park (headquarters and practice field location). Estimated population within a one-, three- and five-mile radius of the property is 7,937, 79,101 and 199,511, respectively and estimated average household income within a one-, three- and five-mile radius of the property is $123,933, $145,598 and $149,829, respectively.

Tenant	Ratings(2) Moody’s/S&P/Fitch	Tenant Summary(1) Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date(4)
Vadata, Inc. (DC-8)	Baa1 / AA- / NA	200,000	46.4%	9.58	45.5%	07/31/2024
Vadata, Inc. (DC-9)	Baa1 / AA- / NA	109,997	25.5%	10.01	26.2%	07/31/2024
Vadata, Inc. (DC-10)	Baa1 / AA- / NA	120,666	28.0%	9.87	28.3%	02/28/2025

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	The weighted average Base Rent PSF is $9.77 and includes rent steps effective August 2016 for the DC-8 and DC-9 leases and March 2017 for the DC-10 lease.
(4)	In the DC-8 building, the lease allows for four five-year renewal options, in the DC-9 building, the lease allows for four five-year renewal options and in the DC-10 building, the lease allows for four five-year renewal options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	2	309,997	72.0	3,016,719	71.7	309,997	72.0%	$3,016,719	71.7%
2025	1	120,666	28.0	1,190,735	28.3	430,663	100.0%	$4,207,454	100.0%
2026	0	0	0.0	0	0.0	430,663	100.0%	$4,207,454	100.0%
2027 & Beyond	0	0	0.0	0	0.0	430,663	100.0%	$4,207,454	100.0%
Total	3	430,663	100.0%	$4,207,454	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Vadata – Ashburn Data Center

Operating History and Underwritten Net Cash Flow(1)
	2015(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$4,086,452	$4,084,430	$4,549,430	$10.56	82.7%
Vacant Income	0	0	0	0.00	0.0
Gross Potential Rent	$4,086,452	$4,084,430	$4,549,430	$10.56	82.7%
Total Reimbursements	782,645	801,051	950,089	2.21	17.3
Net Rental Income	$4,869,096	$4,885,481	$5,499,519	$12.77	100.0%
(Vacancy/Credit Loss)	0	0	(274,976)	(0.64)	(5.0)
Effective Gross Income	$4,869,096	$4,885,481	$5,224,543	$12.13	95.0%
Total Expenses	$852,098	$845,378	$1,004,913	$2.33	19.2%
Net Operating Income	$4,016,998	$4,040,103	$4,219,630	$9.80	80.8%
Total TI/LC, Capex/RR	0	0	346,953	0.81	6.6
Net Cash Flow	$4,016,998	$4,040,103	$3,872,677	$8.99	74.1%
Occupancy(5)	100.0%	100.0%	95.0%
(1)	The Vadata - Ashburn Data Center loan is secured by data centers located in three buildings, each with a separate lease. The buildings were built between 2013 and 2015, therefore, 2013 and 2014 operating history is not available. The 2015 financials are annualized for the trailing 10-month period for the DC-10 building and represents the full year for the DC-8 and DC-9 buildings.

(2)	TTM column represents the trailing 12-month period ending March 31, 2016.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place includes future contractual rent step increases for the tenant totaling $341,976.
(5)	Historical Occupancy for 2013 and 2014 is unavailable as the properties were built between 2013 and 2015. The 2015 occupancy is as of December 31, 2015 and current occupancy is as of September 6, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146 of 151

Structural and Collateral Term Sheet	JPMCC 2016-JP3

Embassy Suites Busch Gardens Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset / Portfolio:	Single Asset
Original Principal Balance:		$27,540,000		Title:	Leasehold
Cut-off Date Principal Balance:		$27,540,000		Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:		2.3%		Net Rentable Area (Rooms):	247
Loan Purpose:		Refinance		Location:	Tampa, FL
Borrower:		Tucson Tampa LLC		Year Built / Renovated:	1998 / 2011
Sponsor:		Atrium Leveraged Loan Fund, LLC		Occupancy / ADR / RevPAR:	81.6% / $137.51 / $112.23
Interest Rate:		4.20000%		Occupancy / ADR / RevPAR Date:	6/30/2016
Note Date:		8/5/2016		Number of Tenants:	N/A
Maturity Date:		9/1/2026		2013 NOI:	$2,752,493
Interest-only Period:		36 months		2014 NOI:	$3,118,895
Original Term:		120 months		2015 NOI:	$3,712,917
Original Amortization:		360 months		TTM NOI (as of 6/2016):	$3,654,523
Amortization Type:		IO-Balloon		UW Occupancy / ADR / RevPAR:	81.6% / $137.51 / $112.23
Call Protection:		L(25),Grtr1%orYM(88),O(7)		UW Revenues:	$13,408,480
Lockbox:		Hard		UW Expenses:	$9,852,851
Additional Debt:		N/A		UW NOI:	$3,555,629
Additional Debt Balance:		N/A		UW NCF:	$3,555,629
Additional Debt Type:		N/A		Appraised Value / Per Room(1):	$38,500,000 / $155,870
				Appraisal Date:	6/1/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$111,498
Taxes:	$363,110	$33,010	N/A	Maturity Date Loan / Room:	$96,917
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	71.5%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(1):	62.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.20x
Other(2):	$0	Excess Cash	$8,335,312	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,540,000	100.0%	Payoff Existing Debt	$26,812,637	97.4%
			Closing Costs	364,253	1.3
			Upfront Reserves	363,110	1.3
Total Sources	$27,540,000	100.0%	Total Uses	$27,540,000	100.0%

(1)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as is” market value, which assumes an approximately $8.3 million property improvement plan (“PIP”) is completed in year one of the projection period to be funded out of property cash flow. The appraisal also provides for an “as complete” hypothetical value, which assumes that proposed renovations to the property, required under the related franchise agreement, have been completed. The full estimated cost to complete the PIP will be reserved for on an ongoing basis through a full excess cash flow sweep (“PIP FF&E Reserve”). The “as complete” value as of June 1, 2016 is $49.5 million, which results in a Cut-off Date LTV and Maturity Date LTV of 55.6% and 48.4%, respectively.
(2)	Other Monthly Escrows and Reserves includes ongoing deposits to the PIP FF&E Reserve account. The borrower is required to deposit, (i) on a monthly basis, 4.0% of gross revenues to the FF&E reserve account (of which, 3.0% of gross revenues is to be swept directly into the PIP FF&E Reserve) and (ii) on an ongoing basis, all excess cash into the PIP FF&E Reserve account until the earlier to occur of (a) the date on which the PIP work is completed in accordance with the franchise agreement to the franchisor’s satisfaction and (b) the date on which total collections for the PIP FF&E Reserve account exceed (x) the Required PIP Amount (as defined below) in the aggregate or (y) the Annual PIP Amount (as defined below). Total collections for the PIP FF&E Reserve account are capped at $2.0 million annually (the “Annual PIP Amount”) and approximately $8.3 million in the aggregate (the estimated cost to fully complete the PIP) (the “Required PIP Amount”). Atrium Leveraged Loan Fund, LLC, the nonrecourse carve-out guarantor, has delivered a PIP guaranty for any shortfall, after giving credit for certain excess cash flow amounts in the event of default and acceleration of the loan, in the Annual PIP Amount, including any additional costs as a result of any change in scope of the PIP. In addition, the nonrecourse carve-out guarantor is required to maintain at least $2.0 million in liquidity until the reserve fund is sufficient to cover the PIP costs. Other Monthly Escrows and Reserves also provides for monthly ground rent deposits in the event that the borrower fails provide evidence reasonably acceptable to the lender that each monthly ground rent payment is paid when due in accordance with the ground lease.

The Loan. The Embassy Suites Busch Gardens Hotel loan has an outstanding principal balance as of the Cut-off Date of $27.54 million and is secured by a first mortgage lien on the leasehold interest in the 247-room Embassy Suites Busch Gardens Hotel, a full service hotel located in Tampa, Florida. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The property was previously securitized as part of a larger hotel portfolio in the MLCFC 2006-3 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP3

Embassy Suites Busch Gardens Hotel

The borrowing entity for the Embassy Suites Busch Gardens Hotel loan is Tucson Tampa LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Atrium Leveraged Loan Fund, LLC, a Delaware limited liability company and affiliate of Atrium Holding Company (“Atrium”). Atrium is a hotel and asset management company headquartered in Alpharetta, Georgia. Atrium owns 51 properties representing approximately 13,876 rooms across 26 states and 13 flags including Hilton, Marriott and Renaissance. Ron Brown, the chief executive officer of Atrium, has over 30 years of experience in the hotel industry. Mr. Brown previously served as Chairman and President of Doubletree Hotels Corporation and subsequently as Chief Financial Officer of Starwood Hotels & Resorts from 1995 to 2003.

The sponsor purchased the property in 2005 as part of a broader $1.3 billion take-private transaction of John Q. Hammons Hotels, LP. From 2005 to 2015, the sponsor invested approximately $4.5 million ($18,032 per room) in the property. More recently, in conjunction with the renewal of its franchise agreement with Hilton, Atrium has committed to the completion of an approximately $8.3 million ($33,746 per room) PIP scheduled to be completed by the end of 2020. As detailed in the Escrows and Reserves table, the Embassy Suites Busch Gardens Hotel loan closed into a full excess cash sweep, to continue until the earlier to occur of (i) the completion of all PIP work in accordance with the franchise agreement to the satisfaction of the franchisor and (ii) total collections for the PIP FF&E Reserve account exceed the Required PIP Amount.

The Property. The Embassy Suites Busch Gardens Hotel is an eight-story, 247-room, full service hotel located in Tampa, Florida. The property was originally developed in 1998 and has undergone approximately $4.5 million ($18,032 per room) in capital expenditures between 2005 and 2015. The Embassy Suites Busch Gardens Hotel features a complimentary breakfast and the Mangroves Grille, a 92-seat restaurant offering lunch and dinner. Additionally, the hotel houses the 55-seat Oak Tree Lounge, which offers a piano bar and a big-screen television. The property has approximately 14,269 square feet of meeting space across six rooms, including an approximately 9,800 square foot ballroom. Additional amenities at the property include high-speed internet, a business center, a fitness center, a swimming pool, a spa, surface parking and a video arcade.

The property has 247 rooms, comprised of 134 king rooms and 113 double-double rooms. Standard guest room features include a work area with chair, nightstand, three-draw dresser, sofa chair, LCD flat screen TV, iron & ironing board, microwave, mini-refrigerator and coffee maker. The guest room suites feature additional living space and a pull-out sofa.

The Market. The Embassy Suites Busch Gardens Hotel property is located along Spectrum Boulevard, across the street from the University of South Florida, which currently has over 45,000 enrolled students. The area surrounding the property includes the University of South Florida campus, the H. Lee MOFFITT Cancer Center & Research Institute, the James A. Harley Veterans’ Hospital and the Busch Gardens theme park, a 335-acre theme park drawing over 4 million visitors annually. The property benefits from its proximity to several major roadways including East Fowler Avenue, Interstate 275 and Interstate 75. In addition to the highway system, Amtrak provides two daily routes from Tampa Union Station, including daily trains to Miami and New York City. The Tampa International Airport is situated approximately 17.5 miles from the property.

The Embassy Suites Busch Gardens Hotel is located approximately 11.0 miles from Raymond James Stadium, home of the NFL’s Tampa Bay Buccaneers and approximately 10.5 miles from Amalie Arena, home of the NHL’s Tampa Bay Lightning. According to the appraisal, the Tampa Bay Lightning’s owner plans to invest $1.0 billion in downtown Tampa, located approximately 10.0 miles from the property, to create a live, work, play and stay neighborhood. Additionally, Port Tampa Bay has plans for a $1.5 billion development to bring residential towers, offices, parkland and a hotel to Tampa’s cruise ship terminal. Port Tampa Bay, located approximately 10.0 miles from the property, is the largest port in Florida and ranks 16th by tonnage and 22nd by total trade in the nation.

According to CoStar, the estimated 2016 population within a one-, three- and five-mile radius is 6,118, 127,983 and 255,540, respectively, with an estimated median income within a one-, three- and five-mile radius of $32,517, $29,725 and $35,534, respectively. The appraisal identified one proposed hotel; an 84-room Hampton Inn opening in September 2016, approximately 2.2 miles from Embassy Suites Busch Gardens Hotel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Embassy Suites Busch Gardens Hotel

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Embassy Suites Busch Gardens Hotel(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	61.1%	$88.64	$54.15	85.7%	$111.42	$95.52	140.3%	125.7%	176.4%
2014	66.2%	$95.15	$63.03	89.0%	$114.98	$102.30	134.4%	120.8%	162.3%
2015	73.1%	$98.76	$72.20	86.2%	$132.67	$114.36	117.9%	134.3%	158.4%
TTM(5)	72.3%	$104.34	$75.43	81.6%	$137.51	$112.23	112.9%	131.8%	148.8%

(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Embassy Suites Busch Gardens Hotel property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data provided by Smith Travel Research. The competitive set contains the following properties: Clarion Hotel & Conference Center Tampa, Sheraton Hotel Tampa East, Courtyard Tampa North I 75 Fletcher, Hyatt Place Tampa Busch Gardens, Hampton Inn Suites Tampa North, La Quinta Inns & Suites Tampa Bay USF, Wingate By Wyndham Tampa, Hilton Garden Inn Tampa North, Holiday Inn Express & Suites New Tampa I 75, Embassy Suites Tampa Brandon, Holiday Inn Express & Suites Tampa USF and Springhill Suites Tampa North Tampa Palms.
(3)	Based on operating statements provided by the borrower.
(4)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the property.
(5)	TTM represents the trailing 12-month period ending on June 30, 2016.

Competitive Hotels Profile(1)
				2015 Estimated Market Mix			2015 Estimated Operating Statistics
		Year	Meeting		Meeting
Property	Rooms	Opened	Space (SF)	Commercial	and Group	Leisure	Occupancy	ADR	RevPAR
Embassy Suites Busch Gardens Hotel(2)	247	1998	14,269	30%	45%	25%	86.2%	$132.67	$114.36
Sheraton Hotel Tampa East	266	1987	30,000	20%	25%	55%	72.0%	$120.00	$86.40
Springhill Suites Tampa North Tampa Palms	127	2010	1,035	55%	25%	20%	75.0%	$105.00	$78.75
Holiday Inn Express & Suites Tampa USF	123	2008	980	15%	25%	60%	72.0%	$92.00	$66.24
Embassy Suites Tampa Brandon	147	2007	2,810	55%	25%	20%	84.0%	$125.00	$105.00
Holiday Inn Express & Suites New Tampa I 75	100	2003	2,016	15%	25%	60%	72.0%	$112.00	$80.64
Hilton Garden Inn Tampa North	148	2000	5,000	55%	30%	15%	72.0%	$100.00	$72.00
Hampton Inn Suites Tampa North	126	1997	312	55%	15%	30%	68.0%	$94.00	$63.92
Hyatt Place Tampa Busch Gardens	126	1997	1,200	50%	30%	20%	82.0%	$100.00	$82.00
Courtyard Tampa North I 75 Fletcher	81	1995	326	60%	10%	30%	80.0%	$108.00	$86.40
Clarion Hotel & Conference Center Tampa	255	1966	5,247	55%	15%	30%	60.0%	$60.00	$36.00
La Quinta Inn & Suites Tampa Bay USF	109	1997	800	35%	20%	45%	74.0%	$82.00	$60.68
Wingate by Wyndham Tampa	86	1998	625	30%	20%	50%	78.0%	$88.00	$68.64
Total(3)	1,694

(1)	Based on the appraisal.
(2)	2015 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.
(3)	Excludes the Embassy Suites Busch Gardens Hotel property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Embassy Suites Busch Gardens Hotel

Operating History and Underwritten Net Cash Flow
							% of Total
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	Revenue(3)
Occupancy	85.7%	89.0%	86.2%	81.6%	81.6%
ADR	$111.42	$114.98	$132.67	$137.51	$137.51
RevPAR(4)	$95.52	$102.30	$114.36	$112.23	$112.23
Room Revenue	$8,753,051	$9,197,348	$10,253,907	$10,062,625	$10,118,066	$40,964	75.5%
Food and Beverage Revenue	2,770,129	2,900,411	2,961,823	3,025,924	3,025,924	12,251	22.6
Other Departmental Revenue	233,720	284,334	340,115	264,490	264,490	1,071	2.0
Total Revenue	$11,756,900	$12,382,093	$13,555,845	$13,353,039	$13,408,480	$54,285	100.0%
Room Expense	$2,212,262	$2,476,866	$2,618,612	$2,591,546	$2,605,824	$10,550	25.8%
Food and Beverage Expense	1,689,467	1,623,162	1,658,542	1,598,653	1,591,868	6,445	52.6
Other Departmental Expense	105,473	68,667	77,133	83,290	83,290	337	31.5
Departmental Expenses	$4,007,202	$4,168,695	$4,354,287	$4,273,489	$4,280,983	$17,332	31.9%
Departmental Profit	$7,749,698	$8,213,398	$9,201,558	$9,079,550	$9,127,498	$36,953	68.1%
Operating Expenses	$3,629,023	$3,639,939	$3,954,651	$3,899,549	$4,017,467	$16,265	30.0%
Gross Operating Profit	$4,120,675	$4,573,459	$5,246,907	$5,180,001	$5,110,031	$20,688	38.1%
Management Fees	$355,293	$371,463	$406,675	$400,591	$402,254	$1,629	3.0%
Property Taxes	385,223	390,123	423,587	420,425	396,088	1,604	3.0
Property Insurance	103,374	133,221	107,032	118,742	167,020	676	1.2
Other Expenses	50,568	64,473	54,462	51,598	52,700	213	0.4
FF&E	473,724	495,284	542,234	534,122	536,339	2,171	4.0
Total Other Expenses	$1,368,182	$1,454,564	$1,533,990	$1,525,478	$1,554,402	$6,293	11.6%
Net Operating Income	$2,752,493	$3,118,895	$3,712,917	$3,654,523	$3,555,629	$14,395	26.5%
Net Cash Flow(4)	$2,752,493	$3,118,895	$3,712,917	$3,654,523	$3,555,629	$14,395	26.5%

(1)	TTM represents the trailing 12-month period ending on June 30, 2016.
(2)	Per Room values based on 247 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expense is based on their corresponding revenue line items.
(4)	Historical RevPAR for 2008, 2009, 2010, 2011 and 2012 was $101.18, $89.67, $81.50, $83.38 and $94.40, respectively, and Net Cash Flow was approximately $3,426,864, $2,324,295, $1,685,238, $1,870,549 and $2,618,230, respectively.

Property Management. The property is managed by Atrium Hospitality LP, a Delaware limited partnership and an affiliate of the borrower.

Franchise Agreement. The property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company. The current franchise agreement is effective as of August 5, 2016 for a term of approximately 17 years, with a final expiration date of January 31, 2033. The franchise agreement provides for a monthly program fee of 4.0% of gross room revenues and a monthly royalty fee of 4.0% of gross room revenues. The monthly royalty fee is subject to 0.5% increases on February 1, 2018, February 1, 2019 and February 1, 2024.

Sub-Ground Lease. The Embassy Suites Busch Gardens Hotel property is subject to a long-term sub-ground lease with the University of South Florida Research Foundation Incorporated. The lease commenced on November 30, 1995 and expires on November 7, 2081. The ground rent for the full term of the lease is $65,000, which was paid in full on November 30, 1995. University of South Florida Research Foundation Incorporated’s ground lease is with the Board of Trustees of the Internal Improvement Trust Fund.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas Vice President	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111

Avinash Sharma Executive Director	avinash.sharma@jpmorgan.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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